                                                                    Exhibit 10.3


     PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISION. SUCH PORTIONS ARE DESIGNATED "[* * *]."

     THIS FIXED POINT MICROWAVE SERVICES AGREEMENT is made and entered into as of the 1st day of December, 1997 (the "EFFECTIVE DATE"), by and between PathNet, Inc. ("PATHNET"), a Delaware corporation and Northeast Missouri Electric Power Cooperative ("INCUMBENT"), a Missouri corporation (collectively, the "PARTIES" and each, a "PARTY".

                                 W I T N E S S E T H:

     WHEREAS, PathNet is engaged in the business of creating high capacity, digital, microwave communications systems for purposes of marketing and selling the excess long distance telecommunications capacity created by such systems;

     WHEREAS, Incumbent is the owner and operator of an existing microwave telecommunications system that is used for critical communications in Incumbent's business;

     WHEREAS, Incumbent desires to engage PathNet as, and PathNet desires to act as, Incumbent's sole representative for the purpose of (i) installing, managing and operating a high capacity digital microwave system along Incumbent's current microwave paths, and (ii) marketing and selling any Excess Capacity (as defined below) created by such high capacity digital microwave system;

     WHEREAS, following the installation of the high-capacity, digital communications system described herein, Incumbent will be allocated capacity on channels from the Initial System (as defined below) for the necessary expansion and enhancement of Incumbent's internal communications and operational needs;

     WHEREAS, given the critical nature of the operational communications contemplated to be conducted by Incumbent through the high capacity digital microwave system to be installed by PathNet, the parties recognize that any interruption in Incumbent's communications service, other than as may be provided by the terms hereof, would be materially adverse to the public interest and could involve adverse public safety consequences;

     WHEREAS, the intentions of the parties hereto are to provide Incumbent with a reliable long-term communications capability;



     NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:



SECTION 1.     DEFINITIONS.

     1.1 DEFINITIONS As used in this Agreement, the following terms shall have the meanings indicated:

          1.1.1 1/0 MULTIPLEXER: Any device that multiplexes capacity between the DS-1 and the DS-0 levels.

          1.1.2 1 X 1: A microwave radio configuration consisting of a primary and a protect radio.

          1.1.3 AFFILIATE: With respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

          1.1.4 AGREEMENT: This Fixed Point Microwave Services Agreement, including the Schedules and Exhibits attached hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.

          1.1.5     ALARM AND EVENT REPORT:  As defined in SECTION 7.7 of
     SCHEDULE A.

          1.1.6     AMENDED SCHEDULE B:  As defined in SECTION 19.15.

          1.1.7     AS-BUILT DRAWING:  As defined in SECTION 4.1.4 of
     SCHEDULE A.

          1.1.8 AVAILABLE EXCESS CAPACITY: The total PathNet Excess Capacity available for use or sale on the System at any given time from Commissioning through the Expiration Date.

          1.1.9 AVERAGE SOLD EXCESS CAPACITY: The cumulative average of [(PathNet Excess Capacity - Available Excess Capacity)/PathNet Excess Capacity] taken as a percentage.

          1.1.10 BIT ERROR RATE: The number of received bits in error compared to the total number of bits received.

          1.1.11    BREACHING PARTY:  As defined in SECTION 18.2.3.

          1.1.12 BUSINESS DAY: Any day other than a Saturday, a Sunday, or a day on which the banking institutions in either New York, New York, or the city and state in which the principal executive offices of PathNet within the United States are located, are not open for business.

          1.1.13 CAPACITY EXPANSION: An increase in telecommunication channels a System is able to transmit, receive and transport above those created by the installation of the Initial System, achieved by an addition to or change in equipment.

          1.1.14 CAPACITY EXPANSION SCHEDULE: As defined in SECTION 7.1 of SCHEDULE A.

          1.1.15 CERCLA: Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 6901 ET SEQ., as amended.

          1.1.16    CHANNEL PLAN:  As defined in SECTION 1.1 of SCHEDULE A.

          1.1.17 COMMISSIONING: With respect to each path or Segment, the date on which the circuits of such path or Segment are available for service after completion of all required site acceptance testing on the Initial System or any Capacity Expansion.

          1.1.18    CUSTOMER AGREEMENTS:  As defined in SECTION 10.8.1.

          1.1.19    CUTOVER PLAN:  As defined in SECTION 4.1.1 of SCHEDULE A.

          1.1.20    DEFICIENCY LIST:  As defined in SECTION 5.7 of SCHEDULE A.

          1.1.21    DISPUTE:  As defined in SECTION 18.2.1.

          1.1.22 DROP AND INSERT: That process wherein a part of the information carried in a transmission system is demodulated (dropped) at an intermediate point and different information is entered (inserted) for subsequent transmission.

          1.1.23 DS-0: 64,000 bits per second; The world-wide standard speed for digitizing one voice conversation using pulse code modulation, which is approximately equivalent to a single voice or data channel.

          1.1.24    DS-1:  24 DS-0's.

          1.1.25    DS-3:  672 DS-0's or 28 DS-1's.

          1.1.26 EFFECTIVE DATE: As defined in the introductory paragraph of this Agreement or the date of any AMENDED SCHEDULE B, as the context indicates.

          1.1.27 ERROR FREE SECOND: Any one-second interval that does not contain a measurable bit error.

          1.1.28 ENCUMBRANCES: Any security interests, mortgages, liens, pledges, charges, claims, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and other encumbrances whether or not relating to the extension of credit or the borrowing of money. To "Encumber" shall mean to effect any Encumbrance.

          1.1.29 EQUIPMENT: Any and all digital microwave radios, radio components, cards, antennas, waveguides, multiplexers, software and other equipment or parts required for the operation of the System provided and installed by PathNet as set forth on EXHIBIT A-1 to SCHEDULE A.

          1.1.30 ERRORED SECONDS: Any one-second interval during which one or more bit errors occur.

          1.1.31    ESCROW AGREEMENT:  As defined in SECTION 5 .

          1.1.32 EXCESS CAPACITY: The PathNet Excess Capacity and the Incumbent Excess Capacity.

          1.1.33 EXISTING SYSTEM INVENTORY: As defined in SECTION 1.1 of SCHEDULE A.

          1.1.34 EXPIRATION DATE: The date on which this Agreement and the rights and obligations hereunder are terminated or expire in accordance with SECTION 3.

          1.1.35 FAA: The Federal Aviation Administration, or any other Federal agency at the time administering tower registration requirements and regulations.


          1.1.36 FACILITIES: Incumbent's towers, shelters, sites and all equipment owned by Incumbent relating to and used in association with such towers, shelters and sites for the purpose of operating the System.

          1.1.37 FAILED SECOND: Any one-second interval that has 1,544 bit errors at a DS-1 rate.

          1.1.38 FCC: The Federal Communications Commission, or any other Federal agency at the time administering the Communications Act of 1934, as amended, the Telecommunications Act of 1996, as amended and the rules and regulations promulgated thereunder.

          1.1.39 FCC CODE: The Communications Act of 1934, as amended, the Telecommunications Act of 1996, as amended and the rules, regulations and policies promulgated thereunder and related thereto.

          1.1.40    FIRST EXTENSION PERIOD:  As defined in SECTION 3.1.3.

          1.1.41    FORCE MAJEURE EVENT:  As defined in SECTION 17.3.

          1.1.42    FORM 415:  As defined in SECTION 11.1.1.

          1.1.43 FREQUENCY AVAILABILITY MODEL: As defined in SECTION 1.1 of SCHEDULE A.

          1.1.44 FREQUENCY DIVERSITY: A method of protecting a radio signal by providing a second radio signal on a different frequency, which will assume the radio signal load when the regular channel fails.

          1.1.45 GOVERNMENTAL AUTHORITY: Any nation or government, any state or other political subdivision thereof and any court, panel, judge, board, bureau, commission, agency or other entity, body or other person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.


          1.1.46    INCUMBENT:  As defined in the introductory paragraph.

          1.1.47    INCUMBENT DESIRED PATH:  As defined in SECTION 10.3.

          1.1.48    INCUMBENT ESTIMATED COSTS:  As defined in SECTION 4.1.2.

          1.1.49    INCUMBENT EXCESS CAPACITY:  As defined in SECTION 10.1.2.

          1.1.50    INCUMBENT ITEMS:  As defined in SECTION 4.1.1.

          1.1.51    INCUMBENT PAYMENT CAP:  As defined in SECTION 4.1.3.

          1.1.52    INCUMBENT REPRESENTATIVE:  As defined in SECTION 19.12.

          1.1.53    INITIAL PERIOD:  As defined in SECTION 3.1.2.

          1.1.54 INITIAL SYSTEM: The initial system with a 1 x 1 configuration which is comprised of the first 84 DS-1's (which is equivalent to 2,040 DS-0's) of the System and the System's 84 DS-1 protect channels.

          1.1.55 INTERCONNECTION: The point at which a private network is connected to (i) the PSTN, which can include IXC POPs, tandem access points, the central office, internet service providers, or major industrial customer points of presence or (ii) another private network.

          1.1.56 INTERFERENCE: Any measurable impairment in the performance of the System or the quality of the signals received or transmitted on the System.

          1.1.57 IXC: An inter-exchange carrier; a telephone company that provides long-distance telephone service between LATA's but not within any one LATA.

          1.1.58 JUDGMENT: Any order, judgment, writ, decree, award or other determination, decision or ruling of any court, judge, justice or magistrate, any other Governmental Authority or any arbitrator.

          1.1.59 LATA: Local Access and Transport Area; one of 161 local geographic areas in the United States within which a local telephone company may offer telecommunications services.

          1.1.60    LEASED PREMISES:  As defined in SECTION 6.1.

          1.1.61    LEASED PREMISES ENCUMBRANCE:  As defined in SECTION 6.10.

          1.1.62 LOSSES: Any and all losses, claims, shortages, damages, liabilities, expenses (including reasonable attorneys' and accountants' fees), assessments, tax deficiencies and taxes (including interest and penalties thereon) sustained, suffered or incurred by any third party arising from any matter which is the subject of indemnification under
     SECTION 15.

          1.1.63 MAINTENANCE SERVICES AGREEMENT: The Maintenance Services Agreement, by and between PathNet and Incumbent, as the same may be amended from time to time in accordance with its terms.

          1.1.64 MATERIAL ADVERSE EFFECT: Any event, fact, circumstance or occurrence, which results or would result in a material adverse change in or a material adverse effect on any of: (i) the condition (financial or otherwise), business, performance, operations, properties, or prospects of such Person; (ii) the legality, validity or enforceability of this Agreement; or (iii) the ability of such Person to perform its material obligations under this Agreement.

          1.1.65    MODIFICATIONS SOW:  As defined in SECTION 2.1 of SCHEDULE A.

          1.1.66 NETWORK MANAGEMENT SYSTEM: As defined in SECTION 7.6 of SCHEDULE A.

          1.1.67 NETWORK MONITORING CENTER: As defined in SECTION 7.5 of SCHEDULE A.

          1.1.68    NON-BREACHING PARTY:  As defined in SECTION 18.1.2.

          1.1.69    NOTICE OF ELECTION:  As defined in SECTION 16.3.

          1.1.70 OC-3 MULTIPLEXER: Any device that multiplexes capacity between the OC-3 and the DS-1 levels.

          1.1.71 ORDER WIRE: A service channel consisting of a 64,000 bit per second circuit between sites.

          1.1.72    OSHA:  The Occupational Safety and Health Act, as amended.

          1.1.73    OTHER AGREEMENTS.  As defined in SECTION 19.4.

          1.1.74 OUTAGE: When the Bit Error Rate in each second is worse than 10-3 for a period of ten (10) consecutive seconds.

          1.1.75 PART 101: Part 101 of Title 47 of the Code of Federal Regulations, as amended.

          1.1.76    PARTY:  As defined in the introductory paragraph.

          1.1.77    PATH STUDIES:  As defined in SECTION 1.1 of SCHEDULE A.

          1.1.78    PATHNET:  As defined in the introductory paragraph.

          1.1.79    PATHNET ESTIMATED COSTS:  As defined in SECTION 4.3.2.

          1.1.80 PATHNET EXCESS CAPACITY: At any given time, the telecommunications channels or DS-0's that the System creates, transports and receives, less the capacity allocated to Incumbent and to the protect channels pursuant to the Channel Plan, as amended from time to time.

          1.1.81    PATHNET ITEMS:  As defined in SECTION 4.3.1.

          1.1.82 PATHNET SOFTWARE: The software (including applications software and systems software) owned or licensed from a third party by PathNet or owned or developed by PathNet used to provide the services covered in this Agreement.

          1.1.83    PCN:  A Prior Coordination Notice sent pursuant to Part 101.

          1.1.84 PERMITS: Any and all authorizations, approvals, consents, licenses, permits, easements, certificates and other rights and permissions necessary to conduct such Person's business and to own, lease and operate such Person's properties as currently or as anticipated to be conducted, owned, leased or operated.

          1.1.85 PERSON: An individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, or other entity of any kind or any Governmental Authority.

          1.1.86 POP: Point Of Presence; The interconnection between any two facilities based networks.

          1.1.87    PROGRESS REPORT:  As defined in SECTION 4.1.2 of SCHEDULE A.

          1.1.88 PRE-COMMISSIONING TEST EQUIPMENT: All equipment required for the testing required to be performed on the System pursuant to SECTION 5 of SCHEDULE A, including, but not limited to, all required digital volt meters, optical power meters, oscilloscopes, RF signal generators, noise figure meters, noise figure test sets, RF variable attenuators, DADE adjust cables, receiver card extenders and extension cords.

          1.1.89    PRELIMINARY CONSTRUCTION SCHEDULE:  As defined in SECTION
     1.1 of SCHEDULE A.

          1.1.90    PROJECT DRAWINGS:  As defined in SECTION 1.3 of SCHEDULE A.

          1.1.91 PROJECT MANAGEMENT PLAN: As defined in SECTION 4.1.1 of SCHEDULE A.

          1.1.92    PROJECT SCHEDULE:  As defined in SECTION 4.1.1 of
     SCHEDULE A.

          1.1.93 PROTECTION CONFIGURATION: An engineering plan under which channel capacity is protected either on a fully redundant basis or on a 1 x n protection basis.

          1.1.94    PSTN:  Public Switched Telephone Network.

          1.1.95    QUARTERLY REVENUE REPORT:  As defined in SECTION 10.10.

          1.1.96    RCRA:  Resource Conservation and Recovery Act, 42 U.S.C.
     Section 9601 ET SEQ., as amended.

          1.1.97 REQUIREMENT OF LAW: With respect to any Person, all Federal, state and local laws, rules, regulations, Judgments, injunctions, standards, codes, limitations, restrictions, conditions, prohibitions, notices, demands or other requirements or determinations of a court or other Governmental Authority or an arbitrator, applicable to or binding upon such Person, any of its property or any business conducted by it or to which such Person, any of its assets or any business conducted by it is subject.

          1.1.98    REVENUE:  As defined in SECTION 10.11.4 .

          1.1.99    SECOND EXTENSION PERIOD:  As defined in SECTION 3.1.4.

          1.1.100 SEGMENT: The portion of a microwave communications network existing between two geographic points. For purposes of this Agreement, Segment A is the portion of Incumbent's microwave communications network between Sawyer and Thomas Hill, Missouri, as set forth in SCHEDULE B and any additional Segments added to the System pursuant to an AMENDED SCHEDULE B are identified as Segment B, Segment C, and Segment D, etc.

          1.1.101   SERVICES:  As defined in SECTION 8.1 .

          1.1.102 SEVERELY ERRORED SECONDS: Any one second interval where the Bit Error Rate is greater than or equal to 1 x 10-3 at a DS-1 rate regardless of the cause of degradation affecting the channel error performance including, but not limited to, unprotected equipment failures and any other factors that contribute to poor performance.

          1.1.103 SONET: Synchronous Optical Network; a family of fiber-optic transmission rates from 51.84 Mbps to 13.22 Gbps, created to provide the flexibility needed to transport many digital signals with different capacities and to provide a standard to which manufacturers may design.

          1.1.104 SPACE DIVERSITY: Protection of a radio signal by providing a separate antenna on the same tower to assume the radio signal load when the regular transmission path on the primary antenna fades, thereby ensuring continuous transmission.

          1.1.105 SPARE PARTS: The equipment and parts provided by PathNet to Incumbent pursuant to the performance of Incumbent's obligations under the Maintenance Services Agreement.

          1.1.106   SPECIFICATIONS:  As defined in SECTION 8.2.

          1.1.107   STATION LOG BOOK:  As defined in SECTION 6.2 of SCHEDULE A.

          1.1.108 SUBCONTRACTORS: Any firm, corporation, or person working directly or indirectly for a company that furnishes or performs a portion of the work, labor or material.

          1.1.109 SWITCHED MOD SECTION: A section of network between two adjacent back-to-back terminals.

          1.1.110 SYSTEM: The high capacity digital SONET microwave radio equipment, antenna, waveguide, Facilities, Network Management System, all other equipment and materials related thereto, and FCC licenses and other licenses and Permits related thereof, operated for the purpose of transmitting, receiving and transporting telecommunications signals over Incumbent's Segments set forth on SCHEDULE B.

          1.1.111   SYSTEM BUDGET:  As defined in SECTION 1.1 of SCHEDULE A.

          1.1.112   SYSTEM DESIGN:  As defined in SECTION 1.1 of SCHEDULE A.

          1.1.113 TECHNOLOGY: Inventions, ideas, processes, formulas, and know-how.

          1.1.114   TOWER ANALYSIS:  As defined in SECTION 1.1 of SCHEDULE A.

          1.1.115   VENDOR CREDIT ASSURANCES:  As defined in SECTION 4.5.1.


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

          1.1.116 WAYSIDE CHANNELS: The additional DS-1 of telecommunications capacity within each radio beyond the base OC-3 capacity.


     1.2 TERMS GENERALLY The definitions in SECTION 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "herein," "hereof," "hereto" and "hereunder" and words of similar import refer to this Agreement (including the Schedules and Exhibits) in its entirety and not to any part hereto unless the context shall otherwise require. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein or unless the context shall otherwise require, any references as of any time to the "certificate of incorporation," "articles of incorporation," "charter," "organizational or constituent documents", "operating agreement" or "bylaws" of any Entity, to any agreement (including this Agreement) or other contract, instrument or document or to any agreement statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a "day" or number and "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.


SECTION 2.     RELATIONSHIP OF THE PARTIES.

     2.1 LESSEE, INDEPENDENT CONTRACTOR, REPRESENTATIVE AND NETWORK MANAGER Incumbent shall appoint PathNet and PathNet shall serve in the following capacities during the term of this Agreement:

          (i) In the role of lessee, PathNet will lease from Incumbent an interest in Incumbent's sites and Facilities on which to build and operate the System. As consideration for such leasehold interest and the other rights and obligations set forth in this Agreement, PathNet will pay the consideration to Incumbent as set forth in SECTION 5.

          (ii) As an independent contractor, PathNet will serve as Incumbent's sole and exclusive representative in performing analytical pre-design and design services and installing, testing and ensuring the performance of the System, as well as any upgrades to such System in accordance with the terms and conditions set forth in SECTION 7 and in SCHEDULE A.

          (iii) As the exclusive representative for the marketing and sale of Excess Capacity for Incumbent, PathNet will market and sell the Excess Capacity created by System, as described in SECTION 10.

          (iv) In the role of a network manager, PathNet will serve as the point of contact for any Outage or trouble on the System and shall operate the Network Management System and the Network Monitoring Center as described in SECTION 8.6 and SECTION 7.7 of SCHEDULE A.

     2.2 NO JOINT VENTURE, ETC The Parties expressly disclaim any intention to create, and nothing herein shall be construed as creating, a partnership, joint venture, agency or employment relationship between PathNet and Incumbent.

     2.3  RESTRICTIONS ON ACTIONS OF INCUMBENT

          2.3.1 NO PARALLEL SYSTEM For the term of this Agreement, neither Incumbent, nor any Affiliate of Incumbent, shall operate parallel microwave telecommunications facilities or systems to those set forth in SCHEDULE B for the purpose of selling or otherwise providing any capacity on such parallel facilities or systems.

          2.3.2 NOTIFICATION AND RIGHT OF FIRST REFUSAL In the event any time after the Effective Date, Incumbent elects to construct or build a fiber path or paths anywhere along Incumbent's then existing system, Incumbent shall notify PathNet in writing of such intention to construct or build such fiber path or paths and PathNet shall have a right of first refusal to construct or build such fiber path or paths on behalf of Incumbent and to act as Incumbent's exclusive representative for the sale of excess capacity from such fiber path or paths, exercisable by PathNet by written notice to Incumbent to such effect within ninety (90) days of receipt of such notice by Incumbent. In the event Incumbent does not receive such notice from PathNet stating PathNet's intention to exercise such right of first refusal or any part thereof during such ninety (90) day period, Incumbent may engage any person to construct or build such fiber path or paths and to market and sell the excess capacity from such fiber path or paths; PROVIDED, HOWEVER, if Incumbent elects to construct or build any other fiber path or paths not described in the original notification to PathNet, Incumbent may not so construct or build such additional path or paths without first complying with the provisions of this SECTION 2.3.2.


SECTION 3.     TERM AND EXPIRATION.

     3.1  TERM, EXTENSION PERIODS, AND RENEWAL.

          3.1.1 TERM This Agreement shall commence on the Effective Date and shall be in full force and effect for the term as set forth in this
     SECTION 3.

          3.1.2 INITIAL PERIOD The initial period (the "INITIAL PERIOD") shall commence upon Commissioning and shall expire on the fifth (5th) anniversary of the Commissioning.

          3.1.3 FIRST EXTENSION PERIOD In the event the Average Sold Excess Capacity is at least ten percent (10%) during the Initial Period, the term of the Agreement shall be automatically extended for an extension period (the "FIRST EXTENSION PERIOD") commencing on the day after the expiration of the Initial Period and expiring on the tenth (10th) anniversary thereafter.

          3.1.4 SECOND EXTENSION PERIOD In the event the Average Sold Excess Capacity is at least ten percent (10%) during the Initial Period and the First Extension Period, the term of the Agreement shall be automatically extended for a second extension period (the "SECOND EXTENSION PERIOD") commencing on the day after the expiration of the First Extension Period and expiring on the tenth (10th) anniversary thereafter.

          3.1.5 RENEWAL Upon expiration of the Initial Period or any Extension Period thereof, this Agreement shall be automatically renewed for a one-year term, and at the end of such one-year term for additional one-year terms for each year thereafter, unless terminated by either Party upon written notice to the other Party delivered within the ninety (90) day period immediately before the end of the Second Extension Period or any such one-year term.

     3.2 NO UNILATERAL RIGHT TO TERMINATE Neither Party shall have the right to terminate this Agreement or any rights or obligations of either Party pursuant to this Agreement.


SECTION 4.     COSTS.

     4.1  INCUMBENT COSTS.

          4.1.1 INCUMBENT ITEMS Incumbent shall pay for the services, functions, materials and other items listed in SECTION 1 of SCHEDULE C (collectively, the "INCUMBENT ITEMS") in the manner set forth in SECTION 4.1.5.

          4.1.2 ESTIMATED COST OF INCUMBENT ITEMS On the Effective Date, the total estimated cost of the Incumbent Items is [* * *] (the "INCUMBENT ESTIMATED COSTS"). Subject to the Incumbent Payment Cap, the costs of such Incumbent Items and such Incumbent Estimated Costs are estimates and may be subject to increases or decreases.

          4.1.3 INCUMBENT PAYMENT CAP Incumbent shall pay an amount not to exceed [* * *] (the "INCUMBENT PAYMENT CAP") in the aggregate for the performance and completion of the Incumbent Items. The cost of Incumbent Items shall be accrued in accordance with generally accepted accounting principles. PathNet shall pay for all amounts incurred over the Incumbent Payment Cap in the completion and performance of the Incumbent Items. As soon as Incumbent is aware that Incumbent will pay an amount in excess of the Incumbent Payment Cap, Incumbent shall notify PathNet to that effect.

          4.1.4 EXPANSION OF SYSTEM. To allow for the expansion of the System beyond a 1x1 configuration, in addition to the Incumbent Items and the Incumbent Estimated Costs, Incumbent shall pay for any additional new shelters to be installed to replace existing shelters, even if such payments exceed the Incumbent Payment Cap. Incumbent also shall be responsible for payment of all costs relating directly or indirectly to the replacement of such shelters, in the event that PathNet expands the System beyond a 1x1 configuration and Incumbent shelters are insufficient to accommodate the expansion equipment.

          4.1.5 PAYMENT OF INCUMBENT ITEMS. Pursuant to the Escrow Agreement by and between PathNet and Incumbent substantially in form attached hereto as SCHEDULE D (the "Escrow Agreement"), on the Effective Date, Incumbent shall deposit in an escrow account, an amount equal to the Incumbent Estimated Costs which funds shall be disbursed to equipment vendors or service providers by PathNet, with Incumbent's approval, upon completion and performance of the Incumbents Items and PathNet receiving an invoice for such Incumbent Items. In the event at any time prior to completion of the Incumbent Items, the escrowed funds are depleted below ten percent (10%) of the Incumbent Estimated Costs, upon PathNet's request Incumbent shall place in escrow an additional amount equal to twenty percent (20%) of the Incumbent Estimated Costs which additional funds shall be disbursed to PathNet as of the cost of the completed of the Incumbent Items are actually incurred. In the event that any funds remain in escrow upon Commissioning of the Initial System such funds shall be returned to Incumbent.

     4.2 INCUMBENT OPERATING AND ADMINISTRATION COSTS Incumbent shall pay the operating and administration costs set forth in SECTION 2 of SCHEDULE C as such costs are actually incurred and become due and payable in the course of the Incumbent's performance of its obligations under this Agreement.

     4.3  PATHNET COSTS.

          4.3.1 PATHNET ITEMS PathNet shall pay for services, functions, materials and other items listed in SECTION 3 of SCHEDULE C (the "PATHNET ITEMS").

          4.3.2 ESTIMATED COST OF PATHNET ITEMS On the Effective Date, the total estimated cost of the PathNet Items is [* * *] (the "PATHNET ESTIMATED COSTS").

          4.3.3 NO CAP ON PATHNET ITEMS PathNet shall pay for all amounts incurred in completing the PathNet Items whether or not the cost of completing such items is less than, equal to or exceeds the PathNet Estimated Costs.

          4.3.4 PAYMENT OF PATHNET ITEMS To ensure payment of the PathNet Estimated Costs PathNet shall:

               (a) deliver to Incumbent vendor credit assurances (the "VENDOR CREDIT ASSURANCES"), which Vendor Credit Assurances shall establish and confirm, among other things, that PathNet has an adequate credit facility to acquire the Equipment and Services provided by such vendor; and

               (b) deliver to Incumbent the Escrow Agreement pursuant to which, among other things, (i) PathNet shall place in escrow funds in an amount equal to fifty percent (50%) the PathNet Estimated Costs less the cost of any equipment provided by the vendors referred to in the Vendor Credit Assurances, (ii) the escrow agent named in such Escrow Agreement shall disburse to PathNet the funds necessary to pay for the cost of the PathNet Items as such PathNet Items are completed and as PathNet receives invoices relating to such PathNet Items, (iii) in the event that PathNet fails to timely meet its payment responsibilities with respect to the PathNet Items, the escrow agent named in such Escrow Agreement shall disburse to Incumbent the funds necessary to cure such failure to pay by PathNet and (iv) such Escrow Agreement shall terminate upon Commissioning of the System and upon such termination any funds remaining in escrow, including any interest accrued on such funds shall be disbursed to PathNet.

     4.4 PATHNET OPERATING AND ADMINISTRATION COSTS PathNet shall pay for the operating and administration costs set forth in SECTION 4 of SCHEDULE C as such costs are actually incurred and become due and payable in the course of PathNet's performance of its obligations under this Agreement.

     4.5 CHANGE ORDERS This Agreement anticipates (i) future issuance of change orders for equipment and services beyond the scope of the Services and the items set forth on SCHEDULE C, and (ii) PathNet's provision of additional equipment and services in accordance with such orders. To the extent mutually agreed upon by the Parties, all such orders shall be deemed to be supplements to and governed by the terms of this Agreement; provided PathNet and Incumbent's Estimated Costs may be modified to reflect any agreed upon change orders.

SECTION 5.     CONSIDERATION

     5.1 CONSIDERATION PAID BY PATHNET. PathNet shall pay to Incumbent, as consideration for all the rights and Incumbent obligations set forth in this Agreement (including use of the Leased Premises):

          (i) commencing on Commissioning, an allocation of up to [* * *] of digital capacity, as set forth by the Parties in the Channel Plan; PROVIDED, that Incumbent and Incumbent's Affiliates use such allocation of DS-1's only for their own respective internal communications needs;

          (ii) commencing on the [* * *]; and

          (iii) commencing on the [* * *])


SECTION 6.     LEASEHOLD INTEREST.

     6.1 LEASE Incumbent shall lease to PathNet and PathNet shall lease from Incumbent an interest in each of Incumbent's sites and in the Facilities at such sites set forth on SCHEDULE B as is necessary for the performance of PathNet's rights and obligations under this Agreement (the "LEASED PREMISES").

     6.2 TERM OF LEASE The term of PathNet's interest in the Leased Premises and the Parties obligations under this SECTION 6, shall commence on the Effective Date and shall end on the Expiration Date.

     6.3  USE OF LEASED PREMISES.

          6.3.1 PEACEFUL ENJOYMENT, USE AND ACCESS Incumbent shall grant to PathNet the right to the peaceful use, enjoyment and possession of the Leased Premises during the term of this Agreement as required for the performance of PathNet's rights and obligations under this Agreement, which rights shall include, but not be limited to (i) the right to use Incumbent's Facilities and (ii) upon the reasonable request by PathNet, the right to full and free access to Incumbent's sites, Facilities and related equipment; PROVIDED, HOWEVER, any such access granted by Incumbent to PathNet shall be subject to the security, health and safety and other regulatory, procedural and policy requirements of Incumbent, as set forth in SECTION 6.5.

          6.3.2 INTERFERENCE During the term of this Agreement, Incumbent shall not license or otherwise permit any Person to use its Facilities if the use of such Facilities by such Person would cause any Interference on the System. As of the Effective Date, Incumbent shall not permit any Person to use its Facilities which use would in any way cause any Interference on the System. Notwithstanding the foregoing in the event any Person causes any Interference on the System, Incumbent shall use all best efforts to compel such Person to immediately take any and all steps necessary to correct and eliminate such Interference, including, without limitation, enforcing provisions in any license or other agreement between Incumbent and such Person and compelling such Person to cease operation of such Person's system, to remove such Person's equipment or materials or to modify such Person's equipment or materials. Incumbent acknowledges that any Interference shall cause irreparable harm to PathNet and the prompt cessation of

     Interference is material to PathNet's interest in the Leased Premises and PathNet's performance under this Agreement and, as such, PathNet shall be entitled to injunctive relief in the enforcement of this SECTION 6.3.2.

     6.4 VISITING AND EXITING FACILITIES Upon exiting any Facility at the Leased Premises, PathNet, on behalf of itself and its employees, agents and Subcontractors, shall ensure that such Facility is returned to the condition which existed immediately prior to such visit except for such maintenance and improvements performed during such visit.

     6.5  SECURITY, DRUG TESTING, SUBSTANCE ABUSE AND HEALTH AND SAFETY.

          6.5.1 SECURITY At the request of Incumbent, PathNet shall require its employees, agents and Subcontractors upon any site visit to comply with Incumbent's reasonable security procedures in effect as of the Effective Date, which procedures are attached hereto as SCHEDULE E. If and to the extent Incumbent requires PathNet employees, agents or Subcontractors to be escorted to Incumbent facilities, such requirements shall be explicitly set forth in SCHEDULE E. Notwithstanding the foregoing, Incumbent shall allow PathNet employees, agents or Subcontractors to bring any testing equipment, photographic equipment or both video and audio recording equipment necessary for the performance of PathNet's obligations under this Agreement.

          6.5.2 DRUG TESTING At the request of Incumbent, PathNet shall require its employees, agents and Subcontractors to submit to reasonable drug testing in accordance with Incumbent's drug testing policies and procedures in effect as of the Effective Date, which policies and procedures are attached hereto as SCHEDULE F.

          6.5.3 SUBSTANCE ABUSE POLICY At the request of Incumbent, PathNet shall require its employees, agents or Subcontractors to comply with Incumbent's reasonable substance abuse policies and procedures in effect as of the Effective Date, which policies and procedures are attached hereto as SCHEDULE G.

          6.5.4 HEALTH AND SAFETY At the request of Incumbent, PathNet shall require its employees, agents and Subcontractors to comply with Incumbent's reasonable rules and regulations governing the health and safety of its employees in effect on the Effective Date, which rules and regulations are attached hereto as SCHEDULE H.

          6.5.5 CLEARANCES AND OTHER REQUIREMENTS At the request of Incumbent, PathNet shall require its employees, agents or Subcontractors to
     (i) apply to Incumbent for any necessary reasonable clearances and (ii) comply with all other reasonable and applicable requirements, rules, regulations or ordinances regarding any Person's ability to have access to Incumbent's sites and Facilities, including, but not limited to, the Leased Premises, which requirements are set forth as SCHEDULE I.

     6.6. SUBLETTING PathNet shall not sublet its interest in the Leased Premises, in whole or in part, without the prior written consent of Incumbent; PROVIDED, HOWEVER, PathNet shall have the right to transfer and assign its rights or obligations under this Agreement to any successor or assign in accordance with SECTION 19.7.

     6.7  SURRENDER  Upon the expiration of the Agreement in accordance with
SECTION 3, PathNet shall peacefully and quietly surrender occupation of the Leased Premises to Incumbent, or Incumbent's successors and assigns, without delivery by Incumbent to PathNet of any notice to quit or demand for possession.

     6.8 COLOCATION Incumbent shall allow PathNet, at no additional charge, to colocate at Incumbent's sites all equipment necessary to support the Interconnections set forth on EXHIBIT A-6 to SCHEDULE A and any additional interconnections equipment that may be added by PathNet from time to time and at any time during the term of this Agreement, subject to the limitations set forth in SECTION 3 of SCHEDULE A.

     6.9 SUBORDINATION PathNet shall subordinate its interest in the Leased Premises to (i) all deeds of trust, deeds to secure debts, mortgages and other security instruments now or hereafter Encumbering all or any portion of the real property described on SCHEDULE B (each, a "LEASED PREMISES ENCUMBRANCE") and
(ii) any increases, renewals, modifications, consolidations, replacements and extensions of any such Leased Premises Encumbrance. In connection with such subordination of PathNet's interest in the Leased Premises to all Leased Premises Encumbrances, PathNet shall, as requested by Incumbent, within sixty
(60) days after the Effective Date, execute and deliver a commercially reasonable subordination, non-disturbance and attornment agreement with all Persons secured by such Leased Premises Encumbrances. PathNet shall, as requested by Incumbent, execute and deliver similar subordination, non-disturbance and attornment agreements with each future Person secured by a Leased Premises Encumbrance.

     6.10 REMOVAL OF EQUIPMENT PathNet shall, at Incumbent's request, remove any or all Equipment from Incumbent's Facilities within sixty (60) days after the Expiration Date. In the event PathNet fails to perform such requested removal within such sixty (60) day period, as determined by Incumbent in its sole discretion, Incumbent may restore each site to its condition as of Commissioning, (reasonable wear and tear and damage from the elements excepted), and PathNet shall promptly pay Incumbent all costs reasonably incurred by Incumbent for such removal and restoration.

     6.11 REMOVAL OF HAZARDOUS MATERIALS Within ninety (90) days after the Expiration Date, PathNet shall remove from Incumbent's sites any and all Hazardous Materials, which were brought to Incumbent's sites by PathNet during the term of this Agreement.

     6.12 SALE OF INITIAL SYSTEM Within ten (10) days after the expiration of the Second Extension Period, if any, PathNet shall, upon request by Incumbent, sell to Incumbent the radios and radio software relating to the Initial System for a purchase price of one dollar ($1.00).


SECTION 7.     PROGRAM MANAGEMENT AND PROJECT MANAGEMENT.

     7.1 PROGRAM MANAGER In connection with the Services and other services performed by PathNet under this Agreement, PathNet shall provide a Program Manager whose duties shall include (i) supervising the project through design, installation and operation, (ii) supervising the Project Manager, (iii) overseeing the Field Manager and the other PathNet personnel, (iv) coordinating the business operations of the System including the sale of Excess Capacity as set forth in SECTION 10, (v) ensuring the performance of PathNet's rights and obligations under this Agreement and (vi) coordinating with Incumbent to ensure the integrity of Incumbent's existing system through cutover.

     7.2 PROJECT MANAGEMENT FOR MODIFICATIONS In connection with the modifications of the Facilities set forth in SECTION 2 of SCHEDULE A, PathNet shall provide a Project Manager, a Field Manager, an Applications Engineer and a Project Engineer, each of whom shall have the duties as set forth in SECTION 7.4 with respect to such modifications of the Facilities.

     7.3 PROJECT MANAGEMENT FOR INSTALLATION In connection with the installation of the System set forth in SECTION 4 of SCHEDULE A, PathNet shall provide a Project Manager, a Field Manager, an Applications Engineer and a Project Engineer, each of whom shall have the duties as set forth in SECTION 7.4 with respect to such installation of the System.

     7.4 PATHNET PROJECT MANAGEMENT PERSONNEL The Project Managers, Field Managers, Applications Engineers and Project Engineers shall each have the duties as set forth below:

          (a) PROJECT MANAGER. Duties shall include ensuring the overall functional integrity of the delivered System, the preparation, amendment and adherence to a construction schedule, and compliance with PathNet's other obligations under SCHEDULE A.

          (b) FIELD MANAGER. Duties shall include the oversight and direction of all on-site activities, the coordination of all Subcontractors and all required communication with the Project Manager.

          (c) APPLICATIONS ENGINEER. Duties shall include the review and translation of the System configuration into specific hardware requirements, precise interface levels, intra and inter-rack cabling and all other necessary peripheral equipment, rack profiles and required Interconnection data.

          (d) PROJECT ENGINEER. Duties shall include the performance of all planning and support activities and a detailed site survey to gather data for development of the installation plan and testing plan.


SECTION 8.     SERVICES AND SYSTEMS SPECIFICATIONS.

     8.1  SERVICES.

          8.1.1 SYSTEM DESIGN, MODIFICATION, INSTALLATION, OPERATION AND PERFORMANCE PathNet and Incumbent shall perform their respective functions with respect to the design, modification, installation, operation and performance of the System as set forth on SCHEDULE A and in this SECTION 8 (the "SERVICES").

          8.1.2 UPGRADE OF SYSTEM In accordance with its performance of the Services, PathNet shall have the right to, at its own expense, upgrade the System and Equipment, and the System and Equipment operation policies and procedures, including, but not limited to, (i) replacing Equipment, (ii) adding newly available improved Equipment and (iii) modifying policies, procedures and specifications relating to the System, to conform such policies, procedures and specifications with new Technology or industry standards.

          8.1.3 INCUMBENT TRAINING PathNet shall provide to Incumbent the training as set forth on SCHEDULE J.

          8.1.4 PERFORMANCE OF THE SERVICES PathNet shall have the right to engage Subcontractors to perform any of the Services.

     8.2  SPECIFICATIONS.

          8.2.1 GENERAL PathNet and Incumbent shall perform the Services in accordance with any and all technical and operational specifications set forth in SCHEDULE A (the "SPECIFICATIONS").

          8.2.2     CHANNEL PLAN.

               (a) ORIGINAL CHANNEL PLAN. On the Effective Date, Incumbent shall deliver to PathNet a proposed T-1 channelization plan setting forth its proposed capacity needs at each site listed on SCHEDULE B. Such capacity shall in no event exceed the capacity granted to Incumbent by PathNet as consideration as set forth in SECTION 5 and shall be subject to Drop and Insert capacity at each Switched Mod Section. PathNet shall incorporate Incumbent's proposed channelization plan into the Channel Plan subject to the limitations set forth in this SECTION 8.2.2.

               (b) AMENDED CHANNEL PLAN. Incumbent shall have the right to modify its allocated capacity (as described in the Channel Plan) along the network any time after Commissioning, provided that sufficient Drop and Insert capacity exists between each Switched Mod Section using available Wayside Channels to effect such modification, by providing written notice to PathNet to such effect. Within ninety
          (90) days after receipt of any such written notice from Incumbent, PathNet shall make such modification to the configuration of the Channel Plan at no charge to Incumbent. Incumbent shall not reconfigure the Channel Plan in any manner other than as set forth in this SECTION 8.2.2..

          8.2.3 SPECIFICATIONS, STANDARDS AND INSPECTIONS In connection with the Services set forth in SECTION 2 and SECTION 4 of SCHEDULE A, PathNet shall comply with the following requirements:

               (a) REASONABLE EFFORTS. PathNet shall use commercially reasonable efforts to ensure that the modification of the System set forth in SECTION 2 of SCHEDULE A and the installation of the System set forth in SECTION 4 of SCHEDULE A occur as expeditiously as possible.

               (b) INDUSTRY STANDARDS. All Services and materials supplied pursuant to SCHEDULE A must meet or exceed all applicable Specifications. Where Specifications are not stated, such work performed and materials supplied will meet all applicable provisions of the following standards: (i) EIA RS-195 (latest edition), (ii) EIA/TIA-222 (latest edition), (iii) American Society of Testing Materials A 325 and A 572, (iv) the applicable sections of the National Electric Code, (v) the American National Standards Institute,
          (vi) ACI 318-83, (vii) ACI-305, (viii) ACI-306, (ix) OSHA 29 CFR 1910 and (x) all other applicable Federal, state and local regulations of all Governmental Authorities with jurisdiction; PROVIDED, HOWEVER, in the case of a conflicting requirement of standards, the more stringent standard shall apply.

               (c) SITE INSPECTIONS. During the performance of the Services, Incumbent shall allow PathNet to perform site inspections at any hour, on any day subject to the access limitations set forth in SECTION 6.5.1.

     8.3 MAINTENANCE OF THE SYSTEM. Within sixty (60) days after the Effective Date, Incumbent and PathNet shall execute and deliver the Maintenance Services Agreement. PathNet shall have the right to supplement at its own expense at any time, and from time to time, any maintenance performed on the System as determined by PathNet.


SECTION 9.     OWNERSHIP, DEPRECIATION AND ENCUMBRANCE OF SYSTEM.

     9.1  OWNERSHIP OF EQUIPMENT AND ASSETS.

          9.1.1 EQUIPMENT AND ASSETS OWNED BY INCUMBENT Incumbent shall own the equipment and assets relating to the System as set forth in SCHEDULE K.

          9.1.2 EQUIPMENT AND ASSETS OWNED BY PATHNET PathNet shall own the equipment and assets relating to the System as set forth in SCHEDULE K.

     9.2  DEPRECIATION OF EQUIPMENT.

          9.2.1 DEPRECIATION BY INCUMBENT Incumbent shall have the right to fully depreciate the equipment and assets currently owned or to be owned by Incumbent as listed in SCHEDULE K.

          9.2.2 DEPRECIATION BY PATHNET PathNet shall have the right to fully depreciate the equipment and assets currently owned or to be owned by PathNet as listed in SCHEDULE K.

     9.3  ENCUMBRANCE.

          9.3.1 INITIAL SYSTEM PathNet shall not Encumber the radios, radio software, antenna, waveguide multiplexers or any other equipment required to operate the Initial System in accordance with the Specifications.

          9.3.2 OTHER EQUIPMENT, MATERIALS, AGREEMENTS AND ASSETS PathNet shall have the right to Encumber (i) the Equipment used in any Capacity Expansion, (ii) the Revenue generated from the sale of Excess Capacity in accordance with SECTION 9, (iii) any Customer Agreement relating to the System, (iv) this Agreement and any related documents, instruments and agreements executed and delivered in connection with this Agreement and any rights or obligations hereunder or thereunder and (v) its leasehold interest in the Leased Premises.

          9.3.3 VENDOR REMEDIES Incumbent hereby acknowledges that pursuant to the Encumbrances granted by PathNet to certain equipment vendors or service providers or other lenders in accordance with SECTION 9.3.2, such vendors or providers shall have the right to assume and perform PathNet's rights and obligations under this Agreement and the other documents, instruments and agreements executed in connection hereto.

     9.4 TAXES The Parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows: (i) each Party shall be responsible for any personal or real property taxes on property it owns or leases, for franchise and privilege taxes on its business and for taxes based on its net income or gross revenue and (ii) PathNet shall be responsible for any sales, use, excise, value-added services, consumption and other taxes and duties payable by Incumbent on any goods and services used or consumed in providing the services to be performed by PathNet under this Agreement, where the tax is imposed on Incumbent's acquisition or use of such goods or services and the amount of the tax is measured by Incumbent's costs in acquiring such goods or services; PROVIDED, HOWEVER, that PathNet shall not be responsible for any Federal, state or local income taxes of Incumbent or any franchise taxes of Incumbent.

     9.5 SECURITY INTEREST IN INITIAL SYSTEM On the Effective Date, PathNet and Incumbent shall execute and deliver the Security Agreement substantially on the form attached hereto as SCHEDULE O, pursuant to which, among other things, PathNet shall grant Incumbent a security interest in the radio, radio software, antenna, waveguide, multiplexers and any other Equipment required to operate the Initial System.


SECTION 10.    EXCESS CAPACITY MARKETING AND SALES.

     10.1 EXCLUSIVE REPRESENTATIVE.

          10.1.1 PATHNET EXCESS CAPACITY PathNet shall have the exclusive right to market and sell any and all PathNet Excess Capacity.

          10.1.2 INCUMBENT EXCESS CAPACITY At any time and from time to time, Incumbent shall have the right to request in writing that PathNet serve as Incumbent's exclusive representative for the marketing and sale of all or any portion of the capacity allocated to Incumbent in accordance with the Channel Plan (the "INCUMBENT EXCESS CAPACITY"). Such written notice shall set forth, (i) that portion of the Incumbent Excess Capacity to be marketed and sold by PathNet, (ii) the length of time that such portion of the Incumbent Excess Capacity will be available to be marketed and sold, and (iii) that Incumbent acknowledges that such Incumbent Excess Capacity shall not be available for Incumbent's use during the time specified in such written notice. Upon receipt of such written notice PathNet shall serve as Incumbent's exclusive representative for the marketing and sale of such Incumbent Excess Capacity; PROVIDED, HOWEVER, that PathNet shall have the right, as determined by PathNet in its sole discretion, to sell the PathNet Excess Capacity on any path or Segment before selling the Incumbent Excess Capacity on such path or Segment.

          10.1.3 MARKETING FEE FOR SALE OF INCUMBENT EXCESS CAPACITY In the event PathNet sells any Incumbent Excess Capacity, PathNet shall receive a marketing fee in the amount of [* * *] of such Revenue).

          10.1.4 MARKETING AND SALE BY INCUMBENT Incumbent or any Affiliates of Incumbent shall not market or sell any Incumbent Excess Capacity or any capacity purchased by Incumbent pursuant to SECTION 10.3 to any third party without the prior written consent of PathNet; PROVIDED, HOWEVER, Incumbent may market and sell all or any portion of the Incumbent Excess Capacity or any capacity purchased by Incumbent pursuant to SECTION 10.3, to Affiliates of Incumbent for and only for such Affiliates' internal communications needs and not for resale to third parties.

     10.2 REFERRALS OF CUSTOMERS BY INCUMBENT Incumbent shall refer any potential third party customer of Excess Capacity to PathNet.

     10.3 PURCHASE OF AVAILABLE EXCESS CAPACITY BY INCUMBENT Incumbent shall have the right to purchase Available Excess Capacity on any path or Segment of the System (each such path or Segment being referred to herein as an "INCUMBENT DESIRED PATH"), at a price equal to either (i) the lowest price paid to PathNet for like capacity and for a similar term by any purchaser during the one hundred eighty
(180) days immediately preceding the purchase by Incumbent of capacity on such Incumbent Desired Path or (ii) if no PathNet Excess Capacity has been purchased on such Incumbent Desired Path during such one hundred eighty (180) day period, the last price paid for such Incumbent Desired Path; PROVIDED, HOWEVER, Incumbent shall in no event under clause (i) or clause (ii) above purchase more than twenty percent (20%) of the Available Excess Capacity on any Segment or path within the System at any given time.

     10.4 COMMERCIALLY REASONABLE EFFORTS PathNet shall use commercially reasonable efforts to obtain the best available price and terms in the marketing and sale of any Excess Capacity. PathNet shall not, now or in the future, guarantee any Revenue disbursements nor does PathNet warrant as to its ability to sell the Excess Capacity.

     10.5 SELLING PRICES FOR EXCESS CAPACITY Notwithstanding anything set forth herein to the contrary, PathNet shall have the right to (i) sell Excess Capacity at prices determined by PathNet to be appropriate on specific routes, which prices may be below or above current competitive market pricing, (ii) package the Excess Capacity in sales increments of DS-1's, DS-3's or OC-3's, or any other increments and (iii) aggregate the paths sold in various combinations, each as determined by PathNet in its sole discretion.

     10.6 BARTER ARRANGEMENTS Incumbent shall be permitted to barter Incumbent Excess Capacity for telecommunications capacity of other incumbents engaged by PathNet; PROVIDED, HOWEVER, PathNet shall have the right to approve any barter arrangement relating to Incumbent Excess Capacity, which approval shall not be unreasonably withheld. Neither PathNet nor Incumbent shall derive any fee from facilitating any such barter arrangements.

     10.7 ASSUMED NAME; TRADENAMES AND TRADEMARKS PathNet shall have the right to market Excess Capacity under its name or any other assumed name, tradename or trademark which PathNet is authorized to use for such purpose; PROVIDED, HOWEVER, PathNet shall not use any trademark or tradename of Incumbent or any Affiliate of Incumbent in written material for purposes of marketing any Excess Capacity without the prior written consent of Incumbent.

     10.8 CUSTOMER AGREEMENTS.

          10.8.1 AUTHORIZATION PathNet shall negotiate, execute and deliver, on behalf of itself and Incumbent, all agreements and arrangements ("CUSTOMER AGREEMENTS") for customers of Excess Capacity, which Customer Agreements shall contain, terms and conditions determined by PathNet in its sole discretion.

          10.8.2 APPROVAL AND CONSENT BY INCUMBENT If the terms of any Customer Agreement require the written approval or consent of Incumbent as a condition to the execution, delivery or performance, Incumbent shall promptly provide such written approval or consent.

          10.8.3 MODIFICATIONS TO SYSTEM In the event that any Customer Agreement requires that the System be modified in any way, PathNet shall ensure that any such modifications (i) shall not compromise the integrity and performance of the System in accordance with the Specifications and
     (ii) shall be made at no additional cost to Incumbent.

     10.9 MAINTENANCE OF BOOKS AND RECORDS AND AUDIT PROCEDURES.

          10.9.1 BOOKS AND RECORDS PathNet shall maintain and keep detailed and accurate books and records with regard to sales of Excess Capacity and the Revenue from such sales.

          10.9.2 INCUMBENT REVIEW AND AUDIT PROCEDURES No more than once during any consecutive twelve (12) month period, Incumbent shall be entitled to review and audit PathNet's books and records relating to the sale of Excess Capacity during business hours upon ten (10) days written notice to PathNet. Incumbent shall not have the right pursuant to this
     SECTION 10.9.2, to review or audit PathNet's corporate income statements, balance sheets or other forms of general corporate reporting, except that Incumbent shall receive a copy of an excerpt from PathNet's annual audit report that relates to the sale of excess capacity from its System. Incumbent shall not disclose, at any time before or after the Expiration Date, any information related to PathNet or PathNet's business obtained by Incumbent pursuant to a review or audit performed under this SECTION 10.9.2 unless such information has previously come into the public domain (other than through unauthorized disclosure) or except as required by law.

          10.9.3 EXPENSES OF INCUMBENT REVIEWS AND AUDITS Incumbent shall pay the cost of any such review or audit performed pursuant to SECTION 10.9.2.

          10.9.4 APPROVAL OF AUTHORIZED REPRESENTATIVE In the event that Incumbent hires an authorized representative of Incumbent to perform any such review or audit pursuant to SECTION 9.9.2, PathNet shall have the right to approve such authorized representative before any access is granted to such authorized representative to PathNet's books and records, which approval shall not be unreasonably withheld.

     10.10 QUARTERLY REVENUE REPORTS PathNet shall issue to Incumbent quarterly revenue reports substantially in the form of SCHEDULE L (each a "QUARTERLY REVENUE REPORT") within thirty (30) days after the end of each calendar quarter. Each such Quarterly Revenue Report shall be an unaudited statement produced by PathNet.

10.11     COLLECTION AND PAYMENT OF REVENUE.

          10.11.1 COSTS OF COLLECTION PathNet shall deduct any costs reasonably incurred by PathNet in connection with the collection of any and all revenue generated from the sale of Excess Capacity, including, but not limited to, the cost of any legal actions, collection fees, court proceedings, audits, or other enforcement actions. PathNet shall deduct such costs from gross revenue collected prior to the disbursement of such revenue to PathNet and Incumbent pursuant to SECTION 5 and SECTION 10.

          10.11.2 MAINTENANCE MONTHLY SERVICE CHARGES The amount of any Maintenance Monthly Service Charges (as such term is defined in the Maintenance Services Agreement) paid by PathNet to Incumbent pursuant to the Maintenance Services Agreement, shall be deducted from gross revenue collected prior to disbursement of such revenue to PathNet and Incumbent pursuant to SECTION 5 and SECTION 10.

          10.11.3 TAXES ON GROSS REVENUES The amount of any taxes on gross revenue paid by PathNet on behalf of Incumbent shall be deducted from any revenue to be disbursed to Incumbent prior to disbursement of such revenue as set forth in this SECTION 10.11.

          10.11.4 DEFINITION OF REVENUE For purposes of this Agreement, "REVENUE" shall mean the gross revenue generated from the sale of Excess Capacity actually collected less any deductions set forth in SECTION 10.11.1, SECTION 10.9.2 and SECTION 10.11.3.

          10.11.5 PAYMENTS TO INCUMBENT PathNet shall pay Incumbent its allocated portion of Revenue actually received from the sale of Excess Capacity within thirty (30) days after the end of each calendar quarter in accordance with the payment instructions set forth in SCHEDULE M.

          10.11.6 INTEREST EARNED ON UNDISTRIBUTED REVENUE PathNet shall retain any and all interest earned by PathNet on any Revenue collected but not yet distributed to Incumbent in accordance with SECTION 5 and SECTION 10.

          10.11.7 INCUMBENT'S ASSIGNEES OF REVENUES Incumbent shall have the right to designate other entities to receive its disbursements by written notice to PathNet to such effect; PROVIDED, HOWEVER, any such designation by Incumbent shall not relieve Incumbent of any tax liability resulting from its receipt of such disbursements pursuant to SECTION 5 and SECTION 10.


SECTION 11.    FCC LICENSES AND OTHER REGULATORY APPROVALS AND LICENSES.

     11.1 FCC RULES AND REGULATIONS.

               11.1.1    MICROWAVE RADIO STATION LICENSES.

                    (a) PREPARATION AND FILING OF FORMS 415. PathNet shall prepare and timely file all required Form 415, Applications for Authorization in the Microwave Services (each a "FORM 415"), or any successor forms, documents or instruments to such Form 415 as the FCC may prescribe, including but not limited to, the preparation or ordering of all frequency coordinations required pursuant to Schedule B and Schedule C of Form 415, in order to own, operate and sell the Excess Capacity of the System in accordance with the terms and conditions of this Agreement.

                    (b) IDENTITY OF LICENSEE. All Microwave Radio Station Licenses issued by the FCC relating to the System shall be licensed in the name of PathNet or a wholly-owned subsidiary of PathNet. Incumbent shall be permitted to continue to own and be licensed as a private microwave operator at the stations licensed to PathNet relating to the System, provided that (i) such private licenses are for different frequency pairs than those assigned to the System (including, but not limited to, any Capacity Expansion of the System) and (ii) such private licenses are permitted under the FCC Code.

                    (c) MAINTENANCE OF LICENSE. PathNet shall maintain in good standing each Microwave Radio Station License relating to the System, including, but not limited to, preparing and filing any required amendments to the Forms 415 relating to the System and submitting and filing any supplementary information as required by the FCC.

          11.1.2 COMMON CARRIER REPORTING OBLIGATIONS PathNet shall prepare and file all forms, reports, instruments, documents and agreements required by the FCC and FCC Code relating to PathNet's status as a "common carrier" under the FCC Code.

          11.1.3 TARIFF FILINGS PathNet shall prepare and timely file all tariff applications pursuant to 47 CFR 61.1, as amended, or any successor statute, rule or regulation and shall request and file all necessary waivers of such tariff requirements, as determined by PathNet in its sole discretion.

          11.1.4 FREQUENCY COORDINATION NOTICES During the term of this Agreement, PathNet shall prepare and send all required frequency coordination notices required under 47 CFR 101.103, as amended, or any successor statute, rule or regulation and shall respond as appropriate to all PCNs received by PathNet or Incumbent relating to the System.

          11.1.5 DELIVERY OF COPIES Upon Incumbent's request, PathNet shall provide to Incumbent a copy of all filings and submissions with the FCC, relating to the System within thirty (30) days of such request by Incumbent.

          11.1.6 ASSISTANCE IN PREPARATION OF LICENSE APPLICATIONS Upon request by PathNet and in a timely manner, Incumbent shall provide to PathNet all information necessary for the completion of all required filings and submissions with the FCC including, but not limited to Incumbent's authorized signature on any filings or other submissions to the FCC or any documents, instruments or agreements completed in connection with such filings and submissions.


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

          11.1.7 FUTURE CHANGES IN FCC REQUIREMENTS If FCC requirements relating to the Form 415, common carriers, frequency coordination or any other matters relating to the System change or are modified, PathNet shall be responsible for compliance with such new requirements including, but not limited to, the payment of any costs or fees associated therewith and Incumbent shall cooperate with PathNet with respect to such compliance; PROVIDED, HOWEVER, if the FCC establishes user fees regulatory fees, universal service fees, forfeitures or other such fees relating to the frequencies used in and the communications business conducted over the System, the cost of such additional fees shall be divided between PathNet and Incumbent, as determined by PathNet and Incumbent at such time.

          11.1.8 SPECTRAL LOADING REQUIREMENTS PathNet shall (i) ensure that the System, as licensed, shall comply with all spectral loading requirements set forth in 47 CFR 101.141, or any successor statute, rule or regulation or (ii) obtain a waiver of any or all of such requirements; PROVIDED, HOWEVER, if the System does not meet such spectral loading requirements and PathNet is unable to obtain a waiver of such requirements, PathNet shall have the right to modify the System to a hot-standby Protection Configuration until such time as the spectral loading requirements can be met.

          11.1.9 DEFAULT IN FCC LICENSE In the event that the FCC institutes a penalty against or fine imposed on PathNet, Incumbent, or the System, by a final, non-appealable order, due to non-compliance with any FCC requirements, PathNet shall promptly pay such penalty or fine (in the case such penalty or fine is instituted as the result of an act or omission on the part of PathNet) or Incumbent shall promptly pay such penalty or fine (in the event such penalty or fine is instituted as the result of an act or omission on the part of Incumbent).

     11.2 ZONING REQUIREMENTS Incumbent shall be responsible for compliance with all zoning requirements applicable to the System and its Facilities, including, but not limited to, the Leased Premises. Incumbent shall advise PathNet of zoning requirements, which, in the reasonable opinion of Incumbent, differ from those generally applicable to microwave facilities. PathNet shall provide to Incumbent all required information and shall cooperate with Incumbent in connection with Incumbent's compliance with all zoning requirements pursuant to this SECTION 11.2.

     11.3 BUREAU OF LAND MANAGEMENT REQUIREMENTS Incumbent shall be responsible for compliance with all United States Department of Interior Bureau of Land Management requirements applicable to the System and its Facilities, including, but not limited to, the Leased Premises. PathNet shall provide Incumbent with all requested information and shall cooperate with Incumbent in connection with Incumbent's compliance with such United States Department of Interior Bureau of Land Management requirements pursuant to this SECTION 11.3.

     11.4 TOWER REGISTRATION Incumbent shall ensure compliance with all FAA and FCC tower registration requirements including, but not limited to, the preparation of any filings with or the obtaining of any waivers or extensions from the FAA or FCC. Incumbent shall promptly notify PathNet of any deficiency on non-compliance with any such tower registration requirements, filings, waivers or extensions.


SECTION 12.    INSURANCE.

     12.1 DELIVERY OF CERTIFICATES OF INSURANCE Prior to the commencement of any Services by PathNet, PathNet shall deliver to Incumbent Certificates of Insurance relating to PathNet's Commercial General Liability Insurance Policy, Workers Compensation Insurance Policy, Automobile Liability Insurance and Excess Liability Insurance Policy.

     12.2 PATHNET INSURANCE COVERAGE During the term of this Agreement, PathNet shall maintain the types of insurance at the coverage limits set forth below:

          (a) WORKER'S COMPENSATION INSURANCE. Workers Compensation Insurance as required by laws and regulations applicable to and covering Persons performing the Services;

          (b) COMMERCIAL GENERAL LIABILITY INSURANCE. Commercial General Liability Insurance with a limit of not less than $3,000,000 per occurrence and $ 5,000,000 in the aggregate;

          (c) AUTOMOBILE LIABILITY INSURANCE. Automobile Liability Insurance, which includes coverage for non-owned and hired vehicles with a limit of not less than $1,000,000; and

          (d) EXCESS LIABILITY INSURANCE. Excess Liability Insurance with a limit of not less than $4,000,000.

     12.3 INCUMBENT INSURANCE COVERAGE Incumbent shall maintain insurance coverage on properties and operations of Incumbent to the extent necessary to permit PathNet to operate the System and perform its obligations in event of any property or operations damages or losses which coverage shall include general liability and other forms of insurance covering such risks as are usually insured against by prudent companies engaged in the business and activities in which the Incumbent is engaged, in amount which are adequate in relation to the business and properties of Incumbent, and all premiums to date have been paid in full.

     12.4 PROOF OF LICENSED SUBCONTRACTORS PathNet shall provide to Incumbent proof of licensing and certification of insurance for any Subcontractors engaged by PathNet to provide Services, during the term of such engagement.


SECTION 13.    SOFTWARE AND PROPRIETARY RIGHTS.

     13.1 PATHNET SOFTWARE PathNet retains all right, title and interest in and to PathNet Software. As of the Effective Date and pursuant to the PathNet Sublicense Agreement attached hereto as SCHEDULE N, Incumbent is granted a nonexclusive sublicense to use PathNet Software for the sole purpose of receiving the services pursuant to this Agreement. PathNet Software will be made available to Incumbent in such form and on such media as exists on the Effective Date, together with existing documentation and any other related materials. Incumbent shall not be permitted to use PathNet Software for the benefit of any entities other than PathNet without the prior written consent which may be withheld at PathNet's sole discretion. Except as otherwise requested or approved by PathNet, Incumbent shall cease all use of PathNet Software upon expiration of this Agreement.

     13.2 PROPRIETARY RIGHTS Incumbent acknowledges and agrees that all or portions of the information and materials, including but not limited to the PathNet Software and related documentation to be supplied by PathNet hereunder are owned by PathNet and/or others and are proprietary in nature. Incumbent also acknowledges and agrees that PathNet and/or its suppliers have and will retain all proprietary rights in such information and materials. Incumbent (i) shall respect such claim of proprietary right, (ii) shall protect such information at least to the extent that it protects its own proprietary information, (iii) shall not use such information except for the purposes for which its is being made available as set forth in this Agreement and (iv) shall not reproduce, print, disclose, or otherwise make said information available to any third party, in whole or in part, in whatever form.


SECTION 14.    REPRESENTATIONS AND WARRANTIES.

     14.1 REPRESENTATIONS AND WARRANTIES OF EACH PARTY Each Party hereby represents and warrants as follows:

          14.1.1 DUE INCORPORATION AND FORMATION; AUTHORIZATION OF AGREEMENTS; BINDING EFFECT Such Party is a corporation or partnership, as the case may be, duly formed or organized, and validly existing under the laws of its state of incorporation or organization, and has the corporate or partnership authority to own its property and carry on its business as owned and carried on as of the Effective Date. Such Party is duly licensed or qualified to do business and is in good standing (if applicable) in each jurisdiction in which the failure to be so licensed or qualified would have a Material Adverse Effect on such Party. Such Party has the corporate or partnership authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Party and this Agreement constitutes a legal, valid and binding obligation of such Party enforceable in accordance with its terms, subject as to enforceability to limits imposed by bankruptcy, insolvency or similar laws affecting creditors rights generally and the availability of equitable remedies.

          14.1.2 NO CONFLICT; NO DEFAULT Neither the execution or delivery of this Agreement by such Party, nor the performance of this Agreement by such Party or the consummation by such Party of the transactions contemplated hereby in accordance with the terms and conditions hereof:
     (i) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate or


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

     articles of incorporation or bylaws (or other governing documents) of such Party or any material agreement or instrument to which such Party is a party or by which such Party may be bound, (ii) will conflict with, violate or result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any interests or rights or require any consent, authorization or approval under any contract to which such Party is a party or by which such Party is or may be bound or to which any equity interest held by such Party or any of its material properties or assets is subject or (iii) will result in the creation or imposition of any Encumbrance upon any equity interest held by such Party or any of the other material properties or assets of such Party, other than Permitted Encumbrances.

          14.1.3 NO CONSENT No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority, domestic or foreign, is required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except those that have been obtained and are in full force and effect pursuant to Section 14.1.5, except that the approval of Rural Utilities Service, United States Department of Agriculture, is required on behalf of Incumbent.

          14.1.4 COMPLIANCE WITH LAWS AND REGULATIONS That the performance of such Party's obligations under this Agreement will not result in a violation in any respect of (i) any applicable Federal, state, local or foreign laws, ordinances, regulations, rulings and orders of government agencies applicable to its business in any respect the violation of which could have a Material Adverse Effect (including Requirements of Law relating to pollution, protection of the environment, releases or threatened releases of pollutants, contaminants, hazardous or regulated substances or wastes into the environment or (ii) any applicable order, Judgment, injunction, award or decree in any respect which could have a Material Adverse Effect on such Party.

          14.1.5 PERMITS Such Party has or will obtain all authorizations, approvals, consents, licenses, Permits and certificates (including, but not limited to all required approvals from the FCC) necessary to conduct their respective businesses and to own, lease and operate its properties as currently or anticipated to be conducted, owned, leased or operated, as the case may be, for which the failure to possess would result in a Material Adverse Effect. No violations are outstanding or uncured with respect to any such Permits and no proceeding is pending to revoke or limit any Permit.

          14.1.6 TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS Except as set forth on SCHEDULE K, such Party has, and will continue to have for the term of this Agreement as set forth in SECTION 3, good and marketable title to all the properties, interests in properties and assets, real, personal or mixed, necessary for the conduct of such Party's business and for the transactions contemplated by this Agreement (including, but not limited to, any rights of way, leasehold interests, easements, proofs of dedication and rights necessary for PathNet to perform its obligations hereunder without any Interference, provided that prevention of such Interference is within the reasonable control of Incumbent) free and clear of all Encumbrances of any kind or character, except

     (i) liens for current taxes not yet due and payable, (ii) Encumbrances securing taxes, assessments, governmental charges or levies or the Encumbrances of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, (iii) minor Encumbrances of a character that do not substantially impair the assets or properties of such Party or which will not have a Material Adverse Effect on such Party and (iv) first mortgage of Rural Utilities Service, United States Department of Agriculture on all assets of Incumbent.

          14.1.7 LABOR MATTERS Such Party has complied in all material respects with all applicable Federal, state and local laws and ordinances relating to the employment of labor, including the provisions thereof relating to wages, hours, employee benefit plans and the payment of social security taxes, and is not liable for any arrears of wages or any tax related thereto (except for currently accrued and unpaid wages and except for currently accrued withholding, payroll, unemployment and social security taxes payment of which is not overdue) or penalties for failure to comply with any of the foregoing, and neither has received a notice to the contrary from any Governmental Authority. Such Party has not suffered any strike, slowdown, picketing or work stoppage by any union or other group or employees affecting the business of such Party, and no such event or action is threatened.

          14.1.8 NO DISCRIMINATION Such Party currently subscribes and offers and will continue to subscribe and offer to all customers, employees, licensees, and invitees the opportunity to obtain all the goods, services, accommodations, advantages, facilities and privileges of such Party without discrimination because of race, creed, color, sex, age, national origin or ancestry, in accordance with all applicable Federal, state, and local laws relating to equal opportunity and discrimination.

          14.1.9 DISCLAIMER EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PATHNET NOR INCUMBENT MAKES ANY OTHER EXPRESS WARRANTY AND THERE ARE NO IMPLIED WARRANTIES WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT. PATHNET AND INCUMBENT HEREBY DISCLAIM THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

     14.2 REPRESENTATIONS AND WARRANTIES OF PATHNET.

          14.2.1 SERVICES PathNet warrants (i) that the Services will be performed in a workmanlike manner and (ii) that it has or will obtain agreements or arrangements with its employees, agents and Subcontractors sufficient to allow it to provide Incumbent with the Services;


SECTION 15.    DELIVERIES.


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

     15.1 DELIVERIES BY INCUMBENT On or before the Effective Date, Incumbent shall provide to PathNet (i) evidence of ownership by Incumbent of the sites set forth on SCHEDULE B or, in the event Incumbent leases such sites, evidence of Incumbent's leasehold interest in such sites and (ii) copies of all environmental reports, title reports, surveys, specified or legal access, and zoning Permits and licenses relating to the sites set forth on SCHEDULE B.


SECTION 16.    INDEMNIFICATION AS A RESULT OF THIRD PARTY CLAIMS.

     16.1 INDEMNIFICATION BY INCUMBENT Incumbent agrees to indemnify, defend and hold harmless PathNet and its Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

          (a) any claims of infringement of any patent, trade secret, copyright or other proprietary rights alleged to have occurred because of systems or other resources provided to PathNet by Incumbent.

          (b) any claims arising out of the untruth, inaccuracy or breach of any representation or warranty of Incumbent set forth in this Agreement.

          (c) the liability of PathNet for (i) any personal injury, disease or death of any person, (ii) damage to or loss of any property, money damages or specific performance owed to any third party (by contract or operation of law) or (iii) any fines, penalties, taxes, claims, demands, charges, actions, causes of action, assessments, environmental response costs, environmental penalties or injunctive obligations caused by, arising out of, or in any way incidental to, or in connection with, actions or omissions of Incumbent, its officers, directors, employees, Subcontractors or agents.

     16.2 INDEMNIFICATION BY PATHNET
 . PathNet agrees to indemnify, defend and hold harmless Incumbent and its Affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

          (a) Any claims of infringement of any patent, trade secret, copyright or other proprietary rights alleged to have occurred because of systems or other resources provided by Incumbent to PathNet.

          (b) Any claims arising out of the untruth, inaccuracy or breach of any representation or warranty of PathNet set forth in this Agreement.

          (c) The liability of Incumbent for (i) any personal injury, disease or death of any person, (ii) damage to or loss of any property, money damages or specific performance owed to any third party (by contract or operation of law) or (iii) any fines, penalties, taxes, claims, demand charges, actions, causes of action assessments, environmental response costs, environmental penalties or injunctive obligations caused by, arising out of, or in any way incidental to, or in connection with, actions or omissions of PathNet, its officers, directors, employees, Subcontractors or agents.

          (d) The liability of Incumbent arising out of any or all obligations to or contracts with customers to purchase Excess Capacity.

     16.3 INDEMNIFICATION PROCEDURES With respect to any third party claims, the following procedures shall apply:

          (a) NOTICE. Promptly after receipt by an entity entitled to indemnification under SECTION 16.1 or SECTION 16.2 of notice of the commencement or threatened commencement of any civil, criminal, administrative or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to any such Section, the indemnitee shall notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate damages attributable to such failure. Within fifteen (15) days following receipt of written notice from the indemnitee relating to any claim, but no later than ten (10) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the indemnitor elects to assume control of the defense and settlement of that claim (a "NOTICE OF ELECTION").

          (b) PROCEDURE FOLLOWING NOTICE OF ELECTION. If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that, (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and
     (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with the subsection (a) above, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim.
     In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election, if such amount was agreed to without the written consent of the indemnitor.

          (c) PROCEDURE WHERE NO NOTICE OF ELECTION IS DELIVERED. If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses.

     16.4 SUBROGATION In the event that an indemnitor shall be obligated to indemnify an indemnitee pursuant to SECTION 16.1 or SECTION 16.2, the indemnitor shall, upon payment of such


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


indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates.


SECTION 17.    LIABILITY OF THE PARTIES TO EACH OTHER.

     17.1 LIABILITY GENERALLY  Subject to the specific provisions of this
SECTION 16, it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the Non-Breaching Party as a result of the Breaching Party's failure to perform its obligations in the manner required by this Agreement and failure to cure such nonperformance as set forth in SECTION 18.1.2.

     17.2 LIABILITY RESTRICTIONS.

          (a) SUBJECT TO SUBSECTION (b) BELOW, IN NO EVENT, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT), SHALL A PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT OR CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

          (b) The limitations set forth in subsection (a) shall not apply with respect to: (i) damages occasioned by the willful misconduct or gross negligence of a Party, (ii) damages occasioned by a non-compliance with any Requirements of Law by either Party, (iii) damages occasioned by improper or wrongful termination of this Agreement or (iv) damages occasioned by a violation of SECTION 12 of this Agreement.

          (c) Each Party shall have a duty to mitigate damages for which the other Party is responsible.

          (d) Each Party shall be liable to the other Party for any actual damages as set forth in SECTION 16.1 only if, and to the extent that the aggregate of all losses arising from or in connection with any such failure to perform obligations in the manner required by this Agreement exceeds ten thousand dollars ($10,000.00), except with respect to any payment obligations set forth in SECTION 4.

     17.3 FORCE MAJEURE

          (a) No Party shall be liable for any breach, default or delay in the performance of its obligations under this Agreement (i) if and to the extent such default or delay is caused, directly or indirectly, by: fire, flood, earthquake, elements of nature or acts of God, riots, civil disorders, rebellions or revolutions in any country, changes in Requirements of Law relating to the System or to the sale of Excess Capacity, or any other cause beyond the reasonable control of such Party (a "FORCE MAJEURE EVENT"), (ii) provided the non-performing Party is without fault in causing such breach, default or delay, and such breach, default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, work around plans or other means.

          (b) In such event the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use its best efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within two (2) days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.


SECTION 18.    INFORMAL DISPUTE RESOLUTION; ARBITRATION.

     18.1 INFORMAL DISPUTE RESOLUTION.

          18.1.1 ROLE OF PROGRAM MANAGER. In the event Incumbent has a dispute, controversy or other complaint relating to PathNet's performance of PathNet's rights and obligations under this Agreement, Incumbent shall have the right to first contact the Program Manager to resolve such dispute, controversy or other complaint. If Incumbent is not satisfied with the resolution provided by the Program Manager, Incumbent may resort to the arbitration procedures set forth in this SECTION 18.

          18.1.2 NOTICE OF BREACH, CURE AND REMEDIES. In the event of a breach by either PathNet or Incumbent (the "BREACHING PARTY"), the other Party (the "NON-BREACHING PARTY") shall send by certified mail a written notice of such breach to the Breaching Party setting forth the specific allegations of such breach. Upon receipt of the notice of breach, the Breaching Party shall have thirty (30) days to cure such breach. In the event the Breaching Party fails to cure such breach, as determined by the Non-Breaching Party in its sole discretion, or the Breaching Party determines, in its sole discretion, that it has cured such breach, either the Breaching Party or the Non-Breaching Party may invoke the arbitration procedures set forth in SECTION 18.2 to resolve whether such breach has been cured.

     18.2 ARBITRATION.

          18.2.1 ARBITRATION; RESOLUTION OF DISPUTES. Subject to SECTION 18.1, any and all disputes and controversies between Incumbent and PathNet concerning the negotiation, interpretation, performance, breach or termination of this Agreement (each a "DISPUTE") shall be subject to resolution as set forth in this SECTION 18.

          18.2.2 SETTLEMENT DISCUSSIONS. Subject to SECTION 18.1, any Dispute shall be attempted to be resolved first through amicable settlement discussions and each Party shall bear its own costs of such settlement discussions. Each Party hereby agrees to use good faith efforts to reach a settlement through such amicable settlement discussions.

          18.2.3 REFERRAL TO BINDING ARBITRATION. In the event the Parties fail to reach a settlement of the Dispute pursuant to settlement discussions in accordance with SECTION 18.2.2, each Party shall have the right, but not the obligation, to refer such Dispute for final resolution by binding arbitration conducted in St. Louis, MO in accordance with the rules and procedures of the American Arbitration Association. Either Party may elect to require that the arbitration be administered by a panel of three (3) arbitrators and/or that any such arbitrators have expertise in the fields of telecommunications engineering or construction. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Cost of the arbitration, including, reasonable attorney's fees of both Parties, shall be borne by the Party as determined by such arbitrators.

          18.2.4 BINDING EFFECT. The Parties acknowledge and agree that (i) the award in any arbitration shall be final, conclusive and binding on the Parties and (ii) any such arbitration award be a final resolution of the Dispute between the Parties to the same extent as a final judgment of a court of competent jurisdiction.

          18.2.5 USE OF COURTS AND OTHER LEGAL REMEDIES. Each Party covenants and agrees that it shall not resort to any court for legal remedies concerning any Dispute other than to enforce a final decision by the arbitrators or for preliminary, interim or provisional equitable relief in aid of arbitration.

          18.2.6 APPLICABLE LAW. The arbitrator shall determine the claims of the Parties and render their final award in accordance with the governing law of this Agreement as set forth in SECTION 19.5.

          18.2.7 LIMITATION ON AWARDS. Arbitrators may not award (i) incidental, consequential or punitive damages in the resolutions of any Dispute and the Parties hereby waive all rights to and claims for monetary awards other than compensatory damages, except as provided in Section 16.2(d) of this Agreement, (ii) the right to terminate this Agreement or any of the rights and obligations hereunder except pursuant to SECTION 3.3, or (iii) any other right or remedy that contravenes the terms and conditions of this Agreement.

          18.2.8 PERIOD OF LIMITATIONS. In the event the Party claiming a Dispute does not institute binding arbitration within four (4) years after the commencement of settlement discussions pursuant to SECTION 18.2.2, such Party shall forever be barred from bringing a claim on the specific subject matter of such Dispute.


SECTION 19.    MISCELLANEOUS.

     19.1 NOTICES All notices pertaining to disputes arising from this Agreement shall be directed to a corporate entity or employee designated by the signatories as having full rights and responsibilities to address such issues. Notices under this Agreement shall be sufficient only if personally delivered by a commercial prepaid delivery or courier service or mailed by certified or registered mail, return receipt requested to a Party at its address set forth below or as amended by notice pursuant to this SECTION 19.1. All notices shall be delivered as follows:

          If to PathNet:
               Michael A. Lubin, Esquire
               Vice President and General Counsel
               PathNet, Inc.
               1015-31st Street. NW
               Washington, DC  20007
               Tel:  (202) 625-7284
               Fax:  (202) 625-7369

          If to Incumbent:
               Ralph Shaw, General Manager
               Northeast Missouri Electric Power
                 Cooperative
               P.O. Box 191
               Palmyra, MO  63461
               Tel:   (573) 769-2107
               Fax:  (573) 769-4358

     19.2 BINDING NATURE; ENTIRE AGREEMENT PathNet and Incumbent acknowledge that (i) each has read and understands the terms and conditions of this Agreement and agrees to be bound by such terms and conditions, (ii) this Agreement shall be binding on each of PathNet and Incumbent and their respective successors and assigns, (iii) this Agreement is the complete and conclusive statement of the agreement between the Parties, (iv) this Agreement supercedes any and all prior agreements and arrangements between the Parties and all understandings and agreements, oral and written, heretofore made between Incumbent and PathNet are merged in this Agreement which alone, fully and completely expresses their agreement on the subject matter of this Agreement and
(v) this Agreement sets forth the entire agreement on the subject matter hereof.

     19.3 AMENDMENT No modifications of, additions to or waiver of this Agreement shall be binding upon Incumbent or PathNet unless such modification, addition or waiver is in writing and signed by an authorized representative of each Party.

     19.4 SEVERABILITY Contemporaneously herewith, the Parties have entered into this Agreement (collectively, the "Other Agreement"). The Parties acknowledge and agree that (i) the terms and provisions of this Agreement are mutually interdependent, (ii) this Agreement and the Other Agreements are mutually interdependent, (iii) the consideration for entering into each provision of this Agreement and any or all of the foregoing agreements is indivisible, (iv) neither of the Parties would have entered into any of the foregoing agreements unless the other Party agreed to execute and deliver all of the foregoing agreements, (v) it would be contrary to the intention and bargain of the parties if, in the event of the bankruptcy of one of the Parties, such Party sought to assume some but not all of the provisions of this Agreement or some but not all of the foregoing agreements, (vi) it would be contrary to the intention and bargain of the Parties if, in the event of the bankruptcy of one of the Parties, such

Party sought to reject some but not all of the provisions of the Agreement or some but no all of the foregoing agreements, (vii) it would be contrary to the intention and bargain of the Parties if a court for any reason were to enforce some but not all of the provisions of this Agreement or were to hold some but not all of the provisions of this Agreement or were to hold some but not all of the provisions of this Agreement to be unenforceable, and (viii) it would be contrary to the intention and bargain of the Parties if a court for any reason were to enforce some but not all of the foregoing agreements or were to hold some but not all of the foregoing agreements to be unenforceable.

     19.5 GOVERNING LAW This Agreement, and the rights and obligations of the Parties hereunder, shall be governed and interpreted in accordance with the laws of the State of Missouri (other than the choice of law rules thereof).

     19.6 SURVIVAL Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive such termination or expiration and continue in full force and effect.

     19.7 ASSIGNMENT At any time and from time to time, PathNet shall have the right to assign this Agreement or any of PathNet's rights and obligations under this Agreement; provided, that in no event shall any such assignment relieve PathNet of its obligations under this Agreement. Incumbent shall not have the right to assign this Agreement or any of its rights and obligations hereunder without the prior written consent of PathNet, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, Incumbent may assign its rights and obligations, in whole but not in part, under this Agreement without the approval of PathNet, to any entity which acquires all or substantially all of the assets of Incumbent or to any subsidiary, Affiliate or successor in a merger or consolidation of Incumbent; provided, that in no event shall any such assignment relieve Incumbent of its obligations under this Agreement.

     19.8 WAIVER
 . Failure or delay on the part of Incumbent or PathNet to exercise any right, power or privilege under this Agreement shall not constitute a waiver of any right power or privilege of this Agreement.

     19.9 RECORDATION Each Party hereby acknowledges that this Agreement may be subject to recordation and the costs, fees or expenses associated with any such recordation shall be borne by the recording Party.

     19.10 GOOD FAITH RENEGOTIATION Notwithstanding anything set forth herein to the contrary, the Parties hereby agree that in the event a Governmental Authority issues a decision, order, rule or other rulemaking of any kind, which necessitates any modification or amendment to this Agreement, the Parties shall negotiate in good faith to modify or amend this Agreement to comply with such decision, order, rule or other rulemaking.

     19.11 CONFIDENTIAL TERMS AND CONDITIONS Incumbent shall not disclose, except as required by law or as set forth in SECTION 19.9, the terms and conditions of this Agreement to any third party.

     19.12 INCUMBENT'S DESIGNATED REPRESENTATIVE Incumbent shall on the Effective Date designate in writing a representative who shall have express authority to bind Incumbent with respect to all matters requiring Incumbent's approval or authorization in connection with this Agreement (the "INCUMBENT REPRESENTATIVE"). Such Incumbent Representative shall have the authority to make decisions and grant any and all consents required under this Agreement on behalf of Incumbent and PathNet shall be entitled to rely on any such decision or consent by the Incumbent Representative.

     19.13  PATHNET'S DESIGNATED REPRESENTATIVE   PathNet shall on the Effective
Date designate in writing a representative who shall have express authority to bind PathNet with respect to all matters requiring PathNet's approval or authorization in connection with this Agreement (the "PATHNET REPRESENTATIVE"). Such PathNet Representative shall have the authority to make decisions and grant any and all consents required under this Agreement on behalf of PathNet and Incumbent shall be entitled to rely on any such decision or consent by the PathNet Representative.

     19.14 OUTSOURCING In addition to, and not in place of, any rights of PathNet under this Agreement, PathNet shall have the right to engage third party Subcontractors to perform any or all of PathNet's rights and obligations under this Agreement, provided that PathNet requires all subcontractors to provide evidence of the same insurance coverages required herein of PathNet.

     19.15 UNION AND LABOR RELATIONS Incumbent is a non-union employer and with respect to any services performed by PathNet pursuant to this Agreement, Incumbent will not require PathNet to comply with all applicable labor or union-related agreements, regulations and ordinances and shall not require PathNet to join any union or other labor organization as a condition to performing services contemplated by this Agreement.

     19.16 EXECUTION OF AN AMENDED SCHEDULE B In the event that both Incumbent and PathNet elect to add additional Segments to the System, each of Incumbent and PathNet shall execute and deliver an "AMENDED SCHEDULE B" setting forth (i) the additional paths, sites and specific location information of the additional Segment or Segments, (ii) the consideration PathNet shall pay to Incumbent for such additional Segment (thereby amending SECTION 5.2 with respect to such additional Segment; PROVIDED, HOWEVER, SECTION 5 shall remain in full force and effect with respect to Segment 1 or any other existing Segment) and
(iii) the Incumbent Items, the amount of the Incumbent Estimated Costs and the method of payment of the cost of the Incumbent Items with respect to such additional Segment (thereby amending SECTION 4.1 and SECTION 1 of SCHEDULE C with respect to such additional Segment; PROVIDED, HOWEVER, SECTION 4.1 and
SECTION 1 of SCHEDULE C shall in any event remain in full force and effect with respect to Segment 1 or any other existing Segment.) PathNet's and Incumbent's rights and obligations under this Agreement will commence with respect to such additional Segment or Segments on the date of execution of such AMENDED SCHEDULE B by both Parties which date shall be deemed the "EFFECTIVE DATE" with respect to such Segment for purposes of this Agreement and each reference to SCHEDULE B in this Agreement shall be deemed to refer to such AMENDED SCHEDULE B.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written above.

                                   PATHNET, INC.


                                   By: /s/ Dave Schaeffer
                                      -------------------------------
                                   Name: Dave Schaeffer
                                   Title: Chairman


                                   NORTHEAST MISSOURI ELECTRIC
                                   POWER COOPERATIVE


                                   By: /s/ Ralph E. Shaw
                                      -------------------------------
                                   Name: Ralph E. Shaw
                                   Title: General Manager

                       INDEX OF SCHEDULES AND EXHIBITS TO
                    FIXED POINT MICROWAVE SERVICES AGREEMENT

SCHEDULE A: Services and System Specifications

            Exhibit A-1: System Equipment, Towers and Shelters

            Exhibit A-2: Manufacturers Specifications for Radios

            Exhibit A-3: Electricity and Power Specifications of the System

            Exhibit A-4: Incumbent Multiplexing Requirements

            Exhibit A-5: Equipment Shelters Specification and Design

            Exhibit A-6: Grounding and Lightning Protection Guidelines and
                         Specifications for Communications Shelters

            Exhibit A-7: Network Interconnections Schedule

            Exhibit A-8: PathNet Spurs and Incumbent Spurs

            Exhibit A-9: Form of Certificate of Acceptance

SCHEDULE B: Segment and Facilities

SCHEDULE C: Estimated and Operating Costs

            Exhibit C-1: Incumbent Estimated Costs

            Exhibit C-2: PathNet's Estimated Costs

SCHEDULE D: Form of Escrow Agreement

SCHEDULE E: Incumbent Security Procedures

SCHEDULE F: Incumbent Drug Testing Procedures

SCHEDULE G: Incumbent Substance Abuse Policy

SCHEDULE H: Incumbent Health and Safety Requirements

SCHEDULE I: Other Requirements of Incumbent

SCHEDULE J: Incumbent Training

SCHEDULE K: Ownership of System Equipment, Assets and Materials

SCHEDULE L: Form of Quarterly Revenue Report

SCHEDULE M: Incumbent Payment Instructions

SCHEDULE N: Form of PathNet Sublicense Agreement

SCHEDULE 0: Form of Security Agreement

                                   SCHEDULE A

                       SERVICES AND SYSTEM SPECIFICATIONS

      This Schedule A describes certain services and specifications that PathNet and Incumbent shall respectively perform. PathNet's and Incumbent's responsibilities with respect to particular Services and Specifications described in this Schedule A, if any, are specifically indicated where such Services and Specifications are described. PathNet's and Incumbent's payment responsibilities with respect to the Services and Specifications shall be as set forth in Section 4 and Schedule C.

SECTION 1. PRELIMINARY ENGINEERING STUDIES AND EVALUATION OF EXISTING SYSTEM.

      1.1 Preliminary Analysis. PathNet shall complete a detailed analysis of the existing microwave system operated by Incumbent along each Segment set forth in Schedule B and upon completion of such analysis shall deliver the results of such analysis to Incumbent. Such analysis shall include:

            (a) an inventory and survey of Incumbent's existing microwave sites and supporting facilities (the "Existing System Inventory");

            (b) microwave path studies and reliability analysis to provide performance data to serve as the engineering basis for the design of the System (the "Path Studies");

            (c) a preliminary evaluation of the probability of successfully coordinating frequencies on the System (the "Frequency Availability Model");

            (d) a determination of whether structural analysis of towers and loading factors (for metal towers only) is required and, in the event such structural analysis is required, the analysis of Incumbent's towers, including, but not limited to, the wind loading and weight requirements for the proposed antenna systems as well as any feedlines necessary to support the such antenna systems (the "Tower Analysis");

            (e) the design of the System (the "System Design") which System Design conforms with the terms and conditions of Section 3 of this Schedule A;

            (f) a detailed line item budget for the System (the "System
      Budget");

            (g) a proposed T-1 plan for channelization of the System the ("Channel Plan"); and

            (h) a preliminary construction management schedule for each replacement Segment (the "Preliminary Construction Schedule").

      1.2 Cooperation of Incumbent with Preliminary Analysis. Incumbent shall fully cooperate with PathNet in PathNet's performance of the preliminary analysis set forth in Section 1.1 of this Schedule A, including, but not limited to, providing to PathNet any requested information and documents relating to Incumbent or Incumbent's existing system.

      1.3 Project Drawings. Upon completion of the preliminary engineering studies and analysis and documentation as set forth in Section 1.1 of this Schedule A, PathNet shall deliver to Incumbent the following project drawings:
(i) a System layout drawing, (ii) the rack profiles, (iii) block drawings, and
(iv) equipment wiring drawings (collectively, the "Project Drawings.")

      1.4 Deliveries by Incumbent. Within thirty (30) days of the Effective Date, Incumbent shall deliver to PathNet (i) any existing tower drawings and specifications, inventory lists and other documents relating to the sites set forth on Schedule B necessary for PathNet to perform its obligations under this Agreement, (ii) the results of any structural, mechanical, and electrical inspections and reports relating to Incumbent's existing system facilities or sites, which have been performed pursuant to the requirements of any applicable Federal, state or local law or by Incumbent at its discretion and (iii) the names, addresses and contact persons of any consultants or Subcontractors engaged by Incumbent in connection with Incumbent's existing system, Facilities or sites and copies of any reports or documents produced by such consultants or Subcontractors.

SECTION 2. MODIFICATION TO EXISTING INFRASTRUCTURE

      2.1 Documentation. Upon completion of the preliminary analysis as set forth in Section 1.1 of this Schedule A, PathNet shall prepare and deliver to Incumbent a project management schedule and scope of work (the "Modifications SOW") setting forth a detailed plan to complete all required modifications of Incumbent's existing sites and Facilities necessary for the installation and operation of the new System in accordance with the terms and conditions of this Agreement. Incumbent shall have ten (10) days to either (i) approve by written notice to PathNet such Modifications SOW or (ii) deliver to PathNet a written list of Incumbent's suggested modifications to the Modifications SOW; provided, however, any such modifications to the Modifications SOW may not result in the cost of the Services and Specifications set forth in the Modifications SOW exceeding the cost of such Services and Specifications as set forth in Section 1 of Schedule C. PathNet shall review any such suggested modifications and incorporate any or all of such suggested modifications into the Modifications SOW. In the event Incumbent does not notify PathNet in writing within the prescribed time period, PathNet shall assume that Incumbent has granted such approval.

      2.2 Modifications Required. PathNet shall perform all of the modifications set forth in the Modifications SOW. Such modifications shall include the following:

            (a) any required modifications to the towers necessary to conform the towers to the Specifications;

            (b) any required modifications to the battery reserves necessary to conform the battery reserves to the Specifications and the installation of any required generators, in accordance with the Specifications;

            (c) any required modifications to the environmental control systems of the existing shelters necessary to conform such environmental control systems to the Specifications;

            (d) the provision of all necessary D.C. and A.C. power cable engineering for all racks, including, but not limited to, the installation of all necessary conduits required to carry D.C. and A.C. power, terminating cables and alarm cables and the installation of all necessary A.C. distribution and A.C. wiring as required to meet the Specifications;

            (e) the installation of all required new equipment shelters, or modification of existing equipment shelters, to conform to the Specifications;

            (f) the installation of all required liquid petroleum, diesel or natural gas lines from the existing liquid petroleum diesel or natural gas tank or source, as the case may be, to the new shelter in accordance with the Specifications;

            (g) any required modifications to the foundation of any of the towers, shelters or sites as set forth in the Tower Analysis;

            (h) any upgrades required to conform the sites and Facilities to local building code provisions and any other regulatory Requirements of Law, including, but not limited to, those related to health and safety;

            (i) the removal of any above or below ground obstructions or materials such as trees and power lines which may affect the performance of the System or other activities contemplated by this Agreement;

            (j) all required fence extensions and replacements;

            (k) any required modifications to the grounding and bonding Systems at each site to conform to the Specifications;

            (l) any required modifications to the pressurizing equipment to conform to the Specifications, including the pressurizing equipment manifolds and dehydrators; and

            (m) any other miscellaneous site work necessary to prepare Incumbent's sites for the installation and operation of the new System.

      2.3 Cooperation by Incumbent. Incumbent shall fully cooperate with PathNet and shall provide PathNet with all required assistance in completion of such obligations in PathNet's performance of its obligations under this Section 2 of this Schedule A.

      2.4 Maintenance of Modifications. Incumbent shall ensure that all modifications performed pursuant to this Section 2 of this Schedule A are maintained in accordance with the Specifications, including, but not limited to, the upgrade or replacement of any equipment and materials described in the Modifications SOW.

      2.5 Choice of Equipment Vendors and Service Providers.

            2.5.1 Engagement. In the event Incumbent proposes an equipment vendor or service provider directly in accordance with this Section 2.5 of Schedule A (i) PathNet shall have the right to approve any equipment vendors or service providers, which approval shall not be unreasonably withheld, (ii) all invoices, purchase orders or other bills relating to such equipment or services shall be sent to both PathNet and Incumbent and
      (iii) Incumbent shall not pay any such invoice, purchase order or bill without the prior approval of PathNet, which approval shall not be unreasonably withheld.

            2.5.2 Approval. Incumbent shall have the right to reasonably approve any Subcontractor engaged to perform the Services set forth in this
      Section 2 of Schedule A.

SECTION 3. DESIGN OF NEW SYSTEM

      3.1 Approval of System Design. Within ten (10) days after receipt by Incumbent of the System Design from PathNet, Incumbent shall either (i) deliver to PathNet written approval of such System Design or (ii) deliver to PathNet a written list of Incumbent's suggested design modifications. PathNet shall review any such suggested modifications and, in PathNet's sole discretion, incorporate some, all or none of such suggested modifications into the System Design. PathNet shall, within thirty (30) days of receipt of Incumbent's suggested modifications, deliver a revised System Design to Incumbent. In the event Incumbent fails to deliver to PathNet in writing its approval as set forth above within the prescribed time period, PathNet shall assume that Incumbent has approved such System Design.

      3.2 Modification of System Design. At any time and from time to time, PathNet shall have the right to modify the System Design upon written notice to Incumbent of such modifications, as new versions of Equipment used in the System may become available from manufacturers or software providers and as Technology is improved.

      3.3 System Technical Specifications. PathNet shall (i) design the System in accordance with the minimum network performance standards set forth in
Section 3 of this Schedule A, (ii) in each instance where reasonably possible, use the towers, antennas, waveguide, and other system components of Incumbent's existing system in the System Design and (iii) design the System to meet the following technical specifications:

            (a) Radio System Design. The active radio components of the System shall be designed to conform to the Specifications and the manufacturer specifications set forth in Exhibit A-2 to this Schedule A.

            (b) Radio Software Design. The software used to operate the radios shall conform to the Specifications and the manufacturer specifications set forth in Exhibit A-2 to this Schedule A.

            (c) Antenna and Frequency Specifications. The radio communications equipment shall transmit and receive on the frequencies as set forth in the System Design. All antenna reflectors used in the System shall conform to (i) Category A standards as defined by the FCC and (ii) the specifications set forth in any PCN relating to the System, and each high performance antenna shall be fitted with a radome. All antenna mounting hardware shall meet wind and loading requirements for the applicable county and shall substantially conform to EIA-222-F.

            (d) Tower Specifications. All towers shall substantially conform to
      (i) the EIA/TIA-222-F-1991, Structural Standards for Steel Antenna Towers and Antenna Supporting Structures, 1996, (ii) EIA/222-F Specifications for loading for the appropriate county, and (iii) any other required FCC and FAA rules and regulations.

            (e) Waveguide Specifications. Waveguide used in the System specified for transmission line shall be of a premium grade to ensure minimum return.

            (f) D.C. Power Requirements. The radio components of the System shall be powered by 48 volts DC with at least eight (8) to ten (10) hours of battery capability (assuring less than twenty (20) amp loads for Incumbent Equipment), and all necessary chargers, distribution systems and transfer switches for generators as set forth in Exhibit A-3 to this Schedule A.

            (g) A.C. Power Requirements. A.C. electrical power required by the System shall be consistent with local requirements and the usage at each of the sites set forth in Schedule B and shall be 120/240 volt single phase 200 amp service as set forth in Exhibit A-3 to this Schedule A.

            (h) Bonding and Grounding Specifications. The System and all associated electrical components shall be grounded and bonded to current EIA and IEEE specifications and in accordance with the Specifications set forth on Exhibit A-6 to this Schedule A.

            (i) Order Wire Specification. Each equipment shelter shall be equipped with an Order Wire and a handset, which will be used as a talk circuit for System operation and maintenance purposes and which will be carried by PathNet as part of the System payload.

            (j) Diagnostic Circuit. Each equipment shelter shall be equipped with a diagnostic circuit that will be used to connect each such shelter and the Equipment housed in such shelter to the Network Management System.

            (k) Multiplexing from OC-3 to DS-1 Level. The System Design shall provide for any required multiplexing of the OC-3 to the DS-1 level at each site using an OC-3 Multiplexer.

            (l) Multiplexing from DS-1 to DS-0 Level. Within thirty (30) days after the date hereof, Incumbent shall deliver to PathNet a Schedule substantially in the form of Exhibit A-4 to this Schedule A setting forth Incumbent's multiplexing requirements. Upon receipt of such Exhibit A-4 to this Schedule A, PathNet will reflect in the System Design the requested multiplexing of the DS-1 to the DS-0 level at each site using a 1/0

      Multiplexer subject to limitations in Drop and Insert Capacity between each Switched Mod Section using available Wayside Channels.

            (m) Wayside Channels. Incumbent or PathNet as reflected in the System Design, as determined by PathNet in its sole discretion, shall use the Wayside Channels.

            (n) Spectral Loading Requirements. The System shall meet the then current FCC requirements of spectrum efficiency outlined, 47 C.F.R. 101 and any successor rule or regulation.

            (o) Capacity of System. The System shall be comprised of, at a minimum, 3 DS-3 capability and will have a 1 x n protection switch allowing for upward migration to a minimum of 1 x 7 protection. The capacity of the System may be expanded to a 2 x 14 protection level, using additional spectrum or crossband filters, provided, such Capacity Expansion does not degrade the System below the performance standards set forth in this Section 3 of this Schedule A.

            (p) SONET Architecture. The digital microwave radios used in the System shall operate under a SONET format.

            (q) Shelters Design. A proposed building layout for the new shelters to be constructed and shall be as set forth in Exhibit A-5 to this Schedule A and shall comply with all applicable local laws, regulations and ordinances. The building layout for existing shelters to be modified shall be as set forth in the drawing as set forth in Exhibit A-6 to this Schedule A.

            (r) Channel Plan. The System shall be designed such that Incumbent and PathNet shall be allocated capacity as set forth in the Channel Plan and Section 7.2.2.

            (s) Interconnections Limitations. The System shall have no more than four (4) Interconnections per LATA. No more than two (2) of such Interconnections shall be to other segments of the PathNet network created from facilities of other Persons and no more than two (2) of such two Interconnections shall be to the PSTN. At each Interconnection site, there shall be no more than two (2) additional antennas used solely for such Interconnection purposes. Interconnections may be by microwave or other media. To the extent PathNet develops spurs, PathNet shall notify Incumbent, in writing, of its intention to develop any such spur at least thirty (30) days before the Commissioning of such spur. To the extent Incumbent develops spurs for its own connectivity purposes, Incumbent shall notify PathNet, in writing, of its intention to develop any such spur at least thirty (30) days before the Commissioning of such spur.

            (t) Protection Switching Requirement. Power, radio, and multiplexing equipment shall be redundant with automatic protection switching to minimize Outages as a result of equipment failure.

            (u) Generator Requirements. Generators shall be required at all sites with a history of power outages, all sites that are difficult to access and any other sites as determined by the Parties.

            (v) System Integration. The System shall be integrated into the total PathNet telecommunications network as set forth in the System Design.

            (w) Transmission Line Requirements. One (1) or more transmission lines shall be connected to each antenna and such lines will be anchored firmly to the tower in accordance with the manufacturer's recommendation.

            (x) Equipment Rack Specifications. Each equipment rack shall be firmly anchored to the floor, and the overhead channel iron or the adjacent racks.

            (y) Environmental Control of Shelters. Equipment shelters shall be environmentally controlled to standards, between 55(degree) and 80(degree) and shall be maintained within the desired humidity range, as set forth in the manufacturer's specifications in Exhibit A-2 to this Schedule A and as set forth in Exhibit A-5 to this Schedule A.

            (z) Spurs. The System shall be designed to allow the build-out of spurs set forth on Exhibit A-7 to this Schedule A from the backbone network for PathNet's and Incumbent's own network and internal communications purposes.

            (aa) Network Management System. The System Design shall include the Network Management System that complies with the specifications set forth in Section 7.6 of this Schedule A.

            (bb) Fuel Tanks and Lines. All liquid petroleum, diesel and natural gas tanks and lines required shall meet all applicable environmental and health and safety standards and Requirements of Law.

            (cc) Pressurizing Equipment. The System Design shall include all required pressurizing equipment, manifolds and dehydrators.

      3.4 System Performance Criteria

            3.4.1 Availability. The System shall be designed to meet or exceed the long haul objective of 99.98% availability on an annual basis for a 4,000 mile system, which is equivalent to a one way system Outage of less than 0.4 seconds, per mile, per year.

            3.4.2 Circuit Acceptance Level. The System shall be designed such that any continuous five hundred (500) mile segment of the System during any consecutive twenty-four hour period shall have no more than one (1) Errored Second, shall have 99.998% Error Free Seconds and shall have no Severely Errored Seconds, measured at the DS-1 level.

SECTION 4. INSTALLATION AND CONSTRUCTION

      4.1 Documentation.

            4.1.1 Project Management Plan, Project Schedule and Cutover Plan. Upon approval of the System Design, PathNet shall deliver to Incumbent (i) a plan of the respective responsibilities of each Party and other related items relating to the construction and installation of the System (the "Project Management Plan"), (ii) a schedule for the installation of the System (the "Project Schedule"), and (iii) a schedule for the cutover of the System (the "Cutover Plan"). Incumbent shall have ten (10) days to either (i) approve by written notice to PathNet such Project Management Plan, Project Schedule and Cutover Plan or (ii) deliver to PathNet a written list of Incumbent's suggested modifications to such Project Management Plan, Project Schedule and Cutover Plan, as the case may be. PathNet shall review any such suggested modifications and incorporate any or all of such suggested modifications into the Project Management Plan, Project Schedule and Cutover Plan, respectively. In the event Incumbent does not notify PathNet in writing of its approval or suggested modifications of the Project Management Plan, Project Schedule and Cutover Plan as set forth above within the prescribed time period, PathNet shall assume that Incumbent has granted such approval.

            4.1.2 Installation Reports. After installation has begun and continuing until Commissioning, PathNet shall provide to Incumbent a bi-weekly progress report (each a "Progress Report") setting forth, (i) a description of the work performed during the immediately preceding period,
      (ii) a list of any material deviations from the proposed schedule of work and (iii) an analysis of such deviations with respect to their impact upon the timely deployment of the System.

            4.1.3 Changes to Drawings. In the event that during the process of Installation any of the Project Drawings delivered pursuant to Section 1.3 of this Schedule A require any modifications, PathNet shall make any such modifications to such Project Drawings, shall deliver the revised Project Drawings to Incumbent, and shall place a copy of such revised Project Drawings at each site.

            4.1.4 As-Built Drawings. Upon completion of each phase of installation as set forth in the Project Schedule, PathNet shall deliver to Incumbent an as-built drawing of the System (each an "As-Built Drawing") and shall incorporate the final As-Built Drawing into the appropriate equipment manuals.

      4.2 Installation by PathNet. PathNet shall construct and install the System as set forth below and in accordance with this Schedule A and the documents and schedules prepared and delivered pursuant to this Schedule A.

            (a) Radios. PathNet shall furnish and install the digital radios that meet the Specifications.

            (b) Antennas and Frequencies. PathNet shall furnish and install (i) the antennas that meet the Specifications and (ii) any required antenna mounting hardware to secure such antennas to the towers in accordance with the Specifications.

            (c) Waveguide Bridge and Supports. PathNet shall furnish and install
      (i) waveguides that meet the Specifications, (ii) new waveguide bridges on two faces of the existing towers and (iii) all additional supports required of the waveguide from the tower to termination inside the shelter.

            (d) Bonding and Grounding. PathNet shall furnish and install all required ground kits in accordance with the Specifications, including, but not limited to, waveguide ground kits at the antenna, the bottom of the tower and at the entry port of the shelter, tower anchor grounding kits, and ground wire rings for the shelters.

            (e) Moving Company. During installation of the System, PathNet, or a full service moving and warehousing company hired by PathNet, shall handle the pick up of necessary equipment for temporary warehousing in all required areas at and near the installation sites.

            (f) Order Wire. PathNet shall furnish and install an Order Wire at each site in accordance with the Specifications and shall establish Order Wire connectivity, including, but not limited to, connectivity to all necessary external interfaces.

            (g) OC-3 Multiplexers. PathNet shall furnish and install all required OC-3 Multiplexers to the DS-1 level as set forth in Section 3 of this Schedule A.

            (h) Channel Plan. PathNet shall perform cross-connects of T-1 lines in accordance with the Channel Plan and the Specifications.

            (i) Interconnection Placement. PathNet shall furnish and install connecting facilities from the System to the PSTN, including but not limited to connections to POP's of purchasers of Excess Capacity and PathNet shall furnish and install all cables required to interconnect project equipment within the System.

            (j) Transmission Lines. PathNet shall (i) furnish and install all required transmission lines on the towers, (ii) route such transmission lines to the equipment racks in the shelters, (iii) connect both ends of such transmission lines and (iv) interface such transmission lines to the radio equipment in accordance with the Specifications.

            (k) Equipment Racks. PathNet shall furnish and install all equipment racks necessary for the Equipment installed by PathNet in accordance with the Specifications.

            (l) Network Management System. PathNet shall furnish and install the Network Management System, including, but not limited to, all required alarms, panels, terminals, software and cables at all appropriate demarkation points in accordance with the Specifications.

            (m) Spurs. PathNet shall furnish and install all of the necessary equipment to build-out PathNet's spurs and Incumbent's spurs (as requested and paid for by Incumbent), each as set forth in Exhibit A-7 to this Schedule A in accordance with the Specifications.

            (n) Deconstruction of Existing System. As required at each site, PathNet shall move Incumbent's existing system to one side, providing space for permanent installation of the new System.

            (o) Pre-Commissioning System. PathNet shall install an "initial" digital System in such a way that it can be operated and tested without interfering with Incumbent's existing system performance.

            (p) Parallel Systems. In order to minimize system downtime, PathNet shall provide parallel operations to the Incumbent's existing analog system with the digital equipment system using new frequencies and antenna configurations.

      4.3 Cooperation During Installation. During installation, Incumbent shall provide all necessary cooperation to PathNet, including, but not limited to, posting at each site any Permits or licenses for building or tower work related to the construction at such site and providing reasonable access to its Facilities as set forth in Section 5.

      4.4 Installation by Incumbent. Incumbent shall furnish and install all required equipment and materials at each point of demarkation to meet Incumbent's internal communication needs, including, but not limited to, furnishing and installing all 1/0 Multiplexers as set forth in Section 3 of this Schedule A and all other interconnection equipment relating to Incumbent's spurs set forth in Exhibit A-7 to this Schedule A.

SECTION 5. PRE-COMMISSIONING TESTING

      5.1 Factory Acceptance Test.

            5.1.1 Tests to be Performed. PathNet shall coordinate all factory acceptance testing on the Equipment. Such factory acceptance testing shall include (i) linking together of all racks in each Switched Mod Section to simulate the System as it will be configured in the field, (ii) testing at the panel terminal and System level for certification and compliance with the Specifications, (iii) connecting the radio bays by coaxial cables through attenuators to simulate "RSL" conditions as encountered in the field, (iv) testing on a path basis to the applicable configuration of the System, (v) testing of all miscellaneous Equipment such as supervisory fault alarm and control and service channel units and (vi) testing the equipment as a System to resolve all interface problems.

            5.1.2 Observing Factory Testing. Incumbent shall have the right, at its own expense, to witness in person the factory testing of the Equipment.

      5.2 Rack Test. PathNet shall perform a rack test once the radio cabinet has been installed.

      5.3 Path Test. PathNet shall perform a path test after each site has been turned up.

      5.4 End-To-End Test. PathNet shall perform an end-to-end test for each Switched Mod Section on the System once all sites have been turned up.

      5.5 Field Test. Once the Equipment is installed and operational, PathNet shall test each path pursuant to the following field tests to ensure performance of the Equipment over the designated path in accordance with the criteria and standards set forth in this Schedule A.

            (a) Radio Hop Test: PathNet shall (i) align all digital microwave paths, (ii) measure and record transmitter frequency, (iii) measure and record transmitter power, (iv) calculate and record receiver fade margin,
      (iv) perform Bit Error Rate checks and (v) record results of such Bit Error Rate checks.

            (b) Digital Multiplex Test: PathNet shall (i) perform standard loop-back tests and (ii) verify the performance of all local alarm points to the DS-1 level.

            (c) System Test: PathNet shall (i) perform an end-to-end Bit Error Rate test of the message one radio for a 24-hour period and an end-to-end Bit Error Rate test of the protect radio for 1 hour, (ii) verify equipped channel units through microwave system, (iii) verify performance of Order Wires and Wayside Channels, and (iv) verify performance of the alarm points function throughout the System.

      5.6 Site Acceptance Testing. PathNet shall perform all site acceptance tests as recommended by the manufacturers of the Equipment and PathNet shall provide the results of any such site acceptance testing to Incumbent promptly after completion of such testing.

      5.7 Acceptance Procedure. After completion of site acceptance testing as set forth in Section 5.6 of this Schedule A, PathNet shall implement the following acceptance procedure:

            (a) Incumbent shall promptly perform an installation inspection and deliver to PathNet a written list of all material deficiencies from the Specifications to be corrected by PathNet (the "Deficiency List").

            (b) PathNet shall promptly correct such material deficiencies on the Deficiency List and shall, upon completion, certify to Incumbent that such items have been corrected.

            (c) PathNet shall submit to Incumbent all of the test data collected through the performance of the tests set forth in Section 5 of this Schedule A for Incumbent's approval, which approval shall not be unreasonably withheld.

            (d) Incumbent shall deliver to PathNet a Certificate of Acceptance substantially in the form of Exhibit A-8 to this Schedule A.

      5.8 Equipment Required for Pre-Commissioning Testing. PathNet shall furnish all Pre-Commissioning Test Equipment.

SECTION 6. CUTOVER

      6.1 Cutover.

            6.1.1 PathNet Responsibilities. PathNet shall (i) manage the cutover process for the System, (ii) perform such cutover in accordance with the Cutover Plan and (iii) notify Incumbent of the circuit activity that will occur upon Commissioning of each path or Segment and the impact that such activity may have on the Incumbent's existing system. Promptly after each site has been cutover, PathNet shall notify Incumbent of the completion of such cutovers.

            6.1.2 Incumbent Responsibilities. Incumbent shall (i) cooperate and coordinate its cutover of its voice and data circuits with PathNet and the Cutover Plan, (ii) complete its cutover of its voice and data circuits no more than ninety (90) days after Commissioning of each path or Segment by PathNet and (iii) no more than ninety (90) days after cutover by Incumbent of its voice and data systems, remove all unused equipment from Incumbent's sites in compliance with all applicable Requirements of Law.

      6.2 Station Log Books. PathNet shall establish station logs books in accordance with all FCC rules and regulations (each a "Station Log Book") and at Commissioning shall deliver to Incumbent an original of each Station Log Book at Commissioning.

SECTION 7. SYSTEM OPERATION

      7.1 Increases in Capacity. At any time, and from time to time, PathNet shall have the right, at its sole discretion, to increase the capacity of the System beyond the capacity created in the initial build-out consistent with the provisions of Section 3.3(q) of this Schedule A; provided, that PathNet fulfills the following conditions before Commissioning any such proposed Capacity
Expansion:

            (a) Capacity Expansion Schedule. At least fifteen (15) days prior to any Capacity Expansion, PathNet shall provide to Incumbent a capacity expansion schedule (each, a "Capacity Expansion Schedule") setting forth the amount of capacity to be included in such Capacity Expansion, the specific paths to be expanded, the expansion name (including each path that is affected), and the expected Commissioning of such Capacity Expansion.

            (b) Performance of Capacity Expansion. Prior to the Commissioning of any Capacity Expansion, (i) PathNet shall perform all required testing on such Capacity Expansion to confirm that any such Capacity Expansion will not degrade the System below the Specifications (ii) PathNet shall provide the results of such testing upon receipt of such test results to Incumbent for its review and approval and (iii) PathNet shall obtain from Incumbent a Certificate of Acceptance substantially in the form attached hereto as Exhibit A-8 to this Schedule A with respect to such Capacity Expansion.

            (c) Incumbent's Right to Contest Capacity Expansion. In the event, after receipt of the test results as set forth above, Incumbent reasonably determines that a proposed Capacity Expansion will degrade the System below the Specifications, Incumbent shall have the right to withhold delivery of any Certificate of Acceptance with respect to such Capacity Expansion and shall hire an independent third party approved by PathNet (which approval shall not be unreasonably withheld) to perform additional testing on such Capacity Expansion. In the event such independent third party reports that the proposed Capacity Expansion will not result in the degradation of the System below the Specifications, Incumbent (i) shall promptly deliver to PathNet a Certificate of Acceptance with respect to such proposed Capacity Expansion and (ii) shall pay for the reasonable costs of such independent third party evaluation. In the event that such independent third party reports that the proposed Capacity Expansion will result in the degradation of the System below the Specifications (i) PathNet shall make all required modifications to the System and the proposed Capacity Expansion such that, in the opinion of such independent third party, the proposed Capacity Expansion shall not degrade the System below the Specifications, (ii) upon verification by such independent third party that the proposed Capacity Expansion, as modified by PathNet, shall not degrade the System below the Specifications, Incumbent shall promptly deliver to PathNet a Certificate of Acceptance substantially in the form attached as Exhibit A-8 to this Schedule A with respect to such Capacity Expansion and (iii) PathNet shall pay for the reasonable costs of such independent third party evaluation.

      7.2 Additional Transmission Lines and Antennas. After Commissioning, if the System is expanded pursuant to any Capacity Expansion, PathNet shall have the right to elect to install a second transmission feed line or a third antenna to any tower. In such instance, PathNet shall (i) perform any tower analysis that may be required before the installation of such transmission line or antenna, (ii) furnish and install such additional transmission line and any associated connectors and mounting hardware for securing such transmission line to the towers, (iii) furnish and install such antenna and other devices and equipment associated with such antenna and (iv) perform strengthening to the tower required for such transmission line or third antenna.

      7.3 Additional Order Wires and Diagnostic Circuits. At any time and from time to time, PathNet shall have the right to install additional Order Wires and diagnostic circuits at System sites, which Order Wires and diagnostic circuit may or may not be carried as part of the System payload as determined to be necessary or appropriate by PathNet in its sole discretion.

      7.4 24-Hour Network Monitoring Center. Upon Commissioning and for the period thereafter until the Expiration Date, PathNet shall operate a network monitoring center (the "Network Monitoring Center") twenty-four (24) hours a day, seven (7) days a week, which Network Monitoring Center shall, among other things, handle all problems and trouble reports that may arise and monitor the System as set forth in Section 7.5 of this Schedule A.

      7.5 Network Management System. At all times after Commissioning until the Expiration Date, PathNet shall provide a network management system to be operated at the Network Monitoring Center (the "Network Management System") which Network Management System will (i) manage all network elements within the System (21 SMX or equivalent), (ii) monitor and control the facilities system, the radio system, and the OC-3/DS-1 multiplex system, (iii) collect performance data such as Errored Seconds, Severely Errored Seconds, frame loss and Failed Seconds consistent with the manufacturer's specifications set forth in Exhibit A-2 to this Schedule A, (iv) monitor the shelter environments (including commercial power failure, door alarms, charger failures, low waveguide pressure, air conditioner failure, tower light alarms, generator runs (if any), waveguide dehydrator excessive runs, smoke alarms, high temperature and low temperature), radio equipment, multiplexing equipment, and Incumbent equipment (as reasonably requested by Incumbent) and (v) provide Incumbent with the ability to monitor the System separately from the overall PathNet network.

      7.6 Alarm and Event Logging and Reports. Within thirty (30) days after the end of each calendar quarter, PathNet shall provide to Incumbent a report (each an "Alarm and Event Report") setting forth a log of all alarms and events recorded by the Network Management System.

      7.7 System Outages. Each Party shall use its best efforts to avoid unscheduled System Outages in the performance of each Party's respective rights and obligations under this Agreement.

      7.8 Replacement of Radios. Beginning in the fifteenth (15th) year after Commissioning, PathNet shall begin replacing the radios and radio software relating to the System and shall replace such radios and radio software at an average rate of ten percent (10%) a year for ten (10) years.

      7.9 Network Loops. In the event in the construction of the PathNet network a network loop is created relating to the System, PathNet shall facilitate allowing Incumbent to benefit from the existence of such network loop in the event of a System Outage.

SECTION 8.  GENERAL

      8.1 Access to Sites. In addition to any access rights relating to the Leased Premises set forth in Section 5 of the Agreement, Incumbent shall provide upon the reasonable request of PathNet, road access for all construction vehicles, which access may involve the construction by Incumbent of additional roads and paths.

      8.2 Parking at Sites. At the request of PathNet, Incumbent shall provide for vehicular parking at each site at no charge to PathNet for use during the term of this Agreement; provided, however, in the event sites are located in urban areas where vehicles are parked in privately operated lots or garages, PathNet shall be responsible for any and all parking charges at such urban sites.

      8.3 Use of Telecommunications Devices. While visiting Incumbent's sites, Incumbent shall allow PathNet to use existing telephone lines or Order Wires in connection with PathNet's performance of its rights and obligations under this Agreement.

      8.4 Fuel Tanks. Incumbent shall ensure that all liquid petroleum, diesel or natural gas tanks, as the case may be, are adequately supplied throughout the term of this Agreement.

      8.5 Retaining of Records. All records and reports required pursuant to this Schedule A, shall be retained by PathNet or Incumbent, as the case may be, for at least five (5) years or any longer period as may be required by law.

      8.6 Work Permits. Incumbent shall obtain all necessary local, state and Federal construction and work permits as required to perform all of the services set forth in this Agreement.

      8.7 Transportation. PathNet shall provide transportation for all PathNet personnel or Subcontractors to each of Incumbents sites and between such sites in connection with the performance of the Services.

      8.8 Storage. Incumbent shall provide at no charge to PathNet or any vendor providing materials for use in the System, secure and appropriate storage for all equipment and materials to be installed or used for the installation, testing or operation of the System, which storage facilities shall also serve as the drop-ship point for staging all installation equipment used in the System.

      8.9 Unpacking and Trash Removal. PathNet shall (i) unpack all crates and boxes, (ii) remove all trash created by such unpacking from Incumbent's sites and (iii) verify all packing lists. Incumbent shall regularly remove all other trash from its sites and Facilities.

      8.10 Manufacturing and Ordering of Equipment. As the System is installed or upgraded after Commissioning, PathNet shall order all required equipment and materials, including, but not limited to, all required installation materials, from the respective manufacturers in accordance with the timing set forth in the Project Schedule.

      8.11 Ship and Delivery Schedules. At least two (2) weeks prior to receipt of any equipment or materials to be used in the modifications or installation set forth in Section 2 and Section 4 to this Schedule A, respectively, PathNet shall provide to Incumbent detailed ship and delivery schedules relating to such equipment and materials.

      8.12 Electricity. Incumbent shall provide all required electricity for the design, modification, installation, operation and monitoring of the System in accordance with the specifications set forth in Exhibit A-3 to this Schedule A.

                                   EXHIBIT A-1

                      SYSTEM EQUIPMENT, TOWERS AND SHELTERS

Type of Equipment                         Quantity
-----------------                         --------

New Towers:                                   7

New Building:                                 0

New Generators:                               0

New DC Charger Systems:                       6

New Battery Plants:                           6

New Antennas:                                 43

New Waveguide:                               8,888 Feet

New NEC 2000 Sonet Radios:                   44 TR(R)'s

New NEC 2600 Digital Radios:                  0 TR's

New OC-3 Multiplexers:                        9 Shelves

                                   EXHIBIT A-2

                    MANUFACTURERS' SPECIFICATIONS FOR RADIOS

                       NEC OC-3 MULTIPLEXER SPECIFICATIONS

IMT-150
--------------------------------------------------------------------------------
                        Power
    Physical:         Requirements:        Interface:           Features:
--------------------------------------------------------------------------------
Mounts in a         -48 volts DC      High Speed:  OC-3    Software
23-inch EIA rack    Approximately     Optical              Provisioning
Height 11.4 inches  125 watts (ADM    Low Speed:  OC-1,    Full Bandwidth Time
Width  21.4 inches  configuraton)     STS-1, DS3, or DS1   Slot Assignment
Depth 10 inches                                            X.25 Gateway for OSS
                                                           DS1 PM Monitoring
                                                           Capability
--------------------------------------------------------------------------------

NEC 2000 SERIES

Specifications:

Physical:

One cabinet (600 mm wide, 300 mm deep and 2.2 m high) for 4 radio channels (Includes OC-3 interface per channel, space diversity receiver, order wire and wayside DS1 interface, and 1:N switch).

Power Requirements:

-24 or -48 volts DC
Approximately 200 watts per radio channel for a terminal configuration Approximately 150 watts per radio channel direction (1 TRR) for a repeater configuration

Interface:

OC-3

Operating Specifications:

Frequency Band: 5.945 to 6.425 GHz
Modulation: 128 QAM MLCM
Capacity: 155.52 Mb/s plus radio overhead (Wayside DS1, Order Wires, ATPC signals, 1:N commands, monitoring)
Transmit Power at interface to transmit waveguide: +29.7 dBm
System Gain (Waveguide interface to waveguide interface - no ATPC): 101.1 dB System Gain (Waveguide interface to waveguide interface - with ATPC): 103.1 dB Dispersive Fade Margin (10^-3): 48 dB

FCC Identifier: BSF6P155-S02A
Emission Designator: 30M0D7W

Nec 2600 Series Digital Microwave Radio Specifications

Models Available:

 8 DS-1: 6G13MB
12 DS-1: 6G19MB
16 DS-1: 6G26MB
32 DS-1: 6G52MB

Physical:

One Hot-Standby with Space Diversity receiver (2 TRR) Subsystem is 482 mm (19") Wide by 798.5 mm (31.5") High weighing 75 lbs. A total of two (2) HSB systems for a repeater or a terminal 3:1 multi-line system (4 TRR) will fit in a standard 19" by 7' 6" Rack.

Power Requirements:

-24 or -48 volts DC
Approximately 130 watts per HSB radio system (2 TRR)
Approximately 150 watts per HSB radio system for 32 DS-1 model.

System Configuration Options:

The following system configurations are available for 8, 12, 16, or 32 DS-1 capacity systems:
HS/HS=Hot Standby Transmitter and Hot Standby Receiver (2 TR)
HS/SD=Hot Standby Transmitter and Space Diversity Receiver (2 TR)
1+0/SD=Single Transmitter with Space Diversity Receiver (1 TRR)
1+0=Single Transmitter and Single Receiver (1 TR)

Features:

Automatic Transmit Power Control (ATPC)
Can be site configured for a Terminal or Regenerative Repeater with any channel drop and insert capabilities.
Forward Error Correction (FEC)
Decision Feedback Equalizer (DFE) for fading countermeasures.
In-Service capacity upgrades.
Two (2) VF Orderwire channels Per Radio
One (1) Data channel up to 9.6Kbs

Operating Specifications:

Frequency Band: 5.925 to 6.425 Ghz or 6.525 to 6.825 Ghz
Modulation: 128 QAM
Transmit Power at Interface to waveguide: + 30 dBm

-----------------------------------------------------------------------------------------------
                               8 DS-1           12 DS-1           16 DS-1           32 DS-1
-----------------------------------------------------------------------------------------------
System Gain:                  106.0 dB          104.0 dB          103.0 dB          100.0 dB
-----------------------------------------------------------------------------------------------
Receiver Threshold:           -80.0 dBm         -78.0 dBm         -77.0 dBm         -74.0 dBm
  (BER 10^-6)
-----------------------------------------------------------------------------------------------
Dispersive Fade               64.0 dB           63.0 dB           62.0 dB           59.0 dB
margin:  (BER 10^-6)
-----------------------------------------------------------------------------------------------
Emission Designator:          10MOD7W           50MOD7W           3M7507W           2M50D7W
-----------------------------------------------------------------------------------------------
FCC Identifier:           BSF89N6P52-SO1A   BSF89N6P26-SO1A   BSF89N6P19-SO1A   BSF89N6P7-SO1A
-----------------------------------------------------------------------------------------------

                                   EXHIBIT A-3

               ELECTRICITY AND POWER SPECIFICATIONS OF THE SYSTEM

                             DC POWER SPECIFICATIONS

Site Configuration    Radio        Mux       Chan bank   Incumbent   Site Total  Site Total   Battery Size
                    7:1(Watts)  OC-3(Watts)   (Watts)   Equip(Watts)    WATTS      DC AMPS   10 Hour Reserve

Terminal End   1:3     800          330         250          720        2,100      44 Amps     440 AH
Terminal End   1:7     1,600        770         250          720        3,340      70 Amps     700 AH

Repeater       1:3     1,200        None        250          720        2,170      45 Amps     530 AH
Repeater       1:7     2,400        None        250          720        3,370      70 Amps     700 AH

2 Way Junction 1:3     1,600        125         250          720        2,695      56 Amps     600 AH
2 Way Junction 1:7     3,200        125         250          720        4,295      90 Amps     900 AH

                             AC POWER SPECIFICATIONS

                             DC       Heat & Air                                Total          Total
Site Configuration         Chargers   Conditioning   Lights   Miscellaneous  AC WattsAC  Amps @ 220 VAC

Terminal End Nominal         3,696        3,000         300       1,500         8,496         39
Terminal End Maximum         8,712        6,000       1,600       2,800        19,112         87

Repeater  Nominal            3,696        4,500         300       1,500         9,996         45
Repeater Maximum             8,712        9,000       1,600       2,800        22,112        101

2 Way Junction Nominal       4,752        6,000         500       1,800        13,052         59
2 Way Junction Maximum       8,712       12,000       2,000       3,200         2,512        118

Note: All New Shelters are AC equipped for 200 Amps, single phase, 220VAC
Service

                                   EXHIBIT A-4

                       INCUMBENT MULTIPLEXING REQUIREMENTS

Site Name                             DS-1 Wired      DS-1 Equipped
---------                             ----------      -------------

Sawyer                                    [***]

Harrisburg                                [***]

Memphis                                   [***]

Baring                                    [***]

Lewistown                                 [***]

Palmyra                                   [***]

Hannibal                                  [***]

Perry                                     [***]

Belltown                                  [***]

Lentner                                   [***]

Cairo                                     [***]

Thomas Hill                               [***]

                                   EXHIBIT A-5

                  EQUIPMENT SHELTERS, SPECIFICATIONS AND DESIGN

1. Summary

This "Equipment Shelter Specification" applies to concrete pre-cast, pre-equipped, transportable equipment shelters for use in conjunction with equipment installed by PathNet, Inc. and covers material and workmanship standards. This document is designed to assist the user in defining your specific equipment shelter requirements. The shelter must be designed for the explicit purpose of housing electronic equipment, fiberoptics equipment, measuring devices and other related components, within a controlled environment required for the proper operating conditions for the equipment. The shelter manufacturer must adhere to compliance with all national building codes. All shelters will be assumed to be placed within ten (10) feet of the base of the tower.

2. Foundation

The shelter shall be designed for any of the following foundation types:

      o     Pier & Beam
      o     Slab
      o     Perimeter Beam

3. Shelter Type

The shelter shall be constructed of pre-cast, pre-assembled Portland concrete and shall be manufactured in a controlled environment.

4. Shelter Size

The shelter should conform to the following dimensions unless otherwise noted:

      o     One room shelter (no generator) - 12' X 20' OD

      o     Two room shelter (equipment room and generator room) - 12' X 28' OD

5. Operating Environment

      5.1. Temperature

      The optimum operating temperature of the equipment to be installed is 75 degrees F (24 degrees C) unless otherwise specified by PathNet.

      5.2. HVAC

      The heating and cooling requirements for a shelter are based upon the outside maximum and minimum temperature expected for the shelter location and the equipment heat output specified by PathNet. Typical heat load values are 12,000 to 18,000 BTU/HR.

      Design heat loads for specific shelters will be provided by PathNet. Two wall-mounted air conditioners are required. The units are to be sized so that one unit will maintain an interior temperature of 75 degrees F with the highest exterior temperature expected for shelter location.

6. Hardware

All external hardware will be galvanized or coated to protect against corrosion.

7. Structural

Structural design and manufacturing shall conform to ACI 318-89 requirements.

      7.1. Floor

      The floor section shall be constructed of 8" waffled structural pre-cast concrete. The ribs shall be 2'-0" O.C. transverse and 4'-0" O.C longitudinal. All surfaces shall be smooth. The interior surface shall be covered with 1/8" X 12" X 12" square vinyl floor covering, bonded with a waterproof contact adhesive.

      7.2. Roof

      The roof section shall be constructed of pre-cast concrete with 1/4" per foot drainage slope. The ceiling insulation and finish shall be foamboard insulation with 3/8" vinyl coated board. All joints will be covered by plastic joint or corner trim. The roof section shall provide a 2" overhang on all sides. The roof will be a hip type sloping in 4 directions. It shall be constructed as a cap and should fit over the walls, leaving no exposed roof-to-wall joint.

      7.3. Wall

      The wall section shall be constructed of 4" solid concrete, cast in one piece to minimize joints, with an exposed aggregate exterior finish and capable of withstanding gun fire from a 30.06 at 50 feet. The wall insulation and finish shall be foamboard insulation with 1/2" vinyl coated board. All joints will be covered by plastic joint or corner trim. All floor/wall intersections will be finished with 4" vinyl baseboard. There will be no exposed wall-to-floor joint.

8. Thermal

Standard wall and ceiling thickness shall be 1" foamboard insulation. The calculated system value is R9.6 with 4" thick lightweight concrete walls/roof sections, 1" foamboard insulation covered by 1/2" fiberglass reinforced plastic surfaced board. (Thicker insulation and higher R-values must be specified according to the locality.)

9. Concrete

All sections must be constructed of concrete with a compressive strength of 3000 PSI at 28 days.

      9.1. Cement Type

      Cement used in concrete shall be standard Portland cement conforming to the requirements of the "Standard Specifications for Portland Cement", ASTM Designation C150.

      9.2. Mix

      The mix design shall be 114-118 lbs./cu. ft. structural lightweight concrete using expanded shale or expanded clay aggregate and shall be homogeneous. Seeding of aggregates for exposed aggregate finish is not allowed.

      Water will be free from injurious quantities of oil, alkali, vegetable matter and salt. Non-potable water shall not be used in mixing concrete.

      9.3. Concrete Standards

      Concrete aggregates will conform to one of the following standards:

      o     Specifications for Concrete Aggregates (ASTM Designation: C33)
      o     Specifications for Lightweight Aggregates for Structural Concrete
      o     (ASTM Designation: C330)

      9.4.  Reinforcement

      Reinforcement bars shall be deformed steel bars conforming to the requirements of the "Specifications for Deformed and Plain Billet-Steel Bars for Concrete Reinforcement", ASTM Designation: A615. Welded smooth wire fabric shall be steel wire fabric conforming to the "Specifications for Welded Steel Wire Fabric for Concrete Reinforcement", ASTM
      Designation: A185.

10. Sealing

      o     The shelter shall be sealed to resist dust and water infiltration.
      o     All joints shall be sealed with a compressible resilient sealant.
      o     There shall be no exposed roof-to-wall or wall-to-floor joints.
      o Exterior surfaces of walls and roof shall be sealed with two (2) coats of Thoroglaze H Sealer, or acceptable equivalent unless otherwise noted.

11. Door

      11.1. Door Construction

      The door shall be 3' X 7' X 3/4", 18 gauge galvanized steel, insulated (minimum R12), primed, painted and installed flush with the door check, door stop, weather stripping, mortise lockset and stainless steel ball bearing hinges.

      11.2. Door Frame

      The doorframe shall be of at least16 gauge galvanized steel, primed, painted and cast into the wall panel.

      11.3. Door Locks

      All doors shall have a deadbolt locking mechanism with a minimum 1" throw and an anti-pick lock guard.

12. Structural Loading

      12.1. Floor

      A minimum of 140 lbs. per sq. ft. as defined in "Uniform Distributed Load", ASCE 7-88. The battery area should be reinforced to support 5000 lbs. per battery rack. The battery area will be shown on the floor plan.

      12.2. Roof

      A minimum of 50 lbs. per sq. ft. as defined in "Roof Snow Load Specification", ASCE 7-88.

      12.3. Wind

      A minimum of 115 MPH as defined in "Basic Wind Speed Specifications", ASCE 7-88.

      12.4. Earthquake

      Shelters shall be designed for the most stringent earthquake rating conditions as defined in ASCE 7-88, Zone 4.

13. Electrical System

Electrical installation and wiring shall conform to the latest edition of the National Electrical Code (NEC) and shall consist of the following as a minimum:

      13.1. Minimum Requirements

      o     200 Amp, 220 VAC Single Phase Main
      o     200 Amp Manual Transfer Switch
      o     200 Amp Generator Interface
      o Forty (40) Position Breaker Box (With 32 single pole, 20 Amp breakers.)
      o     120/240VAC 3-Wire Arrester With Alarms (65kVA Peak Capacity)
      o     Surface Mounted EMT Conduit
      o     Grounded Duplex Outlets (One every 4 ft. on 3 walls.)
      o Four (4) Fluorescent Lights (2 bulb fixtures with inside switch mounted by door.)
      o     Incandescent Porch Light (With 0-30 minute timer)

      13.2. Surge Arresters

      An interior-mounted surge arrester is designed to protect against transients caused by lightning or power switching surges. Primary arresters protect the building's electrical components and are automatically restored following activation due to a surge. It should be installed across the main breaker on the line side unless otherwise specified by PathNet. Secondary arresters protect individual branch circuits. Visual inspection is required to determine whether the arrester must be replaced following a surge.

14. Grounding

A halo ground system should consist of at least a #2 AWG green insulated stranded copper wire mounted around the perimeter of the interior wall just below the ceiling. A 1/4" X 4" X 24" copper ground bar should be located externally just below each waveguide entry plate. A #2 AWG green insulated copper jumper should be used to bond the ground bar to the exterior halo ring. Bonding on either interior or exterior grounding systems will be clean of dirt and corrosion and applied with non-oxidizing grease.

      14.1. Interior Halo Grounding

      All cable ladder, racks, lights, equipment and exterior ground are to be bonded to an interior halo grounding system.

The following items are required for halo grounding:

      o     #2 Green Insulated Stranded Copper Halo
      o     One (1) Master Ground Bar 1/4" X 4" X 24"
      o     Four (4) #2 Tinned Solid Copper Drops with 10' Pigtails
      o     Eight (8) #2 Green Insulated Stranded Copper Equipment Ground Drops

      14.2. External Ground System

      An exterior halo ring is required and will be bonded to the interior halo grounding system with 8' pigtails listed above.

      14.3. Conduit Grounding

All conduit, conduit couplings, light fixtures, junction boxes and service equipment shall be grounded with mechanical clamps to electrically bond the conduit. The bonding wire will be a minimum #10 AWG green insulated copper wire for all except light fixtures. The minimum for light fixtures is #12 AWG green insulated copper wire.

15. Waveguide Entrance

The shelter will have two 8 port waveguide entry panels and two blank panels located on opposite walls. Two waveguide entry panels will be installed on one wall and two blank panels mounted on the opposite wall. PathNet will define the location of the waveguide entry panels. Each waveguide port shall have a minimum interior diameter of 4 inches.

16. Alarms

The shelter will have general housekeeping alarms wired to a central location associated with the following:

      o     Door Open
      o     Smoke Detection
      o AC Electrical Fail (sense before manual or automatic transfer switch)
      o     Surge Protector Fail
      o     Air-conditioning Fail
      o     High Temperature
      o     Low Temperature
      o     Charger Fail
      o     Breaker Alarm
      o     Fuse Alarm
      o     Low Waveguide pressure
      o     Dehydrator excess run alarm
      o     Generator Fail
      o     Generator Run

                        NORTHEAST MISSOURI POWER SHELTER
                          AIR CONDITIONING REQUIREMENT

The initial PathNet installation will not require any additional Air Conditioning for the Incumbent existing shelters. However, in the event that the system grows beyond a 1x3 capacity, the PathNet provided equipment only requirements will be as follows:

Sawyer:           25,000 BTU/Hr

Harrisburg:       30,200 BTU/Hr

Memphis:          23,300 BTU/Hr

Baring:           30,200 BTU/Hr

Lewistown:        23,300 BTU/Hr

Palmyra:          38,000 BTU/Hr

Hannibal:         30,200 BTU/Hr

Perry:            25,000 BTU/Hr

Belltown:         23,300 BTU/Hr

Lentner:          23,300 BTU/Hr

Cairo:            30,200 BTU/Hr

Thomas Hill:      25,000 BTU/Hr

                        NORTHEAST MISSOURI POWER SHELTER
                                 A/C REQUIREMENT

The initial PathNet installation will require that Incumbent provide a minimum service to the building of 100Amps. Also to be provided is adequate breakers and/or space for a minimum of two (2) 30 Amp breakers. However, in the event that the system grows beyond a 1x3 capacity, the PathNet provided equipment only requirements will be as follows:

Sawyer:           150 Amp service / space for two (2) additional 30 Amp breakers

Harrisburg:       150 Amp service / space for two (2) additional 30 Amp breakers

Memphis:          150 Amp service / space for two (2) additional 30 Amp breakers

Baring:           150 Amp service / space for two (2) additional 30 Amp breakers

Lewistown:        150 Amp service / space for two (2) additional 30 Amp breakers

Palmyra:          200 Amp service / space for two (2) additional 30 Amp breakers

Hannibal:         150 Amp service / space for two (2) additional 30 Amp breakers

Perry:            150 Amp service / space for two (2) additional 30 Amp breakers

Belltown:         150 Amp service / space for two (2) additional 30 Amp breakers

Lentner:          150 Amp service / space for two (2) additional 30 Amp breakers

Cairo:            150 Amp service / space for two (2) additional 30 Amp breakers

Thomas Hill:      150 Amp service / space for two (2) additional 30 Amp breakers

                        NORTHEAST MISSOURI POWER SHELTER
                                 DC REQUIREMENT

The initial PathNet installation will require that Incumbent's existing battery plants, as well as those on standby at manufacturer, and DC rectifiers be combined at several sites. However, in the event that the system grows beyond a 1x3 capacity, the PathNet provided equipment only requirement will be as follows:

Sawyer: increase rectifier to 100A, redundant / increase to 630 AH battery plant

Harrisburg:  increase rectifier to 100A, redundant

Memphis: increase rectifier to 100A, redundant / increase to 720 AH battery plant

Baring:      increase rectifier to 100A, redundant

Lewistown:   increase rectifier to 100A, redundant / increase to 720 AH battery plant

Palmyra: increase rectifier to 150A, redundant / increase to 1250 AH battery plant

Hannibal:    increase rectifier to 100A, redundant

Perry: increase rectifier to 100A, redundant / increase to 630 AH battery plant

Belltown:    increase rectifier to 100A, redundant / increase to 720 AH battery plant

Lentner: increase rectifier to 100A, redundant / increase to 720 AH battery plant

Cairo:       increase rectifier to 100A, redundant

Thomas Hill: increase rectifier to 100A, redundant / increase to 630 AH battery plant

                                   EXHIBIT A-6

      GROUNDING AND LIGHTNING PROTECTION GUIDELINES AND SPECIFICATIONS FOR
                             COMMUNICATIONS SHELTERS

Preface

An effective ground system for a communications equipment shelter is necessary to ensure protection of personnel and equipment when a fault occurs. The ground system limits excessive voltages from various electrical conditions such as lightning and utility switching, and contributes to superior performance of the electronic equipment by reducing noise induction.

1. Grounding Introduction

Communications equipment shelters are subject to electrical noise and high-voltage surges. These transients occur predominantly in the common mode (line to ground), and are typically caused by lightning or power switching.

      1.1 Lightning

      When lightning induced surges appear at the point of connection to a building (the service entrance), a high common mode potential is generated between the current carrying conductors and ground. This potential produces a flow of current that seeks a path to earth to complete the circuit.

      Lightning can easily induce a 3000-ampere transient into a power line. When this transient reaches a building, the building ground at the service entrance can rise to 60,000 volts (assuming a building earth resistance of 20 ohms). The reference potential for ground in the rest of the building would rise proportionately.

      In order to protect the building against these high voltage surges, it is important to establish a low resistance earth ground at the service entrance. The National Electrical Code (Article 250, Part 4) specifies that the grounding at a building's service entrance should have a resistance to ground of 25 ohms or less. The IEEE Green Book (Recommended Practice for Grounding, ANSI/IEEE Standard 142-1982) recommends that the ground resistance be less than 5 ohms. If the building contains highly sensitive electronic communications equipment, a ground resistance of 5 ohms or less is recommended if this value can be practically achieved with the given site conditions.

      1.2 Types of Grounding

      There are two major types of grounding that should be considered when designing an electrical system: power distribution system grounding and telecommunications equipment grounding.

            1.2.1. Power Distribution System Grounding

            The power distribution system pertains to the incoming AC service, service entrance equipment, power panels, and electrical conductors providing the power to various electrical/mechanical equipment. Grounding of the power distribution system is essential to:

            o     protect occupants from exposure to dangerous shock voltage
            o     provide a path for ground fault current limit excessive
            o     voltages due to lightning or utility switching

            Typical grounding components for the power distribution system include:

            o     grounding electrode at the service entrance
            o     ground bus in the power panel
            o ground lugs in the other service entrance equipment such as the safety disconnect or transfer switch
            o third wire grounding conductor for all the electrical equipment
            o     lightning and surge arresters.

            1.2.2. Telecommunications Equipment Grounding. Electronic equipment such as radio systems, telephone switches, battery chargers and rectifiers, uninterrupted power supply (UPS) equipment, and any other equipment that encloses or is adjacent to energized conductors require additional grounding. This sensitive electronic equipment must be protected from the following:

            o     excessive transients caused by lightning or utility switching
            o     degraded performance due to electromagnetic noise

            Equipment grounding frequently utilizes a ground ring encircling the interior of the shelter (halo ground ring). Ground lugs attached to the various equipment housings and racks are connected to the ground ring. Ground bars at the waveguide entry and at each section of the cable ladder are also tied to the ground ring. Multiple external drops connect the internal ground ring to the exterior site ground ring.

2. Grounding Practices

      2.1. The Grounding Conductor

      In order to reduce inductance and surge voltages in a power distribution system, a ground path for protected devices should be provided. One method is to rely upon the conduit system to carry these transient currents. This is allowed by the National Electrical Code in Article 250-91 (b). The best method, however, is to include an extra conductor in the same conduit or raceway as the current carrying conductor. The grounding conductor should extend to the ground connection in the service entrance equipment.

      2.2. Equipment Ground Wires

      When lightning strikes, it takes the path of least impedance (resistance and inductance). Cable bends increase inductance. Therefore, equipment ground wires should be large, and run straight for minimum inductance and voltage drop. The recommended bending radius is 6" when bends are unavoidable. Equipment ground wires should be separated from all other conductors, and should not be run through metal conduit unless the conduit and ground wires are bonded at both ends.

      2.3. Bonding

      Even when the ground to earth connection's impedance of the service entrance is minimized and grounding conductors are used in the feeder and branch circuits, high transient voltages can still occur in the power distribution system as a result of utility power switching. An effective method of limiting this noise (especially common mode voltage differentials) is to bond all the equipment ground wires to a halo ground system that is connected to the site ground system and power distribution system ground.

      Bonding is the connection of all potential ground conductors (including racks, frames, cable ladder, conduits, metal enclosures, and exposed metallic members of the building structure) to each other. Bonding does not eliminate voltage drops since transient currents will continue to take the path of least inductance. However, the current is sufficiently distributed throughout the bonded system to reduce the voltage gradients in any area to levels that prevent personal injury or equipment damage.

      Proper bonding procedures produce cross connections of all equipment and structures. It provides many paths to ground from any one point. Since the bonded ground network does not form a part of the normal electrical power path, multiple inductive loops are not a concern. Only transient or fault currents can flow in the ground network.

      In addition to preventing the development of voltage gradients, cross connection reduces the system's susceptibility to high frequency noise. Since all conductors have some impedance, resonance will occur at some frequencies. At those frequencies, the impedance of the grounding conductor may be very high, and allow noise currents to develop increased voltage drops. By bonding the ground network, however, there may be other conductors nearby that are not resonating, and a low impedance path for the noise signal can be maintained.

      2.4. Faraday Cage

      A Faraday cage provides an EMI shield to further reduce noise. The cage usually consists of multiple conductors in a box like configuration. A halo ground system with multiple down conductors can act as a quasi Faraday cage, and give some low frequency shielding.

      When lightning hits the tower, the tower will pass the current to ground and radiate RF energy. A Faraday cage can reduce this energy by adding distance (as seen by the magnetic field) between the tower and the equipment shelter. The steel reinforcing in the concrete shelter walls can form a highly effective Faraday cage if bonded to the grounding system. The amount of shielding depends on the size and spacing of the welded wire fabric. Additionally, all rebar must be bonded together.

      2.5. Site Ground System

      When a tower is struck by lightning, equipotential voltage rings form around the tower until the energy is diffused into the surrounding ground soil via the grounding system.

      The tower ground ring will disperse the energy away from the tower base or guy wires. The ground rods will transfer the energy deeper into more conductive soil layers. This is important to keep lightning surges out of the equipment shelter. Unless the energy is properly dispersed into the soil, the voltage will build up in the tower, and attempt to go to another, less desirable path.

      The equipment shelter is protected by a perimeter ground system that forms an equipotential plane. Also, ground rods should be driven into the soil at the following points:

      o     each corner of the shelter
      o     the service entrance
      o     the waveguide entry port
      o     each external halo ground drop
      o     every 10' (or less) along the exterior ground ring

      The shelter ground ring system should have a connection to the tower ground system just below the coaxial cable runs. A second connection between the two ground systems should be installed for redundancy. All metal work (waveguide bridge and supporting posts) should be bonded to the ring/radial ground system.

      2.6. Grounding System Performance Check

      Test the original installation periodically to determine whether resistance is remaining constant or is increasing. An increase in resistance can be caused by several factors.

      In lower conductive soils, high electric fields can develop at the ends of the ground rods, which can cause arcing in the soil. This arcing can cause glassification around the rods, beginning at the tip, and working its way upward. This glassification of the silica in the soil acts as an insulator, severely impairing the grounding characteristics of the rod. If resistance increases over time to an undesirable level, reduce the resistance by adding electrodes or chemically treating the soil to increase moisture content.

3. Computing Resistance to Ground

      3.1. Resistance to Earth

      The resistance of a grounding electrode is dependent on the:

      o     resistance of the electrode,
      o     contact resistance between the electrode and the soil, and
      o resistance of the soil from the electrode surface outward as described by the geometry set up by the flow of current from the electrode to infinite earth.

      The first two resistances are negligible, and can be disregarded. The third resistance is larger and must be considered.

      Around a ground rod this resistance is the sum of the series resistances of virtual shells of earth, located progressively outward from the rod. The shell nearest the rod has the smallest circumferential area or cross section, so it has the highest resistance. Each successive shell has progressively larger areas, and thus, progressively lower resistances. For an 8-foot ground rod, the incremental increase in resistance decreases to nearly zero when the rods are spaced 16 feet apart. Therefore, when using multiple ground rods, the optimal spacing between rods should be double the length of the rod.

      3.2. Resistance Calculations

      When computing resistance to ground, treat the tower grounding and the shelter grounding as two separate systems. Within each of these two systems are two subsystems. The shelter has a grounding ring and the grounding rods. The tower has a grounding ring, grounding rods, and occasionally, grounding radials.

      The IEEE Green Book provides several formulas for calculating the resistance to ground for several different systems.

4. Typical Grounding Configurations

Several options are available when deciding on a ground system for a communication shelter, depending upon the soil conditions and thunderstorm activity of a particular site. The U.S. Weather Bureau publishes an isoplethic map of the United States showing the average number of days each year on which thunderstorms occur. Any area with an isoplethic level above 90 should be considered a high-risk area, and serious consideration should be given to providing a more stringent grounding system.

      4.1. Ground Bar System

      In shelters where very little lightning protection is needed, a simple ground bar system can be used. A system of this type would consist of a single copper ground bar located under the waveguide port, telephone entry, or both, with an external drop to be connected to the external ground system. Transmission lines should be grounded to this ground bar.

      4.2. Halo Ground System

      PathNet shelters will use a halo ground system. This system includes a #2 AWG copper wire completely encircling the equipment room. The halo is located 3 to 6 inches below the ceiling. External drops are located at each corner of the shelter. Wall penetrations should be angled at 45 degrees to minimize bending.

      4.3. External Ground System

      The external ground system for all shelters consists of ground rods placed at each corner of the shelter and 10' intervals along the ground ring, below the waveguide entry, and at the AC service entrance. The rods should be exothermically welded to a perimeter ground ring of #2 AWG solid tinned copper wire. (Tinned copper is recommended to reduce corrosion of the wire). The wire should be buried below the frost line (minimum 30", deep per NEC Sec 250-8(d)), and at least 24", away (measured horizontally) from the foundation. The ground ring should be bonded to the tower ground system at two locations, to the externally mounted ground bars under the waveguide ports and to the AC service ground as close as possible to the service entrance.

5. General Specifications

This section covers grounding and lightning protection of pre-cast, pre-equipped, and transportable equipment shelters. It establishes minimum standards for grounding of all PathNet Equipment Shelters, and provides standards for additional customer grounding options.

      5.1. General Guidelines

            5.1.1 Workmanship

            Equipment grounding wire conductor runs will be as short and straight as possible. All equipment and bonding grounding conductors will have radii bends 6" or greater.

            5.1.2. Design

            Where possible, the AC service entrance, waveguide entry port, and telephone line entry will all be located in close proximity to each other, and their associated grounding systems will be bonded together.

            5.1.3. Connections

            Unless specified otherwise, minimum connection requirements will be of the mechanical type made with a crimp type connector. A one hole copper ground lug will be used for equipment connections. An oxidizing preventative compound will be applied to all mechanical connections, and paint will be removed as necessary to insure positive bonding of all grounded equipment.

            All external, buried connections will be of the exothermically welded type. These include, but are not limited to, halo drops to ground rod, buried ground ring to ground rod, halo drops to ground ring, service entrance ground to ground rod.

            5.1.4. Wire

            All equipment grounds will be #6 AWG. Circuit grounding conductors will be no more than two wire sizes smaller than the current carrying conductors of the same circuit (minimum #12 AWG). All external ground wire, including but not limited to the external ground ring and external halo drops, will be #2 AWG solid tinned copper.

      5.2 Interior Grounding

            5.2.1. Halo Ground

            The halo ground will consist of a minimum #2 AWG wire located 3" to 12", below the finished ceiling, and will completely encircle the equipment room. The wire will be green insulated stranded copper, bare stranded copper, or bare tinned solid copper. Each corner of the equipment room will have an omni-directional drop to the floor of the same wire size and type as the halo ring. Connection of these drops to the halo will be at least the defined minimum (see section 5.1.3). If solid tinned wire is used, the drop will be one continuous wire that is long enough to extend 8 feet beyond the exterior of the shelter. If insulated wire is used, the drop will extend to the floor, and then be connected in the same manner as the halo, to an 8 foot length of solid tinned wire of the same size. The exterior penetrations will be at 45 degree angles (to minimize ground drop bend radii) and approximately one (1) inch in diameter.

            5.2.2. Waveguide Entry Ground Bar

            There will be a 1/4" x 4" x 20" (minimum) copper ground bar located outside the shelter approximately 6" below the waveguide entry plate (NEC Sec 800-33). This bar will be connected to the exterior ground ring exothermic weld. The grounding conductor will be of the same size and type as the halo ring.

            5.2.3. AC Service

            The AC service ground conductor will be bonded to the ground rod located at the service entrance. Ground lugs provided in all service entrance equipment will be bonded to the service ground conductor. The system ground and neutral will be bonded at one location, as close as practicable to the service entrance. All service grounding shall conform to Article 250 of the National Electrical Code.

            5.2.4. Primary Surge Arrester

            There will be a surge protective device applied at the first piece of service equipment inside the equipment shelter. This device will be considered the primary surge protector. Conductors connecting the surge protective device will be as short as possible, and will contain no sharp bends or loops.

            The operating characteristics of the primary surge arrester will coordinate with the equipment surge withstand voltage capabilities. The surge arrester should be capable of suppressing up to 65kVA, be self restoring after operation, and may be equipped with a failure alarm over current protective device and visual status indicators.

            5.2.5. Cable Ladder

            Cable ladder assemblies will be bonded to the halo ring with a #6 AWG or larger ground conductor. All cable ladder splices and junctions will be bonded on at least one side with a #6 AWG or larger conductor, and use grounding clips suitable for the purpose. Paint will be removed as necessary for an electrically sound connection.

            5.2.6. Conduit Grounding

            Each conduit discontinuity, including but not limited to conduit couplings, junction boxes, light fixtures, and service equipment, will be provided with ground clamps to electrically bond the conduit. The bonding wire will be green insulated #6 AWG or larger.

            5.2.7. Tower Light Controller Penetration

            There will be a 1-1/2" penetration cast in place near the waveguide entry port to allow for connection of the tower light controller. The penetration will be lined with a 1" PVC running thread to provide isolation between the interior and exterior conduit. The running thread will be connected to interior and waterproof exterior 6" x 6" junction boxes.

      5.3. Exterior Grounding

            5.3.1. Ground Rods

            There will be driven ground rods located at each corner of the building, and at the AC service entrance and waveguide entry port. These rods will be made of copper clad high strength steel with minimum dimensions of 5/8" x 8'. The rods will be located at least 24" from the edge of the foundations, and driven such that the top of the rod is below the frost line of the installation site. The rods will be exothermically welded to the external halo drops.

            5.3.2. Ground Ring

            There will be a buried horizontal wire completely encircling the equipment shelter. This wire will be solid tinned copper wire of #2 AWG or larger. The ground ring will not be closer than 24" from the shelter foundations, and will be exothermically welded to each ground rod. The ring will be buried 30" below grade or below the frost line of the installation, whichever is greater.

            The ground ring will be connected to the tower ground system from the ground rod located at the waveguide port to the nearest ground rod of the tower system. A second connection will be made from a rod at a corner of the shelter to an alternate rod of the tower. These connections will be made with a #2 AWG wire, or a wire of the same size as the tower ground ring, whichever is larger.

            5.3.3. Testing

            The external ground system will be tested after installation, and its resistance to earth ground will be less than 10 ohms. It is recommended that tests be performed twice a year to insure ground system integrity.

            Biddle Instruments Model DET2/2 Digital Ground Tester, or equivalent, will be used for testing and all manufacturers' instructions will be followed.

                                  EXHIBIT A-7

                        PATHNET SPURS AND INCUMBENT SPURS

PATHNET SPURS

      The System shall contain the following PathNet spurs, which shall be engineered, furnished, installed, tested and operated for PathNet's network purposes:

FACILITY NAME         LATITUDE            LONGITUDE    SPUR TO
-------------         --------            ---------    -------

Sawyer, IA.           40-41-44            91-20-30     (future) Burlington, IA.

Harrisburg, IA.       40-42-17            91-46-24     (future) Milton, IA.

Baring, MO.           40-15-49            92-08-04     (future) Kirksville, MO.

Palmyra, MO.          39-48-51            91-31-05     Belltown, MO.
                                                       (future) Quincy, IL.

Hannibal              39-40-13            91-29-28     (future/east)

Perry                 39-26-44            91-38-07     (future/south)

Cairo                 39-30-42            92-24-35     (future/south)

INCUMBENT SPURS

      The System shall contain the following Incumbent spurs, which shall be engineered, furnished, installed, and operated for Incumbent's internal communications requirements:

FACILITY NAME         LATITUDE            LONGITUDE    SPUR TO
-------------         --------            ---------    -------

Palmyra               39-48-51            91-31-05     Belltown

                                   EXHIBIT A-8

                        FORM OF CERTIFICATE OF ACCEPTANCE

      The undersigned, ___________________, who is ______________________ of
Northeast Missouri Electric Power Cooperative ("Incumbent") hereby certifies as follows:

      1. Incumbent has received from PathNet, Inc., a Delaware corporation ("PathNet") the results of all acceptance testing performed pursuant to Section 5 of Schedule A of the Fixed Point Microwave Services Agreement between PathNet and Incumbent (the "FPM Agreement").

      2. Incumbent has reviewed the results of such acceptance testing and hereby acknowledges that the System (as defined in the FPM Agreement), as tested and to be maintained by Incumbent, performs in accordance the Specifications, as set forth in the FPM Agreement.


      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Acceptance as of the ___ day of ______, 199__.


                                    ____________________________________

                                   SCHEDULE B

                             SEGMENT AND FACILITIES

Incumbent Segment 1 extends from Sawyer, Iowa (Service Center) to Thomas Hill, Missouri with facilities at the sites listed below:

FACILITY NAME            LATITUDE           LONGITUDE          PATH TO
-------------            --------           ---------          -------

Sawyer, IA.               40-41-44           91-20-30          Harrisburg, IA.

Harrisburg, IA.           40-42-17           91-46-24          Sawyer, IA.
                                                               Memphis, MO.

Memphis, MO.              40-27-13           92-05-23          Harrisburg, IA.
                                                               Baring, MO.

Baring, MO.               40-15-49           92-08-04          Memphis, MO.
                                                               Lewistown, MO.

Lewistown, MO.            40-05-36           91-47-41          Baring, MO.
                                                               Palmyra, MO.

Palmyra, MO.              39-48-51           91-31-05          Lewistown, MO.
                                                               Hannibal, MO.
                                                               Belltown, MO.

Hannibal, MO.             39-40-13           91-29-28          Palmyra, MO.
                                                               Perry, MO.

Perry, MO.                39-26-44           91-38-07          Hannibal, MO.

Belltown, MO.             39-46-22           91-48-39          Palmyra, MO.
                                                               Lentner, MO.

Lentner, MO.              39-40-40           92-08-51          Belltown, MO.
                                                               Cairo, MO.

Cairo, MO.                39-30-42           92-24-35          Lentner, MO.
                                                               Thomas Hill, MO.

Thomas Hill, MO.          39-33-14           92-38-26          Cairo, MO.

                                   SCHEDULE C

                          ESTIMATED AND OPERATING COSTS

SECTION 1.  INCUMBENT ESTIMATED COSTS

      The Incumbent Estimated Costs shall be allocated as follows and as set forth in detail on Exhibit C-1.

                            INCUMBENT ESTIMATED COSTS
--------------------------------------------------------------------------------
                                         Approximate Allocation of Incumbent
            Incumbent Items                         Estimated Costs
--------------------------------------------------------------------------------
Site Survey                                         [***]
--------------------------------------------------------------------------------
Site Work                                           [***]
--------------------------------------------------------------------------------
Towers                                              [***]
--------------------------------------------------------------------------------
Buildings                                           [***]
--------------------------------------------------------------------------------
Generators                                          [***]
--------------------------------------------------------------------------------
D.C Plant                                           [***]
--------------------------------------------------------------------------------
Project Engineering                                 [***]
--------------------------------------------------------------------------------
Incumbent Estimated Costs                           [***]
--------------------------------------------------------------------------------

SECTION 2.  INCUMBENT OPERATING AND ADMINISTRATION COSTS

      1.    [***]

      2.    [***]


      3.    [***]


      4.    [***]


      5.    [***]


      6.    [***]


      7.    [***]



      8.    [***]

      9.    [***]


      10.   [***]


      11.   [***]


      12.   [***]



      13.   [***]


      14.   [***]


      15.   [***]


      16.   [***]





      17.   [***]



      18.   [***]



      19.   [***]


      20.   [***]


      21.   [***]



      22.   [***]


      23.   [***]

      24.   [***]



      25.   [***]





      26.   [***]


      27.   [***]









      28.   [***]


      29.   [***]



      30.   [***]

SECTION 3. PATHNET ESTIMATED COSTS

       The PathNet Estimated Costs shall be allocated as follows and as set forth in detail on Exhibit C-2:

                             PATHNET ESTIMATED COSTS
--------------------------------------------------------------------------------
                                          Approximate Allocation of PathNet
             PathNet Items                          Estimated Costs
--------------------------------------------------------------------------------
PNC Coordination                                    [***]
--------------------------------------------------------------------------------
Antennas                                            [***]
--------------------------------------------------------------------------------
Waveguide                                           [***]
--------------------------------------------------------------------------------
Radios                                              [***]
--------------------------------------------------------------------------------
OC- Multiplex                                       [***]
--------------------------------------------------------------------------------
Misc Equip/Racks                                    [***]
--------------------------------------------------------------------------------
Network MGT                                         [***]
--------------------------------------------------------------------------------
Path Engineering                                    [***]
--------------------------------------------------------------------------------
FCC License Application                             [***]
--------------------------------------------------------------------------------
System Engineering                                  [***]
--------------------------------------------------------------------------------
Total PathNet Costs                                 [***]
--------------------------------------------------------------------------------

SECTION 4. PATHNET ADMINISTRATION AND OPERATING COSTS

      1.    [***]


      2.    [***]


      3.    [***]


      4.    [***]


      5.    [***]


      6.    [***]


      7.    [***]


      8.    [***]


      9.    [***]


      10.   [***]


      11.   [***]


      12.   [***]


      13.   [***]


      14.   [***]

      15.   [***]


      16.   [***]

      17.   [***]



      18.   [***]


      19.   [***]


      20.   [***]


      21.   [***]







      22.   [***]





      23.   [***]



      24.   [***]


      25.   [***]



      26.   [***]


      27.   [***]



      28.   [***]


      29.   [***]

      30.   [***]


      31.   [***]



      32.   [***]




      33.   [***]


      34.   [***]

      35.   [***]


      36.   [***]




      37.   [***]




      38.   [***]

                                   EXHIBIT C-1

                            INCUMBENT ESTIMATED COSTS

                                     SAWYER          HARRISBURG        MEMPHIS          BARING          LEWISTOWN         PALMYRA
SITE SURVEY
    Site Survey                      [***]
    Taxes                            [***]
    SITE SURVEY                      [***]

SITE WORK
    Site Clearing /Level             [***]
    Soil Testing                     [***]
    Fence & Gate Mods                [***]
    Road Const/Repair                [***]
    Taxes                            [***]
    SITE WORK                        [***]

TOWERS
    Tower/Building Analysis          [***]
    New Tower                        [***]
    Tower Strength Material          [***]
    Tower Labor                      [***]
    Waveguide Bridge                 [***]
    Tower Ground                     [***]
    Freight                          [***]
    Taxes                            [***]
    TOWERS                           [***]

BUILDINGS
    Exist Bldg. Mods                 [***]
    New Building                     [***]
    New Bldg Delivery                [***]
    New Bldg Foundation              [***]
    Building Ground                  [***]
    AC Power                         [***]
    Freight                          [***]
    Taxes                            [***]
    BUILDINGS                        [***]

GENERATORS
    25KW MOBILE                      [***]
    35KW                             [***]
    Transfer Panel                   [***]
    Install & Test Labor             [***]
    Freight                          [***]
    Taxes                            [***]
    GENERATORS                       [***]

D.C. PLANT
    Chargers                         [***]
    Chargers Spares                  [***]
    Batteries                        [***]
    Power Board/Panel                [***]
    Install & Test Labor             [***]
    Freight                          [***]
    Taxes                            [***]
    D.C. PLANT                       [***]

PROJECT ENGINEERING                  [***]

INCUMBENT COSTS                      [***]

                                     HANNIBAL          PERRY           BELLTOWN         LENTNER           CAIRO         THOMAS HILL
SITE SURVEY
    Site Survey                      [***]
    Taxes                            [***]
     SITE SURVEY                     [***]

SITE WORK
    Site Clearing /Level             [***]
    Soil Testing                     [***]
    Fence & Gate Mods                [***]
    Road Const/Repair                [***]
    Taxes                            [***]
     SITE WORK                       [***]

TOWERS
    Tower/Building Analysis          [***]
    New Tower                        [***]
    Tower Strength Material          [***]
    Tower Labor                      [***]
    Waveguide Bridge                 [***]
    Tower Ground                     [***]
    Freight                          [***]
    Taxes                            [***]
    TOWERS                           [***]

BUILDINGS
    Exist Bldg. Mods                 [***]
    New Building                     [***]
    New Bldg Delivery                [***]
    New Bldg Foundation              [***]
    Building Ground                  [***]
    AC Power                         [***]
    Freight                          [***]
    Taxes                            [***]
    BUILDINGS                        [***]

GENERATORS
    25KW MOBILE                      [***]
    35KW                             [***]
    Transfer Panel                   [***]
    Install & Test Labor             [***]
    Freight                          [***]
    Taxes                            [***]
    GENERATORS                       [***]

D.C. PLANT
    Chargers                         [***]
    Chargers Spares                  [***]
    Batteries                        [***]
    Power Board/Panel                [***]
    Install & Test Labor             [***]
    Freight                          [***]
    Taxes                            [***]
    D.C. PLANT                       [***]

PROJECT ENGINEERING                  [***]

INCUMBENT COSTS                      [***]

                                      TOTAL
SITE SURVEY
    Site Survey                      [***]
    Taxes                            [***]
     SITE SURVEY                     [***]

SITE WORK
    Site Clearing /Level             [***]
    Soil Testing                     [***]
    Fence & Gate Mods                [***]
    Road Const/Repair                [***]
    Taxes                            [***]
     SITE WORK                       [***]

TOWERS
    Tower/Building Analysis          [***]
    New Tower                        [***]
    Tower Strength Material          [***]
    Tower Labor                      [***]
    Waveguide Bridge                 [***]
    Tower Ground                     [***]
    Freight                          [***]
    Taxes                            [***]
    TOWERS                           [***]

BUILDINGS
    Exist Bldg. Mods                 [***]
    New Building                     [***]
    New Bldg Delivery                [***]
    New Bldg Foundation              [***]
    Building Ground                  [***]
    AC Power                         [***]
    Freight                          [***]
    Taxes                            [***]
    BUILDINGS                        [***]

GENERATORS
    25KW MOBILE                      [***]
    35KW                             [***]
    Transfer Panel                   [***]
    Install & Test Labor             [***]
    Freight                          [***]
    Taxes                            [***]
    GENERATORS                       [***]

D.C. PLANT
    Chargers                         [***]
    Chargers Spares                  [***]
    Batteries                        [***]
    Power Board/Panel                [***]
    Install & Test Labor             [***]
    Freight                          [***]
    Taxes                            [***]
    D.C. PLANT                       [***]

PROJECT ENGINEERING                  [***]

INCUMBENT COSTS                      [***]

                                   EXHIBIT C-2

                             PATHNET ESTIMATED COSTS

                                   SAWYER          HARRISBURG         MEMPHIS            BARING          LEWISTOWN          PALMYRA
PCN COORDINATION
    PCN Coordination              [***]
    Taxes                         [***]
    PCN COORDINATION              [***]

ANTENNAS
    Antenna Material              [***]
    Install & Align Labor         [***]
    Freight                       [***]
    Taxes                         [***]
    ANTENNAS                      [***]

WAVEGUIDE
    Waveguide Material            [***]
    Install & Test Labor          [***]
    Freight                       [***]
    Taxes                         [***]
    WAVEGUIDE                     [***]

RADIOS
    1:1 Terminal: 2 &  3 Way      [***]
    1:1 Repeater                  [***]
    Add RF Channel (2:1)          [***]
    OAM&P Software/LT             [***]
    Maint Accessory Kit           [***]
     Basic Radio Spares           [***]
    Enhanced Radio Spares         [***]
    Install                       [***]
    Test & Turnup                 [***]
    Freight                       [***]
    Taxes                         [***]
    RADIOS                        [***]

OC-3 MULTIPLEX
    OC-3 to 84 DS-1               [***]
    OC-3 to 28 DS-1               [***]
    ADM 4/8/12/28 DS-1            [***]
    OC-3 Spares                   [***]
    Install                       [***]
    Test & Turnup                 [***]
    Freight                       [***]
    Taxes                         [***]
    OC-3 MULTIPLEX                [***]

MISC EQUIP/RACKS
    Racks,Fuse Panel,Misc         [***]
    Install                       [***]
    Test & Turnup                 [***]
    Freight                       [***]
    Taxes                         [***]
    MISC EQUIP/RACKS              [***]

NETWORK MANAGEMENT
    Network Server                [***]
    Network Software              [***]
    Network Database              [***]
    Interface Equipment           [***]
    Install & Test                [***]
    Freight                       [***]
    Taxes                         [***]
    NETWORK MGT                   [***]

PATH ENGINEERING                  [***]
FCC LICENSE                       [***]
SYSTEM ENGINEERING                [***]

PATHNET COSTS                     [***]

                                  HANNIBAL           PERRY            BELLTOWN          LENTNER            CAIRO         THOMAS HILL
PCN COORDINATION
    PCN Coordination              [***]
    Taxes                         [***]
    PCN COORDINATION              [***]

ANTENNAS
    Antenna Material              [***]
    Install & Align Labor         [***]
    Freight                       [***]
    Taxes                         [***]
    ANTENNAS                      [***]

WAVEGUIDE
    Waveguide Material            [***]
    Install & Test Labor          [***]
    Freight                       [***]
    Taxes                         [***]
    WAVEGUIDE                     [***]

RADIOS
    1:1 Terminal: 2 & 3           [***]
    Way
    1:1 Repeater                  [***]
    Add RF Channel (2:1)          [***]
    OAM&P Software/LT             [***]
    Maint Accessory Kit           [***]
     Basic Radio Spares           [***]
    Enhanced Radio Spares         [***]
    Install                       [***]
    Test & Turnup                 [***]
    Freight                       [***]
    Taxes                         [***]
    RADIOS                        [***]

OC-3 MULTIPLEX
    OC-3 to 84 DS-1               [***]
    OC-3 to 28 DS-1               [***]
    ADM 4/8/12/28 DS-1            [***]
    OC-3 Spares                   [***]
    Install                       [***]
    Test & Turnup                 [***]
    Freight                       [***]
    Taxes                         [***]
    OC-3 MULTIPLEX                [***]

MISC EQUIP/RACKS
    Racks,Fuse Panel,Misc         [***]
    Install                       [***]
    Test & Turnup                 [***]
    Freight                       [***]
    Taxes                         [***]
    MISC EQUIP/RACKS              [***]

NETWORK MANAGEMENT
    Network Server                [***]
    Network Software              [***]
    Network Database              [***]
    Interface Equipment           [***]
    Install & Test                [***]
    Freight                       [***]
    Taxes                         [***]
    NETWORK MGT                   [***]

PATH ENGINEERING                  [***]
FCC LICENSE APPLICATION           [***]
SYSTEM ENGINEERING                [***]

PATHNET COSTS                     [***]

                                     TOTAL
PCN COORDINATION
    PCN Coordination              [***]
    Taxes                         [***]
    PCN COORDINATION              [***]

ANTENNAS
    Antenna Material              [***]
    Install & Align Labor         [***]
    Freight                       [***]
    Taxes                         [***]
    ANTENNAS                      [***]

WAVEGUIDE
    Waveguide Material            [***]
    Install & Test Labor          [***]
    Freight                       [***]
    Taxes                         [***]
    WAVEGUIDE                     [***]

RADIOS
    1:1 Terminal: 2 &  3 Way      [***]
    1:1 Repeater                  [***]
    Add RF Channel (2:1)          [***]
    OAM&P Software/LT             [***]
    Maint Accessory Kit           [***]
     Basic Radio Spares           [***]
    Enhanced Radio Spares         [***]
    Install                       [***]
    Test & Turnup                 [***]
    Freight                       [***]
    Taxes                         [***]
    RADIOS                        [***]

OC-3 MULTIPLEX
    OC-3 to 84 DS-1               [***]
    OC-3 to 28 DS-1               [***]
    ADM 4/8/12/28 DS-1            [***]
    OC-3 Spares                   [***]
    Install                       [***]
    Test & Turnup                 [***]
    Freight                       [***]
    Taxes                         [***]
    OC-3 MULTIPLEX                [***]

MISC EQUIP/RACKS
    Racks,Fuse Panel,Misc         [***]
    Install                       [***]
    Test & Turnup                 [***]
    Freight                       [***]
    Taxes                         [***]
    MISC EQUIP/RACKS              [***]

NETWORK MANAGEMENT
    Network Server                [***]
    Network Software              [***]
    Network Database              [***]
    Interface Equipment           [***]
    Install & Test                [***]
    Freight                       [***]
    Taxes                         [***]
    NETWORK MGT                   [***]

PATH ENGINEERING                  [***]
FCC LICENSE                       [***]
SYSTEM ENGINEERING                [***]

PATHNET COSTS                     [***]

                                   SCHEDULE D

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (this "Escrow Agreement") is entered into as of December 1, 1997, by and among PathNet, Inc., a Delaware corporation ("PathNet") and Northeast Missouri Electric Power Cooperative ("Incumbent"), and Crestar Bank (the "Escrow Agent");

      WHEREAS, PathNet and Incumbent have entered into a Fixed Point Microwave Services Agreement dated as of the date hereof (the "FPM Agreement"), pursuant to which, among other things, Incumbent has engaged PathNet as, and PathNet has agreed to act as, Incumbent's sole representative for the purpose of (i) installing, managing and operating a high capacity digital microwave system along Incumbent's current microwave paths and (ii) marketing and selling any Excess Capacity created by such high capacity digital microwave system.

      WHEREAS, all capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the FPM Agreement;

      WHEREAS, pursuant to Section 4.3.4(b) of the FPM Agreement, PathNet shall deliver to the Escrow Agent the amount equal to fifty percent (50%) of [***]less the cost of any equipment provided by the vendors referred to in the Vendor Credit Assurances (as defined in the FPM Agreement), (the "PathNet Escrow Deposit") and pursuant to Section 4.1.5 of the FPM Agreement, Incumbent shall deliver to the Escrow Agent the amount of [***] (the "Incumbent Escrow Deposit"); and

      WHEREAS, the Escrow Agent has agreed to act as escrow agent hereunder in accordance with the terms and conditions hereinafter set forth;

      NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

      SECTION 1. Appointment of Escrow Agent. PathNet and Incumbent hereby mutually appoint and designate the Escrow Agent to receive, hold and disburse the PathNet Escrow Deposit and the Incumbent Escrow Deposit, in accordance with the terms and conditions of this Escrow Agreement, and the Escrow Agent hereby accepts such appointment and designation. Except as set forth in Section 3.2.3, PathNet shall pay all reasonable fees and expenses of the Escrow Agent in connection with this Escrow Agreement.

      SECTION 2. Escrow.

      2.1   Escrow of Funds by PathNet

            2.1.1 Delivery of Escrow Deposit. Within ninety (90) days after delivery by PathNet to Incumbent of the System Design, PathNet shall deposit the amount in cash equal to the PathNet Escrow Deposit in an escrow account with the Escrow Agent to be held, drawn upon and returned by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

            2.1.2 Term of Escrow Agreement. The Escrow Agent shall hold the PathNet Escrow Deposit until Commissioning and upon Commissioning any remaining funds, together with interest that has accrued and been paid thereon, shall be paid by the Escrow Agent to PathNet or its designee.

            2.1.3 Release of Funds to PathNet. Upon receipt by the Escrow Agent of a written joint certification of PathNet and Incumbent substantially in form attached hereto as Attachment A to the effect that PathNet is entitled to receive a portion of or all of the PathNet Escrow Deposit in accordance with Section 4.3.4(b) of the FPM Agreement, the Escrow Agent shall promptly deliver to PathNet such portions of or all of the PathNet Escrow Deposit.

            2.1.4 Release of Funds to Incumbent. Upon receipt by the Escrow Agent of a written joint certification of PathNet and Incumbent substantially in the form attached hereto as Attachment A to the effect that Incumbent is entitled to receive a portion of or all of the PathNet Escrow Deposit in accordance with Section 4.3.4(b) of the FPM Agreement or upon receipt by the Escrow Agent of a court order directing payment to Incumbent of a portion of or all of the PathNet Escrow Deposit, the Escrow Agent shall promptly deliver to Incumbent such portions of or all of the PathNet Escrow Deposit.

            2.1.5 Interest and Permitted Investments. PathNet shall be entitled to receive at Commissioning, any and all interest accrued on the PathNet Escrow Deposit during the term of the escrow as described in this Agreement and the Escrow Agent shall invest the funds comprising the PathNet Escrow Deposit as designated by PathNet.

      2.2   Escrow of Funds by Incumbent

            2.2.1 Delivery of Escrow Deposit. Simultaneous with the execution and delivery of the FPM Agreement, Incumbent shall deposit an amount in cash equal to the Incumbent Escrow Deposit in an escrow account with the Escrow Agent to be held, drawn upon and returned by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

            2.2.2 Term of Escrow Agreement. The Escrow Agent shall hold the Incumbent Escrow Deposit until Commissioning and upon Commissioning any remaining funds, together with interest that has accrued and been paid thereon, shall be paid by the Escrow Agent to Incumbent or its designee.

            2.2.3 Release of Funds to PathNet. Upon receipt by the Escrow Agent of a written joint certification of PathNet and Incumbent substantially in form attached hereto as Attachment B to the effect that PathNet is entitled to receive a portion of or all of the Incumbent Escrow Deposit in accordance with Section 4.1.5 of the FPM Agreement, or upon receipt by the Escrow Agent of a court order directing payment to PathNet of a portion of or all of the Incumbent Escrow Deposit, the Escrow Agent shall promptly deliver to PathNet such portions of or all of the Incumbent Escrow Deposit.

            2.2.4 Release of Funds to Incumbent. Upon receipt by the Escrow Agent of a written joint certification of PathNet and Incumbent substantially in the form attached hereto as Attachment A to the effect that Incumbent is entitled to receive a portion of or all of the PathNet Escrow Deposit in accordance with Section 4.1.5 of the FPM Agreement or upon receipt by the Escrow Agent of a court order directing payment to Incumbent of a portion of or all of the PathNet Escrow Deposit, the Escrow Agent shall promptly deliver to Incumbent such portions of or all of the PathNet Escrow Deposit.

            2.2.5 Interest and Permitted Investments. Incumbent shall be entitled to receive at Commissioning, any and all interest accrued on the Incumbent Escrow Deposit during the term of the escrow as described in this Agreement and the Escrow Agent shall invest the funds comprising the Incumbent Escrow Deposit as designated by PathNet.

      SECTION 3. Concerning the Escrow Agent.

      3.1 Duties. The Escrow Agent undertakes to perform all duties, which are expressly set forth herein.

      3.2   Indemnification.

            3.2.1 The Escrow Agent may rely upon and shall be protected in acting or refraining from acting upon any written notice, instruction, certification, or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper parties or party.

            3.2.2 The Escrow Agent shall not be liable for any action taken by it in good faith and without negligence, and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement.

            3.2.3 PathNet and Incumbent hereby agree to indemnify the Escrow Agent for and to hold the Escrow Agent harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on the part of the Escrow Agent, arising out of or in connection with the Escrow Agent entering into this Escrow Agreement and carrying out its duties hereunder, including costs and expenses of successfully defending the Escrow Agent against any claim of liability with respect thereto. PathNet shall pay one half of any payment made pursuant to this Section 3.2.3 and Incumbent shall pay one half.

      3.3 Other Matters. The Escrow Agent (and any successor escrow agent) reserves the right to resign as the Escrow Agent at any time upon thirty (30) days prior written notice to each of PathNet and Incumbent. Upon mutual agreement, PathNet and Incumbent reserve the right to remove the Escrow Agent at any time.. In the event of any litigation or dispute by the parties hereunder affecting its duties, the Escrow Agent shall take no action until such action is agreed to in writing by the parties hereto, or until receipt of an order of a court having jurisdiction directing the Escrow Agent with respect to the action which is the subject of such litigation or dispute. The Escrow Agent neither approves nor disapproves of the transactions contemplated by the FPM Agreement or this Escrow Agreement, nor does it recommend for or against, or have an opinion as to the legality or validity of, this transaction.

      3.4 Statements of Account. Upon termination of the escrow as set forth in this Agreement, the Escrow Agent shall deliver to each of PathNet and the Incumbent a Statement of Account setting forth each disbursement from the PathNet Escrow Deposit and the Incumbent Escrow Deposit and the respective interest accrued on the PathNet Escrow Deposit and the Incumbent Escrow Deposit. In addition, each of PathNet and Incumbent shall have the right at any time during the term of this Agreement to request a current Statement of Account from the Escrow Agent and the Escrow Agent shall deliver such Statement of Account to PathNet or Incumbent, as the case may be, promptly after receipt of any such request.

      SECTION 4. Termination. This Escrow Agreement shall terminate (i) automatically upon the return of both the PathNet Escrow Deposit and the Incumbent Escrow Deposit pursuant to Section 2.1.2 and Section 2.2.2, respectively, (ii) automatically upon the delivery of the entire PathNet Escrow Deposit and the Incumbent Escrow Deposit made pursuant to Section 2.1.3 or
Section 2.1.4 and Section 2.2.3, respectively or (iii) upon written mutual consent signed by PathNet and Incumbent.

      SECTION 5. Additional Actions and Documents. Each of the parties hereto agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, instruments and agreement, and will obtain such consents as may be necessary or as may reasonably be requested in order to fully effectuate the purposes, terms and conditions of this Escrow Agreement.

      SECTION 6. Notice. All notices, demands, requests, or other communications which may be or are required to be given, served or sent by any party pursuant to this Escrow Agreement shall be in writing and shall be hand delivered, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier or transmitted by telegram or telex addressed as follows:

      If to PathNet:

            PathNet, Inc.
            1015 31St Street, N.W.
            Washington, D.C. 20007
            Attention:  Michael Lubin
                        Vice President and General Counsel
            Tel:  202.625.7284
            Fax:  202.625.7369

      If to Incumbent:

            Northeast Missouri Electric Power Cooperative
            P.O. Box 191
            Palmyra, MO 63461
            Attention:  Ralph Shaw
                        General Manager
            Tel:  573.769.2107
            Fax:  573.769.4358

      If to Escrow Agent:

            William F. Michie III
            Corporate Trust Officer
            Crestar Bank
            919 East Main Street
            10th Floor
            Richmond, VA 23219
            (804) 782-5581
            (804)782-7855(Fax)

Or such other address as the addressee may indicate by written notice to the other parties. Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

      SECTION 7. Benefit and Assignment. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provisions of this Escrow Agreement against any of the parties hereto or their respective successors and assigns as permitted hereunder. At any time and from time to time, PathNet shall have the right to assign this Agreement or any of PathNet's rights and obligations under this Agreement; provided, that in no event shall any such assignment relieve PathNet of its obligations under this Agreement. Incumbent may not or shall not have the right to assign this Agreement or any of its rights and obligations hereunder without the prior written consent of PathNet, which consent shall not be unreasonably withheld; provided, however, Incumbent may assign its right and obligations, in whole but not in part, under this Agreement without the approval of PathNet, to any entity which acquires all or substantially all of the assets of Incumbent or to any subsidiary, Affiliate or successor in a merger or consolidation of Incumbent; provided, that in no event shall any such assignment relieve Incumbent of its obligations under this Agreement.

      SECTION 8. Entire Agreement; Amendment. This Escrow Agreement together with the schedules, exhibits and attachments hereto contains the entire agreement among the parties with respect to the subject matter hereof and supercedes all prior oral or written agreements, commitments or understandings with respect to such matters. PathNet and Incumbent shall furnish the Escrow Agent with a copy (without Schedules and Exhibits) of the FPM Agreement. This Escrow Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      SECTION 9. Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Escrow Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right power or privilege or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

      SECTION 10. Expenses. Subject to the provisions of Section 1 and Section
3.2.3 each party shall pay its own expenses incident to this Escrow Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

      SECTION 11. Consent to Jurisdiction; Enforceability. This Escrow Agreement and the duties and obligations of the parties hereunder shall be enforceable against any of the parties in the courts of the United States of America sitting in Missouri and the courts of the State of Missouri. For such purpose, each party hereto hereby irrevocable submits to the non-exclusive jurisdiction of such court or courts and agrees that all claims in respect of this Escrow Agreement and such other agreements, documents and instruments may be heard and determined in such courts. Each party hereby irrevocably agrees that a final judgment of any of the courts specified above in any action or proceeding relating to this Escrow Agreement or to any of the other agreements, documents or instruments referred to herein or therein shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      SECTION 12. Severability. If any part of any provision of this Escrow Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Escrow Agreement.

      SECTION 13. Governing Law. This Escrow Agreement, the rights and obligation of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Missouri (excluding the choice of law rules thereof.)

      SECTION 14. Limitation on Benefits. The covenants, undertaking and agreements set forth in this Escrow Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto, and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

      SECTION 15. Binding Effect. Subject to any provisions hereof restricting assignment, this Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

      SECTION 16. Headings. The headings of the sections and subsections contained in this Escrow Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

      SECTION 17. Signature in Counterparts. This Escrow Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Escrow Agreement to produce or account for more that the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

           IN WITNESS WHEREOF, each of the parties hereto has executed or has caused this Escrow Agreement to be executed on its behalf, all as of the date first above written.


                                          PATHNET, INC.


                                          By:    /s/ Dave Schaeffer
                                                 -------------------------
                                          Name:  Dave Schaeffer
                                                 -------------------------
                                          Title: Chairman
                                                 -------------------------


                                          NORTHEAST MISSOURI
                                          ELECTRIC POWER COOPERATIVE


                                          By:    /s/ Ralph E. Shaw
                                                 -------------------------
                                          Name:  Ralph E. Shaw
                                                 -------------------------
                                          Title: General Manager
                                                 -------------------------


                                          CRESTAR BANK


                                          By:    /s/ W.F. Michie, III
                                                 -------------------------
                                          Name:  W.F. Michie, III
                                                 -------------------------
                                          Title: Trust Officer
                                                 -------------------------

                                  ATTACHMENT A

                               JOINT CERTIFICATION

      I, ______________, ____________________ of PathNet, Inc. ("PathNet") and
I, ___________, _________________ of Northeast Missouri Electric Power Cooperative ("Incumbent"), hereby certify as follows:

      1. PathNet and Incumbent entered into a Fixed Point Microwave Services Agreement, dated as of ____________, 199__ (the "FPM Agreement") pursuant to which among other things, Incumbent engaged PathNet as, and PathNet agreed to act as, Incumbent's sole representative for the purpose of (i) installing, managing and operating a high capacity digital microwave system along Incumbent's current microwave paths and (ii) marketing and selling any excess capacity created by such high capacity digital microwave system, all in accordance with and subject to the terms and conditions set forth in the FPM Agreement.

      2. Pursuant to the FPM Agreement, PathNet, Incumbent and Crestar Bank (the "Escrow Agent") entered into an Escrow Agreement, dated as of _______________, 199__ (the "Escrow Agreement"), in accordance with which PathNet delivered to the Escrow Agent the sum of ____________________ ($________________) (the
"PathNet Escrow Deposit"), subject to the terms of the FPM Agreement and the Escrow Agreement.

      3. Attached to this Joint Certification is [an invoice or other such purchase order or bill relating to a PathNet Item (as such term is defined in the FPM Agreement) evidencing the performance of certain services by PathNet as set forth in the FPM Agreement.] [An affidavit of Incumbent certifying that PathNet has failed to timely meet its payment responsibilities with respect to the PathNet Items (as such term is defined in the FPM Agreement) in accordance with the terms and provisions of the FPM Agreement and setting forth in detail a description of the facts and circumstances surrounding such failure.]

      4. Pursuant to Section 4.3.4(b) of the FPM Agreement and [Section 2.1.3/Section 2.1.4] of the Escrow Agreement, [PathNet/Incumbent] is entitled to receive, from the PathNet Escrow Deposit, the following sum: _____________ ($_________).

      5. The Escrow Agent is hereby directed promptly upon receipt of this certification to release the portion of the Escrow Deposit as set forth in
Section 3, above to PathNet/Incumbent pursuant to [Section 2.1.3/Section 2.1.4] of the Escrow Agreement.

      Each of _______ and ________ on behalf of PathNet and Incumbent, respectively, certify that the foregoing is true and correct.

PATHNET, INC.                                   NORTHEAST MISSOURI
                                                ELECTRIC POWER COOPERATIVE


By:                                             By:
       -----------------------                         -----------------------
Name:                                           Name:
       -----------------------                         -----------------------
Title:                                          Title:
       -----------------------                         -----------------------

                                  ATTACHMENT B

                               JOINT CERTIFICATION

      I, ______________, ____________________ of PathNet, Inc. ("PathNet") and
I, ___________, _________________ of Northeast Missouri Electric Power Cooperative ("Incumbent"), hereby certify as follows:

      1. PathNet and Incumbent entered into a Fixed Point Microwave Services Agreement, dated as of ____________, 199__ (the "FPM Agreement") pursuant to which among other things, Incumbent engaged PathNet as, and PathNet agreed to act as, Incumbent's sole representative for the purpose of (i) installing, managing and operating a high capacity digital microwave system along Incumbent's current microwave paths and (ii) marketing and selling any excess capacity created by such high capacity digital microwave system, all in accordance with and subject to the terms and conditions set forth in the FPM Agreement.

      2. Pursuant to the FPM Agreement, PathNet, Incumbent and Crestar Bank (the "Escrow Agent") entered into an Escrow Agreement, dated as of _______________, 199__ (the "Escrow Agreement"), in accordance with which Incumbent delivered to the Escrow Agent the sum of ____________________ ($________________) (the
"Incumbent Escrow Deposit"), subject to the terms of the FPM Agreement and the Escrow Agreement.

      3. Attached to this Joint Certification is an invoice or other such purchase order or bill relating to a PathNet Item (as such term is defined in the FPM Agreement) evidencing the performance of certain services by PathNet as set forth in the FPM Agreement.

      4. Pursuant to Section 4.1.5 of the FPM Agreement and Section 2.2.3 of the Escrow Agreement, PathNet is entitled to receive, from the Incumbent Escrow Deposit, the following sum: _____________ ($_________).

      5. The Escrow Agent is hereby directed promptly upon receipt of this certification to release the portion of the Incumbent Escrow Deposit as set forth in Section 3, above to PathNet pursuant to Section 2.2.3 of the Escrow Agreement.

      Each of _______ and ________ on behalf of PathNet and Incumbent, respectively, certify that the foregoing is true and correct.

PATHNET, INC.                                   NORTHEAST MISSOURI
                                                ELECTRIC POWER COOPERATIVE


By:                                             By:
       -----------------------                         -----------------------
Name:                                           Name:
       -----------------------                         -----------------------
Title:                                          Title:
       -----------------------                         -----------------------

                                   SCHEDULE E

                          INCUMBENT SECURITY PROCEDURES


                           None provided by Incumbent

                                   SCHEDULE F

                        INCUMBENT DRUG TESTING PROCEDURES


                           None provided by Incumbent

                                   SCHEDULE G

                        INCUMBENT SUBSTANCE ABUSE POLICY


                           None provided by Incumbent

                                   SCHEDULE H

                    INCUMBENT HEALTH AND SAFETY REQUIREMENTS


                           None provided by Incumbent

                                   SCHEDULE I

                         OTHER REQUIREMENTS OF INCUMBENT


                           None provided by Incumbent

                                   SCHEDULE J

                               INCUMBENT TRAINING

1. Pre-Commissioning Training. Prior to Commissioning of the System, PathNet shall provide to Incumbent and Incumbent field technicians and other designees shall be obligated to participate in adequate training courses, which training shall include, among other things, the following:

      (a)   comprehensive instruction for trouble-free operation maintenance;

      (b) hands-on experience with the operation of the equipment deployed in the System;

      (c) review of the similarities and differences of an analog versus a digital system;

      (d) review of the latest state-of-the-art Technology and applications used in the System;

      (e) review of procedures designed to eliminate equipment damage, incorrect handling of equipment and System downtime;

      (f) comprehensive instruction in the use of all required test equipment used in connection with the System;

      (g) the distribution of manuals and other course materials that include descriptive information publications, alignment procedures, maintenance procedures, technical information publications, schematic drawings, wiring lists and system assembly drawings; and

      (h) a certificate of completion for each student who successfully completes the training course.

2. Certification of Incumbent's Field Technicians. Each of Incumbent's Field Technicians (as defined in the Maintenance Services Agreement) must either successfully complete the training course described in Section 1 of this Schedule J, or must be otherwise certified by PathNet that such Field Technician is qualified to perform services on the System.

3. Training for Upgrades. Upon any upgrade of the System, Incumbent may request that PathNet provide additional training with respect to such upgrade and PathNet shall provide such training to Incumbent as soon as practicable after such request.

4. Training Locations. All such training shall be provided at PathNet's Richardson, Texas office, Washington D.C. metropolitan area headquarters or at such other location as determined by PathNet.

5. Travel and Lodging. Incumbent shall arrange and pay for all travel and lodging of each of Incumbent's participants at such training.

                                   SCHEDULE K

               OWNERSHIP OF SYSTEM EQUIPMENT, ASSETS AND MATERIALS

-----------------------------------------------------------------------------------------
System Component                                                                Owned By
----------------                                                                --------
-----------------------------------------------------------------------------------------
Existing Shelters                                                               [***]
-----------------------------------------------------------------------------------------
New Shelters for Initial System                                                 [***]
-----------------------------------------------------------------------------------------
New Shelters for Capacity Expansion                                             [***]
-----------------------------------------------------------------------------------------
New Shelters at PathNet Spur sites                                              [***]
-----------------------------------------------------------------------------------------
New Shelters at Incumbent Spur sites                                            [***]
-----------------------------------------------------------------------------------------
Towers for System                                                               [***]
-----------------------------------------------------------------------------------------
Towers for Incumbent Spurs                                                      [***]
-----------------------------------------------------------------------------------------
Towers for PathNet Spurs                                                        [***]
-----------------------------------------------------------------------------------------
A.C. and D.C. Power system as set forth on Schedule J                           [***]
-----------------------------------------------------------------------------------------
Pressurizing Equipment for sites including manifolds and dehydrators            [***]
-----------------------------------------------------------------------------------------
1/0 Multiplexers                                                                [***]
-----------------------------------------------------------------------------------------
Environmental Control Systems of Shelters for Capacity Expansion                [***]
-----------------------------------------------------------------------------------------
Environmental Control Systems of Shelters of Initial System                     [***]
-----------------------------------------------------------------------------------------
Environmental Control Systems of Shelters of Incumbent Spurs                    [***]
-----------------------------------------------------------------------------------------
Environmental Control Systems of Shelters of PathNet Spurs                      [***]
-----------------------------------------------------------------------------------------
Common Equipment existing before Effective Date                                 [***]
-----------------------------------------------------------------------------------------
Common Equipment newly installed                                                [***]
-----------------------------------------------------------------------------------------
Equipment Racks for Initial System Radios                                       [***]
-----------------------------------------------------------------------------------------
Equipment Racks for Capacity Expansion Radios                                   [***]
-----------------------------------------------------------------------------------------
Antennas and Antenna Mounts relating to Initial System                          [***]
-----------------------------------------------------------------------------------------
Antennas and Antenna Mounts relating to Capacity Expansion                      [***]
-----------------------------------------------------------------------------------------
Antennas and Antenna Mounts relating to Incumbent Spurs                         [***]
-----------------------------------------------------------------------------------------
Antennas and Antenna Mounts relating to PathNet Spurs                           [***]
-----------------------------------------------------------------------------------------
Waveguide and Waveguide bridges relating to Initial System                      [***]
-----------------------------------------------------------------------------------------
Waveguide and Waveguide bridges relating to Capacity Expansion                  [***]
-----------------------------------------------------------------------------------------
Waveguide and Waveguide bridges relating to Incumbent Spurs                     [***]
-----------------------------------------------------------------------------------------
Waveguide and Waveguide bridges relating to PathNet Spurs                       [***]
-----------------------------------------------------------------------------------------
Radios relating to Initial System                                               [***]
-----------------------------------------------------------------------------------------
Radios relating to Capacity Expansion                                           [***]
-----------------------------------------------------------------------------------------
Radios relating to Incumbent Spurs                                              [***]
-----------------------------------------------------------------------------------------
Radios relating to PathNet Spurs                                                [***]
-----------------------------------------------------------------------------------------
OC-3 Multiplexers                                                               [***]
-----------------------------------------------------------------------------------------
Radio Bays and Radio Bay Equipment relating to the Initial System               [***]
-----------------------------------------------------------------------------------------
Radio Bays and Radio Bay Equipment relating to Capacity Expansion               [***]
-----------------------------------------------------------------------------------------
Radio Bays and Radio Bay Equipment relating to Incumbent Spurs                  [***]
-----------------------------------------------------------------------------------------
Radio Bays and Radio Bay Equipment relating to the PathNet Spurs                [***]
-----------------------------------------------------------------------------------------
Interconnection Equipment relating to PathNet Spurs and Interconnections        [***]
-----------------------------------------------------------------------------------------
Interconnection Equipment relating to Incumbent Spurs and Interconnections      [***]
-----------------------------------------------------------------------------------------
Results of the Preliminary Engineering Studies and Project Drawings             [***]
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
System Component                                                                Owned By
----------------                                                                --------
-----------------------------------------------------------------------------------------
Upgraded equipment added to the System                                          [***]
-----------------------------------------------------------------------------------------
Microwave Radio System Licenses and other FCC, Federal, state and local
licenses and Permits relating to the Initial System                             [***]
-----------------------------------------------------------------------------------------
Microwave Radio System Licenses and other FCC, Federal, state and local
licenses and permits relating to the Capacity Expansion                         [***]
-----------------------------------------------------------------------------------------
Panels, terminals, Software, Source Codes and other Assets and Equipment
relating to the Network Management System                                       [***]
-----------------------------------------------------------------------------------------

                                   SCHEDULE L

                        FORM OF QUARTERLY REVENUE REPORT



PATH OR      START   END DATE   NUMBER OF     PRICE PER       REVENUE       REVENUE        PATHNET         INCUMBENT
SEGMENT      DATE    --------  DS-0'S SOLD   CIRCUIT MILE    COLLECTED    OUTSTANDING    REVENUE TO BE      REVENUE
-------      ----              -----------   ------------    ---------    -----------        PAID          TO BE PAID
                                                                                             ----          ----------

                                   SCHEDULE M

                         INCUMBENT PAYMENT INSTRUCTIONS


                None provided by Incumbent as of Effective Date.

                                   SCHEDULE N

                      FORM OF PATHNET SUBLICENSE AGREEMENT

      This Sublicense Agreement (the "Agreement") is made on _____________, 1997 (the "Effective Date") by and between PathNet, Inc. ("PathNet") and Northeast Missouri Electric Power Cooperative ("Incumbent") for the use of VERTEL Corporation ("Licensor") programs.

      WHEREAS, Incumbent desires to sublicense the programs as further defined herein; and

      WHEREAS, PathNet is willing to grant such sublicense under the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties mutually agree as follows:

I.    DEFINITIONS.

      1.1 "Licensed Program" shall mean each program in software or firmware form provided by PathNet to Incumbent pursuant to the Fixed Point Microwave Services Agreement, dated the date hereof between Incumbent and PathNet (the "FPM Agreement"), as such Licensed Program is licensed by PathNet from Licensor, including future additions and updates to such Licensed Program. The term "Licensed Program" shall specifically include documentation and related materials pertinent to such program and any updated program or portion of a program hereinafter furnished to Incumbent for use in connection with or replacement of the Licensed Programs.

      1.2 "Equipment" shall mean Intel compatible servers running Windows NT.

      1.3 "Use" shall mean the copying or duplication of any portion of a Licensed Program from storage units or media into the Equipment for processing or the utilization of any Licensed Program in the course of the operation of the Equipment.

II.   LICENSE GRANT.

      2.1 Use of Object/Binary Licensed Program with Designated Equipment. PathNet hereby grants Incumbent a non-exclusive, non-transferable (except as provided in Section 5.1), non-licensable, non-assignable license to Use in machine readable form, the Licensed Program specified in Section 1.1 solely on the Equipment specified in Section 1.2. No license is granted to Use any Licensed Program on any configuration of equipment which is different from or less than the configuration indicated in Section 1.2.

III.  PROPRIETARY RIGHTS.

      3.1 Proprietary Rights. The Licensed Program is owned by Licensor and/or others and is proprietary in nature. Incumbent shall respect such proprietary rights and shall not use such Licensed Program except for the purposes for which it is being made available as set forth in this Agreement and shall not reproduce, print, sublicense, duplicate, reverse engineer, distribute, disclose, or otherwise make the Licensed Program available to any third party, in whole or in part, in whatever form.

      3.2 Confidentiality. Incumbent shall take all actions required to maintain control of the Licensed Program including securing written records, agreements, and other reasonable measures with its employees and agents to satisfy its obligations under this Agreement with respect to the use, copying, protection, and security of the Licensed Program.

IV.   LIMIT OF LIABILITY.

      4.1 NO WARRANTY. LICENSOR GRANTS A WARRANTY IN THE LICENSED PROGRAM ONLY TO PATHNET AND DOES NOT EXTEND ITS WARRANTY TO INCUMBENT OR ANY OTHER END USER. WARRANTY OF THE LICENSED PROGRAM IS PROVIDED BY LICENSOR DIRECTLY TO PATHNET. LICENSOR AND PATHNET MAKE NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH REGARD TO ANY LICENSED PROGRAM AND/OR RELATED MATERIALS TO BE FURNISHED BY VERTEL.

      4.2 NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL LICENSOR OR PATHNET BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THE EXISTENCE, FURNISHING, FAILURE TO FURNISH, OR USE OF ANY LICENSED PROGRAM AND/OR RELATED MATERIAL AND/OR DEVISE.

      4.3 Licensor shall have no liability for any claim of copyright or patent infringement based on (1) use of other than a current unaltered release of the Licensed Program available from Licensor if such infringement would have been avoided by the use of such current unaltered release of the Licensed Program or
(2) Use or combination of the Licensed Program with programs not supplied by Licensor and which Use or combination results in the infringement of any patent or copyright.

V.    TRANSFER OF LICENSE.

      5.1 Terms for Transfer of License. This license may only be transferred upon written approval of PathNet and in connection with the transfer of all of the Equipment; provided all copies of the Licensed Program are delivered to the transferee and no copies or related materials are retained by Incumbent and provided further that the transferee agrees to be bound by all the Terms and Conditions of this Agreement.

      NOW THEREFORE, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.

                                          PATHNET, INC.

                                          By:
                                                 -----------------------
                                          Name:
                                                 -----------------------
                                          Title:
                                                 -----------------------


                                          NORTHEAST MISSOURI ELECTRIC
                                          POWER COOPERATIVE


                                          By:
                                                 -----------------------
                                          Name:
                                                 -----------------------
                                          Title:
                                                 -----------------------

                              SUBLICENSE AGREEMENT

      This Sublicense Agreement (the "Agreement") is made on December 1, 1997 (the "Effective Date") by and between PathNet, Inc. ("PathNet") and Northeast Missouri Electric Power Cooperative ("Incumbent") for the use of VERTEL Corporation ("Licensor") programs.

      WHEREAS, Incumbent desires to sublicense the programs as further defined herein; and

      WHEREAS, PathNet is willing to grant such sublicense under the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties mutually agree as follows:

I.    DEFINITIONS.

      1.1 "Licensed Program" shall mean each program in software or firmware form provided by PathNet to Incumbent pursuant to the Fixed Point Microwave Services Agreement, dated the date hereof between Incumbent and PathNet (the "FPM Agreement"), as such Licensed Program is licensed by PathNet from Licensor, including future additions and updates to such Licensed Program. The term "Licensed Program" shall specifically include documentation and related materials pertinent to such program and any updated program or portion of a program hereinafter furnished to Incumbent for use in connection with or replacement of the Licensed Programs.

      1.2 "Equipment" shall mean Intel compatible servers running Windows NT.

      1.3 "Use" shall mean the copying or duplication of any portion of a Licensed Program from storage units or media into the Equipment for processing or the utilization of any Licensed Program in the course of the operation of the Equipment.

II.   LICENSE GRANT.

      2.1 Use of Object/Binary Licensed Program with Designated Equipment. PathNet hereby grants Incumbent a non-exclusive, non-transferable (except as provided in Section 5.1), non-licensable, non-assignable license to Use in machine readable form, the Licensed Program specified in Section 1.1 solely on the Equipment specified in Section 1.2. No license is granted to Use any Licensed Program on any configuration of equipment which is different from or less than the configuration indicated in Section 1.2.

III.  PROPRIETARY RIGHTS.

      3.1 Proprietary Rights. The Licensed Program is owned by Licensor and/or others and is proprietary in nature. Incumbent shall respect such proprietary rights and shall not use such Licensed Program except for the purposes for which it is being made available as set forth in this Agreement and shall not reproduce, print, sublicense, duplicate, reverse engineer, distribute, disclose, or otherwise make the Licensed Program available to any third party, in whole or in part, in whatever form.

      3.2 Confidentiality. Incumbent shall take all actions required to maintain control of the Licensed Program including securing written records, agreements, and other reasonable measures with its employees and agents to satisfy its obligations under this Agreement with respect to the use, copying, protection, and security of the Licensed Program.

IV.   LIMIT OF LIABILITY.

      4.1 NO WARRANTY. LICENSOR GRANTS A WARRANTY IN THE LICENSED PROGRAM ONLY TO PATHNET AND DOES NOT EXTEND ITS WARRANTY TO INCUMBENT OR ANY OTHER END USER. WARRANTY OF THE LICENSED PROGRAM IS PROVIDED BY LICENSOR DIRECTLY TO PATHNET. LICENSOR AND PATHNET MAKE NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH REGARD TO ANY LICENSED PROGRAM AND/OR RELATED MATERIALS TO BE FURNISHED BY VERTEL.

      4.2 NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL LICENSOR OR PATHNET BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THE EXISTENCE, FURNISHING, FAILURE TO FURNISH, OR USE OF ANY LICENSED PROGRAM AND/OR RELATED MATERIAL AND/OR DEVISE.

      4.3 Licensor shall have no liability for any claim of copyright or patent infringement based on (1) use of other than a current unaltered release of the Licensed Program available from Licensor if such infringement would have been avoided by the use of such current unaltered release of the Licensed Program or
(2) Use or combination of the Licensed Program with programs not supplied by Licensor and which Use or combination results in the infringement of any patent or copyright.

V.    TRANSFER OF LICENSE.

      5.1 Terms for Transfer of License. This license may only be transferred upon written approval of PathNet and in connection with the transfer of all of the

Equipment; provided all copies of the Licensed Program are delivered to the transferee and no copies or related materials are retained by Incumbent and provided further that the transferee agrees to be bound by all the Terms and Conditions of this Agreement.

      NOW THEREFORE, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.

                                          PATHNET, INC.

                                          By:    /s/ Dave Schaeffer
                                                 -------------------------
                                          Name:  Dave Schaeffer
                                                 -------------------------
                                          Title: Chairman
                                                 -------------------------

                                          NORTHEAST MISSOURI
                                          ELECTRIC POWER
                                          COOPERATIVE

                                          By:    /s/ Ralph E. Shaw
                                                 -------------------------
                                          Name:  Ralph E. Shaw
                                                 -------------------------
                                          Title: General Manager
                                                 -------------------------

                                   SCHEDULE O

                           FORM OF SECURITY AGREEMENT

                               SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (this "Agreement"), dated as of ___________ ____, 1997, between PathNet, Inc. ("Pledgor") and Northeast Missouri Electric Power Cooperative ("Pledgee").

                                    RECITALS

      WHEREAS, Pledgor and Pledgee have entered into a Fixed Point Microwave Services Agreement, dated as of _____________, 1997 (the "FPM Agreement") pursuant to which Pledgee has agreed, among other things, to engage Pledgor as, and Pledgor has agreed to act as, Pledgee's sole representative for the purpose of, (i) installing, managing and operating a high capacity digital microwave system along Pledgee's current microwave paths (the "System"), and (ii) marketing and selling any excess capacity created by such high capacity digital microwave system; and

      WHEREAS, Pledgor is the owner of those certain radios, radio software, antenna, waveguide, multiplexers and other equipment necessary to operate the Initial System (as such term is defined in the FPM Agreement) (collectively, the "Assets"), all of which are identified more particularly on Exhibit A attached hereto; and

      WHEREAS, a condition to the execution, delivery and consummation of the transactions contemplated by the FPM Agreement is the execution and delivery of this Agreement.

      WHEREAS, all capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the FPM Agreement;

      NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

      1. Grant of Security Interest in Assets. In order to induce Pledgee to execute, deliver and perform the FPM Agreement and as security for Pledgor's or Pledgee's successors' performance of Pledgor's obligations under the FPM Agreement and in consideration for the Project fee, Pledgor hereby assigns, conveys, mortgages, pledges, hypothecates, transfers and confirms to Pledgee, its successors and assigns, and hereby grants to Pledgee a lien on and security interest in, all of Pledgor's right, title, interest and powers in the Assets. This Agreement constitutes a valid and continuing lien on and security interest in the Assets in favor of Pledgee, prior to all other liens, encumbrances, security interest and rights of others and is enforceable as such as against creditors of and purchasers from the Pledgor. All such action necessary or desirable to protect and perfect such security interest in each item of the Assets will have been duly taken prior to the date the Assets are installed, including but not limited to the

Pledgor, at its expense, causing UCC-1 Financing Statements with respect to the Assets to be filed and recorded in all places necessary to establish create and perfect the lien intended to be created hereby.

      2. Events of Default. The occurrence of any of the following events or circumstances shall constitute an Event of Default under this Agreement:

            (a) the liquidation or dissolution of Pledgor under Chapter 7 to the Federal bankruptcy laws or otherwise under the Delaware general corporation law, or

            (b) the default by Pledgor under its financing arrangement with its Vendor and Incumbent's receipt of written notice from such vendor stating its intention to waive its right to operate the System for the purpose of generating Revenue from the sale of Excess Capacity.

      3. Remedies Upon Default. If an Event of Default shall have occurred, the Pledgee may, in addition to any remedies it may have under the FPM Agreement,
(a) take possession or control of, store, lease, operate, manage, sell or otherwise dispose of all or any part of the Assets, (b) notify all parties under any account or contract forming all or any part of the Assets to make any payments due to Pledgor directly to Pledgee, (c) in the name of Pledgor or in the name of Pledgee, demand, collect, receive, sue for and give receipts and releases for any and all amounts due under such account and contract rights, (d) endorse as the agent of Pledgor any check, note, chattel paper, documents or instruments forming all or any part of the Assets, (e) make formal application for the transfer to Pledgee of all of Pledgor's Permits, licenses, approvals and the like relating to the Assets and (f) take any action which Pledgee deems necessary or desirable to protect and realize upon the security interest in the Assets.

      4. Termination of Security Interest. The security interest set forth in
Section 1 above shall terminate on the later of the date which is the twenty-fifth anniversary of Commissioning and simultaneously with the expiration of the FPM Agreement. Upon expiration, the Pledgee shall take possession of the Assets.

      5. Representations, Warranties and Covenants of the Pledgor. The Pledgor hereby represents, warrants and covenants that:

            (a) The Pledgor has full corporate power and authority to execute and deliver and perform its obligations under this Agreement and this Agreement is the Pledgor's valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, (ii) equitable rules or principles affecting the enforcement of obligations generally, whether at law or in equity, or (iii) the exercise of the discretionary powers of any court before which may be brought any proceeding seeking equitable remedies, including, without limitation, specific performance and injunctive relief.

            (b) Pledgor represents and warrants that it is or will be before Commissioning (as such term is defined in the FPM Agreement) the owner of the Assets and has good and marketable title to the Assets, free and clear of all liens, security interests and other encumbrances, except for those in favor of the Pledgee.

            (c) Pledgor will not sell, lease, transfer, exchange or otherwise dispose of the Assets, or any part thereof, without the prior written consent of Pledgee, and will not permit any lien, security interest or other encumbrance to attach to the Assets, or any part thereof, other than those in favor of the Pledgee or those permitted by Pledgee in writing.

            (d) No approval, consent or other action by the stockholders and Pledgor or by any governmental authority, or by any other person or entity, is or will be necessary to permit the valid execution, delivery and performance by the Pledgor of this Agreement or any other instruments or agreements executed in connection herewith.

      6. Waiver of Notice, Etc. Except as specifically provided for herein, the Pledgor waives demand, notice, protest, notice of acceptance of this Agreement, notice of any extensions granted, collateral received or delivered or any action taken in reliance hereon; all demands and notices in connection with the delivery, acceptance, performance, default or enforcement of any obligation and all other demands and notices of any description; and assents to any extension or postponement of the time of payment of any of the obligations created hereunder or any other indulgence.

      7. Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of Missouri.

      8. Succession. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns and shall also inure to the benefit of the holders from time to time of the obligations.

      9. Invalidity of Provisions. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      10. Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

      11. Notices. All communications under or with respect to this Agreement shall be in writing and shall be delivered to the parties in the manner proscribed and addressed as designated in the FPM Agreement, subject to a change thereof by written notice.

      12. Counterparts. This Agreement may be executed in two or more counterparts, all of which together shall constitute one and the same instrument.

      13. Entire Agreement. This Agreement embodies the entire understanding of the parties with respect to the subject matter of this Agreement and no oral understandings exist among the parties hereto with respect to the subject matter hereof except as herein expressly set forth.

      14. Captions. The captions of this Agreement are for convenience only and shall neither limit nor enlarge the provisions hereof.

      15. FCC Consent. Notwithstanding anything to the contrary contained herein or the FPM Agreement, the Pledgee will not take any action pursuant to this Agreement or the FPM Agreement that would constitute or result in any assignment of or a transfer of control of any FCC authorization(s) held by Pledgor if such assignment or transfer of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. The Pledgee specifically agrees that (a) the voting rights of the pledged assets will remain with the Pledgor upon and following the occurrence of an Event of Default unless any required prior approvals of the FCC to the transfer of such voting rights to the Pledgee shall have been obtained; and (b) prior to the exercise of voting rights by the purchaser at any such sale, the prior consent of the FCC pursuant to 47 U.S.C. 310(d) will be obtained. The Pledgor agrees to take any action which the Pledgee may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Pledgee by this Agreement including specifically the use of the best efforts of the Pledgor to assist in obtaining approval of the FCC for any action or transaction contemplated by this Agreement which is then required by law, and specifically, without limitation, upon request following the occurrence of an Event of Default, to prepare, sign and file (or cause to be prepared, signed or filed) with the FCC any portion of any application or applications for consent to the assignment of an authorization or transfer of control required to be signed by the Pledgor and necessary or appropriate under the FCC's rules and regulations for approval of any sale or transfer of any of the capital stock or assets of the Pledgor or any transfer of control of any FCC authorization.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


PATHNET, INC.                                   NORTHEAST MISSOURI
                                                ELECTRIC POWER COOPERATIVE


By:                                             By:
       -----------------------                         -----------------------
Name:                                           Name:
       -----------------------                         -----------------------
Title:                                          Title:
       -----------------------                         -----------------------

                               SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (this "Agreement"), dated as of December 1, 1997, between PathNet, Inc. ("Pledgor") and Northeast Missouri Electric Power Cooperative ("Pledgee").

                                    RECITALS

      WHEREAS, Pledgor and Pledgee have entered into a Fixed Point Microwave Services Agreement, dated as of December 1, 1997 (the "FPM Agreement") pursuant to which Pledgee has agreed, among other things, to engage Pledgor as, and Pledgor has agreed to act as, Pledgee's sole representative for the purpose of,
(i) installing, managing and operating a high capacity digital microwave system along Pledgee's current microwave paths (the "System"), and (ii) marketing and selling any excess capacity created by such high capacity digital microwave system; and

      WHEREAS, Pledgor is the owner of those certain radios, radio software, antenna, waveguide, multiplexers and other equipment necessary to operate the Initial System (as such term is defined in the FPM Agreement) (collectively, the "Assets"), all of which are identified more particularly on Exhibit A attached hereto; and

      WHEREAS, a condition to the execution, delivery and consummation of the transactions contemplated by the FPM Agreement is the execution and delivery of this Agreement.

      WHEREAS, all capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the FPM Agreement;

      NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

      1. Grant of Security Interest in Assets. In order to induce Pledgee to execute, deliver and perform the FPM Agreement and as security for Pledgor's or Pledgee's successors' performance of Pledgor's obligations under the FPM Agreement and in consideration for the Project fee, Pledgor hereby assigns, conveys, mortgages, pledges, hypothecates, transfers and confirms to Pledgee, its successors and assigns, and hereby grants to Pledgee a lien on and security interest in, all of Pledgor's right, title, interest and powers in the Assets. This Agreement constitutes a valid and continuing lien on and security interest in the Assets in favor of Pledgee, prior to all other liens, encumbrances, security interest and rights of others and is enforceable as such as against creditors of and purchasers from the Pledgor. All such action necessary or desirable to protect and perfect such security interest in each item of the Assets will have been duly taken prior to the date the Assets are installed, including but not limited to the Pledgor, at its expense, causing UCC-1 Financing Statements with respect to the Assets to be filed and recorded in all places necessary to establish create and perfect the lien intended to be created hereby.

      2. Events of Default. The occurrence of any of the following events or circumstances shall constitute an Event of Default under this Agreement:

            (a) the liquidation or dissolution of Pledgor under Chapter 7 to the Federal bankruptcy laws or otherwise under the Delaware general corporation law, or

            (b) the default by Pledgor under its financing arrangement with its Vendor and Incumbent's receipt of written notice from such vendor stating its intention to waive its right to operate the System for the purpose of generating Revenue from the sale of Excess Capacity.

      3. Remedies Upon Default. If an Event of Default shall have occurred, the Pledgee may, in addition to any remedies it may have under the FPM Agreement,
(a) take possession or control of, store, lease, operate, manage, sell or otherwise dispose of all or any part of the Assets, (b) notify all parties under any account or contract forming all or any part of the Assets to make any payments due to Pledgor directly to Pledgee, (c) in the name of Pledgor or in the name of Pledgee, demand, collect, receive, sue for and give receipts and releases for any and all amounts due under such account and contract rights, (d) endorse as the agent of Pledgor any check, note, chattel paper, documents or instruments forming all or any part of the Assets, (e) make formal application for the transfer to Pledgee of all of Pledgor's Permits, licenses, approvals and the like relating to the Assets and (f) take any action which Pledgee deems necessary or desirable to protect and realize upon the security interest in the Assets.

      4. Termination of Security Interest. The security interest set forth in
Section 1 above shall terminate on the later of the date which is the twenty-fifth anniversary of Commissioning and simultaneously with the expiration of the FPM Agreement. Upon expiration, the Pledgee shall take possession of the Assets.

      5. Representations, Warranties and Covenants of the Pledgor. The Pledgor hereby represents, warrants and covenants that:

            (a) The Pledgor has full corporate power and authority to execute and deliver and perform its obligations under this Agreement and this Agreement is the Pledgor's valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, (ii) equitable rules or principles affecting the enforcement of obligations generally, whether at law or in equity, or (iii) the exercise of the discretionary powers of any court before which may be brought any proceeding seeking equitable remedies, including, without limitation, specific performance and injunctive relief.

            (b) Pledgor represents and warrants that it is or will be before Commissioning (as such term is defined in the FPM Agreement) the owner of the Assets and has good and marketable title to the Assets, free and clear of all liens, security interests and other encumbrances, except for those in favor of the Pledgee.

            (c) Pledgor will not sell, lease, transfer, exchange or otherwise dispose of the Assets, or any part thereof, without the prior written consent of Pledgee, and will not permit any lien, security interest or other encumbrance to attach to the Assets, or any part thereof, other than those in favor of the Pledgee or those permitted by Pledgee in writing.

            (d) No approval, consent or other action by the stockholders and Pledgor or by any governmental authority, or by any other person or entity, is or will be necessary to permit the valid execution, delivery and performance by the Pledgor of this Agreement or any other instruments or agreements executed in connection herewith.

      6. Waiver of Notice, Etc. Except as specifically provided for herein, the Pledgor waives demand, notice, protest, notice of acceptance of this Agreement, notice of any extensions granted, collateral received or delivered or any action taken in reliance hereon; all demands and notices in connection with the delivery, acceptance, performance, default or enforcement of any obligation and all other demands and notices of any description; and assents to any extension or postponement of the time of payment of any of the obligations created hereunder or any other indulgence.

      7. Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of Missouri.

      8. Succession. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns and shall also inure to the benefit of the holders from time to time of the obligations.

      9. Invalidity of Provisions. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      10. Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

      11. Notices. All communications under or with respect to this Agreement shall be in writing and shall be delivered to the parties in the manner proscribed and addressed as designated in the FPM Agreement, subject to a change thereof by written notice.

      12. Counterparts. This Agreement may be executed in two or more counterparts, all of which together shall constitute one and the same instrument.

      13. Entire Agreement. This Agreement embodies the entire understanding of the parties with respect to the subject matter of this Agreement and no oral understandings exist among the parties hereto with respect to the subject matter hereof except as herein expressly set forth.

      14. Captions. The captions of this Agreement are for convenience only and shall neither limit nor enlarge the provisions hereof.

      15. FCC Consent. Notwithstanding anything to the contrary contained herein or the FPM Agreement, the Pledgee will not take any action pursuant to this Agreement or the FPM Agreement that would constitute or result in any assignment of or a transfer of control of any FCC authorization(s) held by Pledgor if such assignment or transfer of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. The Pledgee specifically agrees that (a) the voting rights of the pledged assets will remain with the Pledgor upon and following the occurrence of an Event of Default unless any required prior approvals of the FCC to the transfer of such voting rights to the Pledgee shall have been obtained; and (b) prior to the exercise of voting rights by the purchaser at any such sale, the prior consent of the FCC pursuant to 47 U.S.C. 310(d) will be obtained. The Pledgor agrees to take any action which the Pledgee may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Pledgee by this Agreement including specifically the use of the best efforts of the Pledgor to assist in obtaining approval of the FCC for any action or transaction contemplated by this Agreement which is then required by law, and specifically, without limitation, upon request following the occurrence of an Event of Default, to prepare, sign and file (or cause to be prepared, signed or filed) with the FCC any portion of any application or applications for consent to the assignment of an authorization or transfer of control required to be signed by the Pledgor and necessary or appropriate under the FCC's rules and regulations for approval of any sale or transfer of any of the capital stock or assets of the Pledgor or any transfer of control of any FCC authorization.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


PATHNET, INC.


By:    /s/ Dave Schaeffer
       -------------------------
Name:  Dave Schaeffer
Title: Chairman


NORTHEAST MISSOURI ELECTRIC COOPERATIVE


By:    /s/ Ralph E. Shaw
       -------------------------
Name:  Ralph E. Shaw
Title: General Manager